Filed Pursuant to Rule 424(b)(3)
File No.  333-139299

PROSPECTUS SUPPLEMENT NO. 1
to Prospectus declared
effective on June 13, 2007
(Registration No. 333-139299)

ALLEGRO BIODIESEL CORPORATION

This Prospectus Supplement No. 1 supplements our Prospectus declared effective on June 13, 2007. The securities that are the subject of the Prospectus have been registered for resale by certain of our investors.

This Prospectus Supplement No. 1 includes the attached Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 25, 2007 (the “Form 8-K”). As reported in the Form 8-K, Allegro has signed an agreement to acquire 100% of the outstanding common stock of Talen’s Marine & Fuel, Inc., a midstream fuel supplier headquartered in Lake Arthur, Louisiana, for a total consideration of approximately $42.0 million, which includes the assumption of $19.1 of debt, subject to adjustment at the closing.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement No. 1 is June 26, 2007.

UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007

ALLEGRO BIODIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21982 (Commission File Number)	20-5748331 (IRS Employer Identification No.)

6033 West Century Boulevard, Suite 1090, Los Angeles, California 90045
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 670-2093

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Allegro under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2007, Allegro Biodiesel Corporation (“Allegro”) entered into a Stock Purchase and Sale Agreement (the “Purchase Agreement”) with the shareholders (the “Shareholders”) of Talen’s Marine & Fuel, Inc. (“Talen’s”) and Talen’s Landing II, Inc., as Intervener (“Talen’s II”). Pursuant to the Purchase Agreement, on the closing date, Allegro will acquire 100% of the issued and outstanding common stock of Talen’s (the “Acquisition”). Allegro will also acquire certain real property, including land at one of Talen’s dock sites.

Talen’s is a midstream fuel supplier with six docks, and a seventh in development, strategically located along the Intercoastal Waterway and the Gulf Coast. A copy of the press release announcing the Acquisition is attached as Exhibit 99.1. A summary of the Purchase Agreement, and the other material ancillary agreements, are set forth below. Capitalized terms used in the summaries and not otherwise defined shall all have the meanings assigned to them in the relevant agreements. Each such summary is subject to, and qualified in its entirety by, reference to the relevant agreement.

I.	Description of the Purchase Agreement

Consideration

Payment for Shares. At the closing of the Acquisition, in consideration of the transfer of the common stock owned by the Shareholders, Allegro will pay $19.0 million to the Shareholders (i) plus or minus the difference between the amount of Estimated Adjusted Net Working Capital of Talen’s and the amount of the Target Adjusted Net Working Capital of Talen’s; (ii) plus or minus the difference between the amount of Estimated Shareholder and Related Party Debt and the amount of the Target Shareholder and Related Party Debt; (iii) plus or minus the difference between the amount of Talen’s Estimated Third Party Debt and the amount of the Target Third Party Debt, including amounts outstanding under Talen’s existing revolving credit facility; and (iv) plus the amount of Estimated Permitted Capital Expenditures. The potential adjustments to the purchase price will be determined by Talen’s on the closing date, and the purchase price will be adjusted accordingly, subject to the resolution of any disputes with regard to such adjustments.

Payment for Certain Real Property. Also at the closing, Allegro will pay, or cause Talen’s to pay, $800,000 for certain real property owned by Talen’s II, including a dock.

Payment of Certain Liabilities to Shareholders. Allegro also will pay certain of Talen’s liabilities to its shareholders and affiliates, with the Target Shareholder and Related Party Debt being approximately $3.1 million.

Payment of Other Liabilities. Allegro also will cause Talen’s to pay or assume the total liabilities of Talen’s, as set forth on a closing balance sheet, with the Target Third Party Debt being approximately $19.1 million. Allegro will not be responsible for any undisclosed pre-closing liabilities of Talen’s.

Retained Assets

At the closing, Talen’s will transfer to the Shareholders certain of its assets, including a single engine aircraft and certain accounts receivable written-off by Talen’s as uncollectible on or before April 30, 2007.

Representations, warranties and covenants

The parties have made customary representations, warranties and covenants in the Purchase Agreement, including covenants of Allegro, on the one hand, and the Shareholders and Talen’s, on the other hand, to cooperate with each other, operate in the ordinary course, and maintain the confidentiality of information. Talen’s also has agreed not to solicit alternative transactions through the date of the closing.

Conditions to Closing

Allegro’s obligation to close is subject to (i) its ability to secure financing of not less than $30.0 million to consummate the Acquisition, (ii) the satisfactory restructure or refinance of Talen’s existing bank debt, and (iii) customary closing conditions. The Shareholders’ obligations to close are subject to (a) the estimated purchase price being at least $14.3 million (provided that, such condition shall be deemed satisfied if the estimated purchase price is at least $13.0 million and Allegro agrees to transfer shares of its common stock to the Shareholders with an aggregate market value as of the closing date equal to the difference between $14.3 million and the estimated purchase price), and (b) customary closing conditions. The obligations of both parties to close are subject to the absence of (x) any action to prevent the Acquisition from closing, and (y) certain potential liabilities under environmental laws.

Indemnification

The Purchase Agreement provides that Talen’s and the Shareholders will jointly and severally indemnify Allegro and its affiliates, and Allegro will indemnify the Shareholders and their affiliates against any losses arising from a breach or inaccuracy of any representation or warranty of such party or a breach or failure to perform any covenant of such party. Subject to certain exceptions, indemnification for breach of a representation or warranty is subject to a $50,000 threshold, after which losses shall be indemnifiable from the first dollar. Subject to certain exceptions, the combined maximum indemnification obligation of the Shareholders is $9,316,000, and each individual Shareholder has a cap on his/her indemnification obligation. Subject to certain exceptions, the liability for indemnification obligations expire 24 months from the closing date.

Non-Competition and Non-Solicitation

The Shareholders have agreed, for a period of two years after the closing date, (i) not to directly or indirectly compete with Talen’s in a defined territory, (ii) solicit for employment Talen’s employees, (iii) disturb or disrupt any business relationships of Talen’s with third parties, or (iv) disparage Talen’s.

Termination

The Purchase Agreement contains certain termination rights for both Allegro and the Shareholders under specified circumstances, including in the event that the closing of the transactions contemplated by the Purchase Agreement has not occurred by August 21, 2007 (except that either Allegro or the Shareholders may extend such date to September 20, 2007 upon a showing of good cause to do so).

Release of Guarantees

On the closing date, Allegro will grant full releases to Raymond and Christy Talen as guarantors for certain liabilities of Talen’s.

Certain Litigation Matters

Allegro and the Shareholders have agreed that the benefits, obligations and liabilities relating to or arising from certain litigation matters shall remain with the Shareholders and/or Raymond Talen. Allegro will be indemnified with respect to any liabilities arising out of such matters, and such liabilities will not count against the limitations on the indemnification obligations of the Shareholders described above.

II.	Description of the Escrow Agreement

At the closing, the purchase price shall be reduced by $3.0 million (the “Escrow Deposit”). The Escrow Deposit will be held in escrow pursuant to an escrow agreement to secure the indemnification obligations of the Shareholders to Allegro. Subject to any claims for indemnification made by Allegro, the Escrow Deposit will be distributed as follows to the Shareholders: $500,000 after 90 days from the closing date; $1.0 million after nine months from the closing date; and $1.5 million after 18 months from the closing date.

III.	Description of Employment Agreements

Talen’s has entered into employment agreements with Raymond Talen, Dale Doucet and J. Bryan Caillier. Such agreements will become effective as of June 22, 2007, provided the Acquisition is consummated. If it is not, the agreements will be void. Mr. Talen will be employed as Senior Advisor and receive an annual salary of $250,000; Mr. Doucet will be employed as Senior Vice President, Marketing and Supply and receive an annual salary of $125,000; and Mr. Caillier will be employed as Senior Vice President, Operations and receive an annual salary of $125,000. The term of each agreement will be two years. Messrs. Doucet and Caillier will each receive signing bonuses of $15,000, and will each be eligible for a target bonus equal to 50% of their salary (the “Target Bonus”) and a stretch bonus equal to an additional 50% of their salary based on the achievement of certain financial goals established by the Board of Talen’s. The Target Bonus for each such executive for fiscal 2007 will be no less than $25,000. Additionally, Mr. Talen will receive a grant of options for 500,000 shares of Allegro’s common stock, and Messrs. Doucet and Caillier will each receive option grants for 250,000 shares of Allegro’s common stock. Each such option will have an exercise price equal to the per share price at which Allegro raises equity financing for the Acquisition. The options will vest as to one-sixth of the shares thereunder on January 1, 2008 and January 1, 2009, and shall further vest as to one-third of the shares thereunder on each of such dates if Talen’s has achieved certain performance criteria.

Under each agreement, if an executive is terminated without cause or resigns within 12 months of a sale of Talen’s or a material diminution of the executive’s duties, Talen’s shall pay the executive severance equal to six months salary, and the executive’s outstanding options will automatically vest.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

2.1	Stock Purchase and Sale Agreement dated June 22, 2007, among Allegro, the shareholders of Talen’s Marine & Fuel, Inc., and Talen’s Landing II, Inc., as Intervener.

10.1	Employment Agreement dated as of June 22, 2007, by and between J. Bryan Caillier and Talen’s Marine and Fuel, Inc.

10.2	Employment Agreement dated as of June 22, 2007, by and between Dale Doucet and Talen’s Marine and Fuel, Inc.

10.3	Employment Agreement dated as of June 22, 2007, by and between Raymond Talen and Talen’s Marine and Fuel, Inc.

99.1	Press Release dated June 25, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegro has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: June 25, 2007

ALLEGRO BIODIESEL CORPORATION

By:	/s/ Heng Chuk
Heng Chuk Chief Financial Officer

Exhibit 2.1

Execution Version

STOCK PURCHASE AND SALE AGREEMENT

by and among

ALLEGRO BIODIESEL CORPORATION,

and

THE SHAREHOLDERS OF
TALEN’S MARINE & FUEL, INC.

and

TALEN'S LANDING II, INC.,

As Intervener

June 22, 2007

i

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF THE BUYER	22
4.1.	Organization.	23
4.2.	Execution and Delivery.	23
4.3.	Authority.	23
4.4.	Consents and Approvals; No Conflicts, etc.	23

ARTICLE V	COVENANTS	24
5.1.	Confidentiality.	24
5.2.	Cooperation by the Parties.	24
5.3.	Buyer’s Financing Contingencies.	25
5.4.	Conditions to Closing.	25
5.5.	Access to Information and Facilities.	28
5.6.	Preservation of Common Stock.	28
5.7.	Resignation of Officers and Directors.	28
5.8.	Supplemental Information.	29
5.9.	Non-Competition.	29
5.10.	Tax Matters. Taxes; Apportionments; Post-Closing Adjustments.	30
5.11.	Closing Date Working Capital and Inventory Value Adjustment.	30
5.12.	Release of Certain Guarantees.	33
5.13.	Conduct of Business.	33
5.14.	Talen Name.	33

ARTICLE VI	INDEMNIFICATION	33
6.1.	Indemnification by the Talen II and Shareholders.	33
6.2.	Indemnification by the Buyer.	34
6.3.	Procedures for Indemnification.	34
6.4.	Survival.	36
6.5.	Limitations on Indemnification.	36
6.6.	Inconsistent Provisions.	37
6.7.	Right to Indemnification Not Affected by Knowledge.	37
6.8.	Express Negligence.	37

ARTICLE VII	TERMINATION	38
7.1.	Termination.	38
7.2.	Certain Remedies Not Exclusive.	39

ARTICLE VIII	MISCELLANEOUS	39
8.1.	Expenses.	39
8.2.	Notices.	39
8.3.	Amendments.	40
8.4.	Waiver.	40
8.5.	Headings.	40
8.6.	Nonassignability.	41
8.7.	Parties in Interest.	41
8.8.	Counterparts.	41
8.9.	Governing Law; Consent to Jurisdiction.	41
8.10.	Severability.	42
8.11.	Entire Agreement.	43
8.12.	English Language.	43
8.13.	Brokers.	43

ARTICLE IX	DEFINITIONS	43
9.1.	Definitions.	43
9.2.	Other Definitional Provisions.	50

ii

Exhibits

Exhibit A	-	Employment Agreement with Caillier
Exhibit B	-	Employment Agreement with Doucet
Exhibit C	-	Employment Agreement with Raymond Talen
Exhibit D	-	Escrow Agreement
Exhibit E	-	Form of Stock Power
Exhibit F	-	NOT USED
Exhibit G	-	Permitted Capital Expenditures between November 30, 2006 and Closing
Exhibit H	-	Talen II Act of Sale
Exhibit I	-	Form of Computation of Estimated Purchase Price

Disclosure Schedule

Section 1.2	Talen II Property
Section 1.3(a)	Shareholder and Related Party Debt to be Paid at Closing
Section 1.3(c)	Distribution of the Cash Portion of the Purchase Price less the Escrow Amount to be paid at Closing
Section 1.6	Consents, Approvals and Releases
Section 2.1(a)	Tangible Property
Section 2.1(c)	Leases
Section 2.1(d)	Contracts
Section 2.1(g)	Intellectual Property
Section 2.1(h)	Licenses and Permits
Section 2.2(a)	Retained Contracts
Section 2.2(b)	Retained Assets
Section 2.2(c)	Retained Accounts
Section 2.3	Liabilities
Section 3.1	Jurisdictions registered within
Section 3.3(a)	Required Consents
Section 3.3(b)	Shareholder Exceptions
Section 3.4	Equity Interests other than Shareholders
Section 3.6	Adverse Effects
Section 3.7	Title to Properties
Section 3.8	Condition of Assets
Section 3.9	Exceptions to Title Commitment
Section 3.11	Contracts not Entered into in the Ordinary Course of Business
Section 3.12	Effects on Licenses Caused by Transaction
Section 3.13	Insurance
Section 3.14	Benefit Plans/ERISA
Section 3.15	Employment Matters
Section 3.16	Capital Improvements
Section 3.17	Exceptions to Filing and Paying Taxes
Section 3.18	Government Contracts
Section 3.19	Vessels
Section 3.20	Defaults or Violations
Section 3.21	Environmental Matters
Section 3.22	Litigation
Section 3.23	Conflicts
Section 3.28	Brokers
Section 4.4	Buyers consents and approvals
Section 5.12	Personal Guarantees to be Released
Section 5.13	Exceptions to Ordinary Business

iii

STOCK PURCHASE AND SALE AGREEMENT

This Stock Purchase and Sale Agreement (the “Agreement”), dated as of June 22, 2007, is entered into by and among ALLEGRO BIODIESEL CORPORATION, a Delaware Corporation (the “Buyer”), and the SHAREHOLDERS of Talen’s Marine & Fuel, Inc., a Louisiana corporation (the “Shareholders”). Also appearing herein as Intervener, TALEN’S LANDING II, Inc., a Louisiana corporation (“Talen II”).

RECITALS

WHEREAS, the Shareholders of Talen's Marine & Fuel, Inc. (the “Company”) own 100 shares of common stock of Company, constituting all of the outstanding capital stock and equity ownership interests of the Company (“Common Stock”); and

WHEREAS, Buyer desires to purchase the Common Stock and Shareholders have agreed to sell the Common Stock on the terms and conditions contained in this Agreement (the “Acquisition”); and

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition.

NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Shareholders, Talen II, and the Buyer agree as follows:

ARTICLE I
PURCHASE AND SALE OF COMMON STOCK

1.1. Purchase and Sale of Common Stock.

Upon the terms and subject to the conditions contained in this Agreement and as provided in any agreement or other document required by this Agreement (the “Related Agreements”), the Shareholders, each, hereby agree to sell, assign, transfer and convey to the Buyer, and the Buyer hereby agrees to purchase, acquire and accept at Closing (hereinafter defined), from the Shareholders, all of the Common Stock.

1.2. Purchase and Sale of Certain Real Property Owned by Talen II; Warranties, Representations and Covenants of Talen II; Indemnification by Talen II.

Talen II, intervenes herein and agrees to sell, assign, transfer and convey to the Company, on the Closing Date, any and all right, title and interest in its good and marketable fee simple title in and to all tracts or parcels of land listed and described in Section 1.2 of the Disclosure Schedule, which includes, but is not limited to, the 193 Dock located at 2254 S. Talen’s Landing Road, Gueydan, LA, together with (i) all of the interest of Talen II in any land in the beds of any public streets, public roads or public waterways in front of or adjoining indicated portions of such land; (ii) any easements, licenses or rights-of-way appurtenant to such land and all water, wastewater, sewer, sanitary sewer and other utility rights related to such land; (iii) any reversionary rights attributable thereto; (iv) all claims or demands whatsoever of Talen II either in law or in equity in or to such land except to the extent provided otherwise in this Agreement or in any document executed herewith; (v) all buildings, improvements, fixtures, storage tanks, pipelines (along with all physical facilities used in connection with the ownership or operation of such pipelines, including all valves, meters, measurement stations and equipment), electrical facilities, storage and shipping facilities and other fixed assets and personalty owned by the Talen II annexed, affixed or attached to such land; (vi) all of Talen II’s rights and interests in all personal property and physical facilities used in connection with the ownership or operation of the electrical facilities used in the operation of Talen II or the Business including, without limitation, all transformers, power lines, meters, rectifiers, busbars, housings, circuit breakers and all other fixtures and equipment of every type and description used in connection therewith; and (vii) all leases and licenses granted with respect to such tracts or parcels of land (collectively, the “Owned Real Property”). Talen II shall execute an Act of Sale in the form attached hereto as Exhibit H providing for the reservation of a mineral servitude covering and encumbering the entirety of the oil, gas and other minerals underlying the Owned Real Property by Talen II. Buyer shall purchase, acquire and accept, or shall direct the Company to acquire and accept, the Owned Real Property described in Section 1.2 of the Disclosure Schedule from Talen II and shall pay to Talen II the sum of $800,000.00 in cash. The purchase price paid to Talen II shall not be a part of the Purchase Price or the Estimated Purchase Price as defined below. Talen II shall apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals, if any, required for consummation of the transactions contemplated hereby. Talen II shall use commercially reasonable efforts to obtain such consents on terms and conditions not less favorable than as in effect on the date hereof. Any commercially reasonable charges imposed for consents shall be borne by the Talen II, and Talen II shall indemnify Buyer against any action brought against Buyer resulting from Talen II’s failure to pay such charges.

1.3. Purchase Price.

On the Closing Date, in consideration for the transfer of the Common Stock to Buyer, the employment agreements of Caillier, Doucet and Raymond Talen in the forms attached hereto as Exhibits A, B and C, respectively, the Escrow Agreement, in the form attached hereto as Exhibit D, the Non-Competition Agreements from all the Shareholders pursuant to Section 5.9, and any other Related Agreements:

(a) Buyer shall pay to the Shareholders an aggregate amount equal to the Purchase Price of $19,000,000:

(i) plus or minus the difference between the amount of the Estimated Adjusted Net Working Capital and the amount of the Target Adjusted Net Working Capital;

(ii) plus or minus the difference between the amount of Estimated Shareholder and Related Party Debt and the amount of the Target Shareholder and Related Party Debt;

(i) plus or minus the difference between the amount of the Company’s Estimated Third Party Debt and the amount of the Target Third Party Debt, including, without limitation, amounts outstanding under the Company’s PNC N.A. revolving credit facility or any extension, refinancing or replacement thereof;

(ii) plus the amount of Estimated Permitted Capital Expenditures;

(iii) The Purchase Price as adjusted for the items above shall be referred to as the “Estimated Purchase Price” and shall be computed using the format prescribed in Exhibit I. The cash at Closing shall be reduced by the sum of $3,000,000 (the “Escrow Amount”) to be held in escrow pursuant to the Escrow Agreement (as hereinafter defined).

(b) The amount of the Estimated Purchase Price less Escrow Amount shall be paid to the Shareholders at the Closing in the percentages set forth on Section 1.3(c) of the Disclosure Schedule by means of a certified check or by wire transfer of immediately available funds to the bank accounts designated by the Shareholders in written wire transfer instructions delivered to Buyer no less than two business days prior to the Closing Date.

(c)  Buyer shall pay on behalf of the Company at Closing the amounts due and owing to Shareholders and Related Parties as of the Closing Date as listed on Section 1.3(a) of the Disclosure Schedule by means of a certified check or by wire transfer of immediately available funds to the bank accounts designated by the parties listed therein (the “Shareholder and Related Party Debt”).

(d) The Escrow Amount shall be deposited with the Escrow Agent pursuant to the Escrow Agreement attached hereto as Exhibit D.

1.4. Delivery and Endorsement of Shares.

At the Closing, each of the Shareholders shall execute and deliver the certificates representing all outstanding shares of Common Stock, duly endorsed in blank by Shareholders and accompanied by blank stock powers in the form attached hereto as Exhibit E. Seller agrees to cure (both before and after Closing) any deficiencies with respect to the endorsement of the certificate or other documents of conveyance with respect to such Common Stock or with respect to the stock powers accompanying any Common Stock.

1.5. Time and Place of Closing.

The closing of the transactions described in this Agreement (the “Closing”) shall take place at the offices of Phelps Dunbar LLP, at 445 North Boulevard, Baton Rouge, Louisiana, or at such other place or time as the parties hereto may agree. The date upon which the Closing actually occurs shall be hereinafter referred to as the “Closing Date.”

1.6. Pre-Closing and Closing Deliveries.

(a) At the Closing, the Shareholders shall execute and deliver, or cause to be executed and delivered, to the Buyer:

(i) duly executed copies of the consents, approvals and releases listed in Section 1.6 and Section 3.3 of the Disclosure Schedule;

(ii) within 30 days from the date of this Agreement, the Shareholders and Talen II shall deliver to the Buyer and the Buyer shall have received, at the Buyer’s cost and expense, (A) a commitment for title policies, the form and substance of which must be acceptable to the Buyer in its sole discretion, issued by such title companies as are agreed to by the Buyer, the Shareholders and Talen II (the “Title Company”) with respect to the Owned Real Property and the Leases, insuring title of the Owned Real Property (and specifically insuring as an insured parcel any easements benefiting the Owned Real Property) and the Company’s leasehold interests under the Leases, to be in the name of Company as of the Closing Date, subject only to those exceptions disclosed in Section 3.9 of the Disclosure Schedule and approved by the Buyer in writing and (B) legible (to the extent reasonably possible) copies of the title exception documents referenced in the commitments with respect thereto and the Buyer will have fifteen (15) days from the date of delivery of such commitment and exception documents to submit its objections to the exceptions noted in such commitment and the Shareholders and Talen II shall cause all such objections to be resolved to the Buyer’s satisfaction, whether through having the exceptions removed, through a reduction in the Purchase Price agreed to by the Shareholders or the Talen II, as the case may be, which consent shall not to be unreasonably withheld or delayed, or otherwise. At the Closing, the Shareholders and Talen II shall deliver to the Buyer and the Buyer shall have received, at the Buyer’s cost and expense, an Owner’s Policy of Title Insurance (the “Owner’s Policy”), together with a mortgagee’s policy (the “Mortgagee Policy”) in favor of the Company with such endorsements as are reasonably requested (the Owner’s Policy and the Mortgagee’s Policy being referred to herein collectively as, the “Title Policies”), issued by the Title Company insuring the Owned Real Property (and specifically insuring as an insured parcel any easements benefiting the Owned Real Property) and the Company’s leasehold interests under the Leases, subject only to those exceptions previously approved by the Buyer in writing, in the aggregate amount of Five Million ($5,000,000) Dollars (Buyer acknowledges that the Title Company may require that this amount be allocated among the Owned Real Property and each of the Leases in some reasonable manner). The Buyer shall be responsible for the payment of all costs and expenses associated with the Owner’s Policy and the Mortgagee Policy. The Buyer shall also pay for the cost of the policy premiums and any endorsements that it requires. The Shareholders and Talen II shall use their commercially reasonable efforts to deliver to the Buyer and the Title Company any further affidavits, agreements, and assurances as are reasonably necessary to issue the Title Policies;

(iii) the Shareholders and Talen II shall deliver to the Buyer and the Buyer shall have received, at the Buyer’s cost and expense, a current survey of the Owned Real Property made on the ground by a registered professional land surveyor in a form and substance acceptable to the Buyer in its sole discretion, and including a certification in a form acceptable to the Buyer in its sole discretion. The survey shall be prepared by a Registered Professional Surveyor duly and currently licensed in the State of Louisiana, and shall meet the requirements of the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys jointly established by the American Land Title Association, the American Congress on Surveying and Mapping and the National Society of Professional Surveyors;

(iv) certification of the Shareholders’ non-foreign status as set forth in Treasury Regulation Section 1.1445-2(b);

(v) written instruments in form and substance acceptable to the Buyer pursuant to which all liens and security interests granted by the Shareholders or the Shareholders with respect to the Common Stock are terminated and released and authorizing the filing of all UCC-3 termination statements which may be necessary or appropriate to evidence such termination and release;

(vi) certified resolutions of the Company’s board of directors each of the Shareholders authorizing the transactions described herein and in the Related Agreements;

(vii) a cross receipt evidencing receipt of payment from the Buyer of the Purchase Price;

(viii) a certificate executed by the Company, Talen II and the Shareholders to the effect that, except as otherwise stated in the certificate, each of the representations and warranties contained herein is true, complete and accurate in all respects as of the Closing Date as if made on the Closing Date and that the Shareholders, Company and Talen II have complied with all of their respective covenants to be performed hereunder prior to Closing;

(ix) An opinion, dated the Closing Date, of Allen & Gooch LLP, counsel for the Company and the Shareholders, in form and substance customary in transactions similar to the transactions contemplated by this Agreement (if Buyer and Sellers are unable to agree on what is “customary,” then such dispute shall be resolved by a corporate partner of the law firm of The Onebane Law Firm or Liskow & Lewis);

(x) the Buyer shall have received a certificate of the President of the Company certifying the financial statements as of the Closing Date, financial statements of the Company for years ended December 31, 2005 and 2006 audited in accordance with auditing standards generally accepted in the United States and certified by independent accountants registered with the Public Company Accounting Oversight Board (“PCAOB”) and conforming in form and substance to the requirements of the United States Securities and Exchange Commission (the “SEC”) acceptable to the Buyer, and financial statements for each of the quarters ended in 2006 and the first and second quarters of 2007 reviewed by the same independent accountants who audited the 2005 and 2006 statements, unless requested otherwise by the Buyer; and

(xi) such further instruments and documents, normal and customary for transactions such as those contemplated by this Agreement, as may be reasonably required by the Buyer to consummate the transactions contemplated hereby, including, without limitation, certificates issued by the appropriate Governmental or Regulatory Authorities in the Company’s jurisdiction of incorporation, certifying the valid existence and good standing of the appropriate Company.

(b)  At the Closing, the Buyer shall execute and deliver, or cause to be executed and delivered:

(i) the Estimated Purchase Price less the Escrow Amount to the Shareholders;

(ii) the amount as listed on Section 1.3(a) of the Disclosure Schedule to the Persons listed on such schedule;

(iii) the Escrow Amount to the Escrow Agent;

(iv) documents showing a release of all personal guarantees as described on Section 5.11 of the Disclosure Schedule;

(v) certified resolutions of the Buyer authorizing the transactions described herein and in the Related Agreements;

(vi)  a certificate executed by the Buyer to the effect that, except as otherwise stated in the certificate, each of the Buyer’s representations and warranties contained herein is true, complete and accurate in all respects as of the Closing Date as if made on the Closing Date and that the Buyer has complied with all of its covenants to be performed hereunder prior to Closing; and

(vii) such further instruments and documents, normal and customary for transactions such as those contemplated by this Agreement, as may be reasonably required for the Shareholders to consummate the transactions contemplated hereby.

ARTICLE II
COMPANY ASSETS AND LIABILITIES

2.1. Company Assets.

The Company currently owns and shall own at such time as the Common Stock is transferred to Buyer, without limitation, the assets, properties, rights and records set forth below (“Company Assets”):

(a) all tangible assets, personal property, fixtures and equipment listed in Section 2.1(a) of the Disclosure Schedule (the “Tangible Property”) (excluding, however, the Retained Assets) which includes but is not limited to:

(i) Those vehicles and trailers described on Section 2.1(a) of the Disclosure Schedule;

(ii) Customer lists, as described on Section 2.1(a) of the Disclosure Schedule, customer records and all related records pertaining to Company’s Business and the Company’s Assets;

(iii) Equipment, furniture, and fixtures, including computer equipment, peripherals and wiring, as described on Section 2.1(a) of the Disclosure Schedule;

(iv) All cash and all demand deposit accounts and other accounts as described on Section 2.1(a) of the Disclosure Schedule; and

(v)  Any and all claims, refunds, contracts, assets or other rights of the Company pertaining to the Company’s Business and the Company’s Assets as described on Section 2.1(a) of the Disclosure Schedule;

(b) INTENTIONALLY LEFT BLANK

(c) all of the Company’s rights and interest in all leases of real property listed and described in Section 2.1(c) of the Disclosure Schedule (the “Leases”). The real property subject to the Leases shall be referred to as the “Leased Real Property”, and together with the Owned Real Property and the property transferred herein pursuant to Section 1.2 of this Agreement from Talen II, shall be referred to as the “Real Property”;

(d) all of Company’s rights and interest in and to all contracts to which the Company is a party, including, without limitation, the contracts listed in Section 2.1(d) of the Disclosure Schedule (the “Contracts”), which Schedule shall not include the contracts listed in Section 2.1(c) of the Disclosure Schedule, which include written or oral contracts which relate to Company’s Business;

(e) any and all of Company’s Books and Records (the “Books and Records”);

(f) all of the Company’s goodwill;

(g) all of the Company’s rights and interest in and to the Intellectual Property of the Company listed in Section 2.1(g) of the Disclosure Schedule (“Intellectual Property”);

(h) all certificates, registrations, licenses and permits listed in Section 2.1(h) of the Disclosure Schedule used in the operation of Company’s Business, to the extent such licenses and permits survive the change in ownership of the Company (the “Licenses”);

(i) all of the Company’s rights and interest in insurance proceeds that may be payable under the insurance policies of the Company, except for (i) insurance proceeds relating solely to the Retained Assets as set forth in Section 2.2 of this Agreement, (ii) insurance proceeds to which Company is entitled relating to pre-closing liabilities; and (iii) reimbursements of any prepaid premiums on policies of insurance by the Company not included in the calculation of Working Capital in Section 1.3 (“Insurance Proceeds”);

(j) all (i) accounts, instruments and general intangibles (as such terms are defined in the Uniform Commercial Code of Louisiana) except as set forth in Section 2.2 and (ii) liens and security interests in favor of the Company, whether choate or inchoate, under any law, rule or regulation or under any of the Contracts arising from the ownership or operation of the Company’s Business except as set forth in Section 2.2;

(k) all of the Company’s rights and interest pertaining to any counterclaims, set-offs, third party indemnities or defenses the Company may have with respect to the obligations or the Purchased Assets;

(l) all goods held for sale or resale, raw materials, work in progress and finished goods inventories of the Company relating to the Business (“Inventory”);

(m) all Vessels used by the Company in its Business, including, without limitation, as set forth on Section 3.19 of the Disclosure Schedule; and

(n) all outstanding customer accounts receivable as of the Closing, except as set forth in Section 2.2(c) of the Disclosure Schedule.

To the extent that any Assets of the Company are not listed, the language of this Section 2.1 shall be controlling and such Assets nonetheless shall be considered Company Assets at Closing for all purposes.

2.2. Retained Assets.

At Closing, Company shall cause to be transferred to the Shareholders and the Shareholders shall retain ownership of the following (collectively, the “Retained Assets”):

(a) Each Contract, Lease or License set forth in Section 2.2(a) of the Disclosure Schedule;

(b) The items set forth in Section 2.2(b) of the Disclosure Schedule, which includes, but is not limited to, the small single engine amphibious aircraft, described more fully in Section 2.2(b) of the Disclosure Schedule.

(c) The accounts receivable of the Company written-off as uncollectible on or before April 30, 2007 and any pending suits or litigation for the collection of the same, being the accounts and pending suits as described in Section 2.2(c) of the Disclosure Schedule. Shareholders agree not to take any action with respect to such accounts receivable after Closing without reasonable notice to the Company and not to take any such action which would, in the Company’s reasonable judgment, damage the Company’s assets or business.

2.3. Company Liabilities.

After Closing, the Company’s liabilities which Buyer will cause the Company to pay, perform and discharge when due are as follows (collectively, the “Section 2.3 Liabilities”):

(a) the total liabilities of the Company shown on the Closing Balance Sheet or as otherwise listed on Section 2.3 of the Disclosure Schedule;

(b) Liabilities for all environmental, ecological, natural resource, health, safety, products liability or other Claims, conditions or obligations pertaining to the Business that relate to time periods, circumstances, acts, omissions or events occurring after the Closing, including, without limitation, any and all Losses (i) resulting from or arising out of any Environmental Action that relates to any violations of Environmental Laws or Environmental Permits after the Closing or (ii) incurred as a result of the placement or presence of any Hazardous Materials at, in, on, under or around any of the Company’s Assets or other facilities of the Buyer after the Closing, or the disposal of any Hazardous Materials generated in connection with the Business or the Company’s Assets after the Closing (including, without limitation, any investigation, monitoring, containment, remediation, cleanup or removal thereof after the Closing);

(c) Liabilities, including any Liability pursuant to any Claim, litigation or proceeding (including those for which either the Company or the Shareholders are entitled to indemnification by the Buyer under this Agreement), that pertain to (i) contractual or other obligations of the Company or (ii) the ownership, operation or conduct of the Business, in each case that relate to time periods, circumstances, acts, omissions or events occurring after the Closing (but expressly excluding any Liabilities related in any way to the Pelligrino v. Talen Claim, responsibility for which shall remain with Shareholders and for which Buyer and Company shall be indemnified by the Shareholders pursuant to Section 6.1);

(d) Liabilities relating to the Real Property and/or any agreements, easements, rights of way or other restrictions encumbering the Real Property (including those for which either the Shareholders or Talen II are entitled to indemnification by the Buyer under this Agreement) that relate to time periods, circumstances, acts, omissions or events occurring after the Closing;

(e) such of the Liabilities that relate to time periods, circumstances, acts, omissions or events occurring after the Closing (and that do not relate to arise out of any breach of any representation of the Company and Shareholders hereunder) in respect of any contracts, Leases or Permits to which the Company is a party;

(f) the Liabilities that pertain to the ownership, operation or conduct of the Business by the Buyer arising from any acts, omissions, events, conditions or circumstances occurring after the Closing;

(g) Liabilities resulting from, constituting or relating to a breach of any of the representations, warranties, covenants or agreements of the Buyer under this Agreement or any of the Related Agreements;

(h) Liabilities for warranty claims, quality-related claims or other similar claims that relate to time periods, circumstances, acts, omissions or events occurring after the Closing;

(i) Liabilities based on any actual or alleged tortuous or illegal conduct by or on behalf of the Buyer, its Affiliates, officers, directors, independent contractors or agents;

(j) Liabilities incurred by the Buyer in connection with the negotiation, execution or performance of this Agreement or any of the Related Agreements, including, without limitation, all legal, accounting, brokers’, finders’ and other professional fees and expenses;

(k) Liabilities incurred by the Buyer or the Company after the Closing;

(l) Liabilities with respect to any of the Buyer’s or the Company’s employees (and employees of its Affiliates), including, without limitation, wages, salaries, federal withholding and social security taxes, worker’s compensation, unemployment compensation, employee benefit plans, termination costs, accrued vacation and Liabilities under the Plans, all in any way relating to (i) events occurring after the Closing, and (ii) any Claim arising from the employment of employees by the Buyer or their Affiliates after the Closing provided that such Claim arises from any acts, omissions, events, conditions or circumstances occurring after the Closing;

(m) Liabilities, including any Liability pursuant to any Claim, litigation or proceeding (including those for which either the Shareholders or the Talen II are entitled to indemnification by the Buyer under this Agreement), that pertain to (i) contractual or other obligations of the Buyer or (ii) the ownership, operation or conduct of the Business arising from any acts, omissions, events, conditions or circumstances occurring after the Closing; and

(n) Liabilities relating to the Real Property and/or any agreements, easements, rights of way or other restrictions encumbering the Real Property that relate to time periods, circumstances, acts, omissions or events occurring after the Closing.

2.4. Undisclosed Pre-closing Liabilities.

Buyer will not be responsible for any Undisclosed Pre-closing Liabilities of the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE SHAREHOLDERS AND TALEN II

The Shareholders, jointly and severally, along with, Talen II, with regard to the transfer of Owned Real Property herein and as applies to such transfer, represent and warrant to Buyer as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

3.1. Due Incorporation, etc.; Subsidiaries.

(a) The Company and Talen II are each duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, with all requisite corporate power and authority to own, lease and operate its assets and to carry on its Business as it is now being owned, leased, operated and conducted. The Company and Talen II are licensed or qualified to do business and are in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the Business transacted by it requires such licensing or qualification.

(b) The jurisdictions in which the Company and Talen II are each licensed or qualified to do business as a foreign company are set forth on Section 3.1 of the Disclosure Schedule. The Company has no direct or indirect subsidiaries, either wholly or partially owned, and the Company does not hold or own beneficially any direct or indirect economic, voting or management interest in any Person or directly or indirectly own any security issued by any Person.

(c) True, accurate and complete copies of the articles of incorporation, bylaws and shareholder’s agreement (or similar organizational instruments), as amended, and all minutes of all meetings (or written consents in lieu of meetings) of the members, stockholders, Boards of Directors (and all committees thereof) of the Company have been delivered to Buyer.

3.2. Due Authorization.

Each Shareholder has full power and authority to enter into this Agreement, to execute all documents required by this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Shareholder that is an entity of this Agreement and by the Talen II has been duly and validly approved by such Shareholder’s or Talen II’s board of directors, managers, trustees or other governing board, and no other actions or proceedings on the part of such Shareholder or Talen II are necessary to authorize this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. Each Shareholder has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) their respective Related Agreements. This Agreement constitutes legal, valid and binding obligations of each Shareholder and each Shareholder’s Related Agreements upon execution and delivery by such Shareholder will constitute legal, valid and binding obligations of such Shareholder, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

3.3. Consents and Approvals; No Conflicts, etc.

(a) Except for the Required Consents set forth on Section 3.3(a) of the Disclosure Schedule, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by any Shareholder of this Agreement and the execution, delivery and performance by any Shareholder Related Agreements or the consummation of the transactions contemplated hereby or thereby.

(b) Except as set forth on Section 3.3(a) of the Disclosure Schedule or Section 3.3(b) of the Disclosure Schedule, the execution, delivery and performance by each Shareholder of this Agreement and the execution, delivery and performance by each Shareholder of any of their Related Agreements do not and will not (i) violate any Law applicable to Shareholder, the Company or any of its properties or assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of such Shareholder or the Company under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which such Shareholder or the Company is a party or by which any of their respective assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of Shareholder or the Company or indebtedness secured by any of the assets or properties of such Shareholder or the Company; or (iv) violate or conflict with any provision of any of the articles of incorporation, bylaws, shareholders agreement or similar organizational instruments of such Shareholder or the Company.

3.4. Capitalization.

(a) All of the Shareholder Interests (i) are validly issued, fully paid and nonassessable and (ii) are, and when issued were, free of preemptive rights. The Shareholders are the legal beneficial owners of 100% of the stock interests in the Company, free and clear of any and all Liens.

(b) Except as set forth on Section 3.4 of the Disclosure Schedule, there are no ownership or equity interests, shares of capital stock or other securities (whether or not such securities have voting rights) of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character (i) obligating any Shareholder or the Company or any of their respective Affiliates, (ii) obligating any Shareholder or any of its Affiliates to cause the Company, or (iii) obligating the Company to issue, transfer or sell, or cause the issuance, transfer or sale of, any membership interests, shares of capital stock or other securities (whether or not such securities have voting rights) of the Company.

(c) Except as set forth on Section 3.4 of the Disclosure Schedule, there are no outstanding contractual obligations of any Shareholder or the Company which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of stock or other securities of the Company or the management or operation of the Company. Except for each Shareholder’s rights as a holder of Common Stock and except for employee benefit plans or bonus arrangements disclosed pursuant to Section 3.14, no Person has any right to participate in, or receive any payment based on any amount relating to, the revenue, income, value or net worth of the Company or any component or portion thereof, or any increase or decrease in any of the foregoing.

(d) The instruments of transfer delivered by each Shareholder to Buyer at the Closing will be sufficient to transfer such Shareholder’s entire interest, legal and beneficial, in the Common Stock, and the interest of any spouse, heir, successor, or other related Person. Other than the delivery of such instruments of transfer, no additional action, vote or consent of any Person is required to transfer to Buyer all rights of ownership, control and management of the Company, without limitation. Each Shareholder has, and on the Closing Date will have, full power and authority to convey good and marketable title to all of the Common Stock, and upon transfer to Buyer of the Common Stock, Buyer will receive good and marketable title to such Common Stock, free and clear of all Liens.

3.5. Financial Statements; No Undisclosed Liabilities.

(a) The Financial Statements present fairly the financial position of the Company as of the dates thereof and the and the results of its operations and its cash flows for the periods covered thereby and changes in financial position of the Company as of the dates and for the periods covered thereby, in each case in conformity with GAAP applied consistently during such periods in accordance with the past accounting practices of the Company, subject (in the case only of any unaudited, interim financial statements included in the Financial Statements) to normal year-end audit adjustments required by the independent auditors of the Company in conformance with GAAP applied consistently during such periods in accordance with the past accounting practices of the Company.. The Financial Statements are in accordance with the books and records of the Company, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

(b) The Financial Statements, including the notes thereto, make full and adequate disclosure of, and provision for, all material obligations and liabilities of the Company as of the date thereof. The Company has no liabilities, debts, claims or obligations (including “off-balance sheet” liabilities, debts, claims or obligations), whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than (i) as set forth on Section 2.3 of the Disclosure Schedule or in the Most Recent Financial Statements, (ii) trade payables and accrued expenses incurred in the ordinary course of business since the date of the Most Recent Financial Statements, which are listed on Section 2.3 of the Disclosure Schedule, (iii) any liabilities or potential liabilities disclosed in any Disclosure Schedule to this Agreement, or (iv) obligations for future performance under executory contracts to which the Company was a party on the dates of the respective Financial Statements which were not required under GAAP to be recorded or disclosed in the Financial Statements as of such dates, all of which contracts are set forth in Sections 2.1(c), 2.1(d), 2.1(g) and 2.1(h) of the Disclosure Schedule.

(c) The Closing Balance Sheet will present fairly the consolidated financial position, of the Company as of the close of business on the date thereof and will have been prepared in conformity with GAAP applied consistently in accordance with the accounting practices of the Company used in preparation of the Financial Statements. The Closing Balance Sheet will be in accordance with the books and records of the Company, will not reflect any transactions which are not bona fide transactions and will not contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they will be made, not misleading. The Closing Balance Sheet will make full and adequate disclosure of, and provision for, all material obligations and liabilities of the Company as of the date thereof. On the Closing Date, the Company will have no liabilities, debts, claims or obligations (including “off-balance sheet” liabilities, debts, claims or obligations, including, but not limited to forward sales of goods or services, commodity hedge transactions (physical or financial), puts, calls or options), whether accrued, absolute, contingent or otherwise, due, or to become due, other than (i) as set forth on Section 2.3 of the Disclosure Schedule or in the Most Recent Financial Statements and (ii) trade payables and accrued expenses incurred in the ordinary course of business since the date of the Most Recent Financial Statements, which are listed on Section 2.3 of the Disclosure Schedule, (iii) any liabilities or potential liabilities disclosed in any Disclosure Schedule to this Agreement as of the date of this Agreement, or, (iv) obligations for future performance under executory contracts to which the Company was a party on the date of the Closing Balance Sheet which were not required under GAAP to be recorded or disclosed in the Closing Balance Sheet, all of which contracts are set forth in Section in Sections 2.1(c), 2.1(d), 2.1(g) and 2.1(h) of the Disclosure Schedule.

(d) The Company has never paid a distribution to its shareholders to redeem, acquire or otherwise in exchange for their ownership interests.

3.6. No Adverse Effects or Changes.

Except as set forth on Section 3.6 of the Disclosure Schedule, since December 31, 2006, the Company has conducted its Business and operated in all respects only in the ordinary course and consistent with past practices. Without limiting the foregoing, except as set forth on Schedule 3.6 of the Disclosure Schedule, between December 31, 2006 and the date hereof the Company has not engaged in or experienced:

(a) any declaration, setting aside or payment of any dividend or other distribution involving any of the Company’s Assets to any Shareholder or any other party;

(b) (i) any increase in the salary, wages or other compensation of any officer, employee or consultant of the Company in an amount of $10,000 or more; (ii) any establishment or modification of (A) target, goals, pools or similar provisions in respect of any fiscal year under any Plan, employment-related contract or other employee compensation arrangement or (B) salary ranges, guidelines or similar provisions in respect of any Plan, employment-related Contract or other employee compensation arrangement; or (iii) any adoption, entering into or becoming bound by any Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law;

(c) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the Company’s Assets in an amount exceeding $5,000 individually, or $10,000 in the aggregate;

(d) any write-off or write-down, or any determination to write-off or write-down, any of the Purchased Assets in an amount exceeding $5,000 individually or $10,000 in the aggregate;

(e) any incurrence of a Lien (other than as disclosed in Section 2.3 of the Disclosure Schedule);

(f) any (i) amendment of the articles or certificate of incorporation or bylaws of the Company, (ii) recapitalization, reorganization, liquidation or dissolution of Company, or (iii) merger or other business combination involving the Company;

(g) any entering into, or material amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to any Contract, Lease or any License;

(h) any capital expenditures or commitments for additions to property, plant or equipment of the Company constituting capital assets in an amount exceeding $10,000 individually or $25,000 in the aggregate, except as set forth in Exhibit G hereto;

(i) any commencement or termination by the Company of any line of business;

(j) any transaction by the Company with any officer, director or Affiliate of the Company;

(k) any other transaction involving or development affecting the Company outside the ordinary course of business consistent with past practice;

(l) any entering into a Contract or committing to do or engage in any of the foregoing after the date hereof; or

(m) the failure of any of Raymond Talen, Bryan Caillier or Dale Doucet, or any of them, to be available to render services to the Company as of the Closing Date.

3.7. Title to Properties.

Except as set forth on Section 3.7 of the Disclosure Schedule and Permitted Liens:

(a) the Company has good and valid record and marketable title to, and is the lawful owner of, or has contractual rights to, all of its tangible and intangible assets, properties and rights used in connection with its Business and all of the tangible and intangible assets, properties and rights reflected in the Financial Statements (other than assets disposed of in the ordinary course of business since the date of such Financial Statements), free and clear of any Lien; and

(b) Talen II has good and valid record and marketable title to, and is the lawful owner of, the Owned Real Property, free and clear of any Lien other than Permitted Liens.

3.8. Condition and Sufficiency of Assets.

Except as set forth on Section 3.8 of the Disclosure Schedule, all of the tangible assets and properties of the Company, whether real or personal, owned or leased, have been well maintained and are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations or adversely affect the resale value thereof. Except as set forth on Section 3.8 of the Disclosure Schedule the Company shall own or have a right to use, immediately after the Closing, all the assets, properties, rights, know-how, processes and abilities which are required for or currently used in connection with the operation of its Businesses as they are presently conducted. Such assets, properties, rights, know-how, processes and abilities were sufficient to produce the revenue of the Company prior to the Closing Date, as shown on the Financial Statements.

3.9. Real Property.

Except as set forth on Section 3.9 of the Disclosure Schedule:

(a) Section 1.2 of the Disclosure Schedule sets forth true, accurate, complete and insurable legal descriptions of all of the real estate owned by Talen II (the “Owned Real Property”). To the actual knowledge of the Shareholders, Section 2.1(c) sets forth true, accurate, complete and insurable legal descriptions of all of the real estate leased by the Company (the “Leased Real Property”). Except as set forth on Section 2.1(c) of the Disclosure Schedule, neither the Company nor the Talen II is party to any lease or license of any Owned Real Property as of the Closing Date. The Real Property constitutes all of the land owned, leased, held or used by the Company or the Talen II in the conduct of their respective Businesses. The Shareholders have delivered to Buyer true, accurate and complete copies of the most recent title insurance policies and surveys (if any) for the Real Property in the possession of the Company or the Talen II, together with copies of all reports (if any) of any engineers, environmental consultants or other consultants in its possession relating to any of the Real Property. The Shareholders of the Company and Talen II have delivered a copy of all lease agreements, including any and all amendments thereto.

(b) No parcel of land included in the Real Property relies on or regularly makes use of access to the nearest public road or right-of-way over land owned by others, except where such access is by means of one or more valid recorded easements not subject to divestiture, the terms of which have been disclosed in writing to Buyer prior to the date hereof. All covenants or other restrictions (if any) to which any of the Real Property is subject are being in all respects properly performed and observed and, do not provide for forfeiture or reversion of title if violated, and neither the Company nor the Talen II has received any notice of violation (or claimed violation) thereof.

(c) Each separate parcel of land included in the Real Property has water supply, storm and sanitary sewer facilities, access to telephone, gas and electrical connections, drainage and other public utilities and has parking facilities of the type and quality used in the immediately preceding year necessary to conduct the Company’s business in its customary manner consistent with past practices. None of the Real Property is subject to any Lien, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation as might in any material respect interfere with or impair the present and continued use thereof in the conduct of the business of the Company in its customary manner consistent with past practices.

(d) There is no pending or, to the Knowledge of the Company or Talen II, threatened, proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to classify as a landmark, or to impose special assessments on, or otherwise to take or restrict in any way the right to use, develop or alter, all or any part of the Real Property.

3.10. Intellectual Property.

Section 2.1(g) of the Disclosure Schedule sets forth a true, accurate and complete list of all of the Company’s Intellectual Property. Except as set forth on Section 2.1(g) of the Disclosure Schedule:

(a) all of the Company’s Intellectual Property is owned by the Company free and clear of all Liens, or the Company has a contractual right to use such Intellectual Property, and is not subject to any license, royalty or other agreement, and the Company has not granted any license or agreed to pay or receive any royalty in respect of any of the Company’s Intellectual Property that it owns;

(b) none of the Company’s Intellectual Property has been or is the subject of any pending or, to the Knowledge of the Company, threatened, litigation or claim of infringement;

(c) no license or royalty agreement to which the Company is a party is in breach or default by any party thereto or the subject of any notice of termination given or, to the Knowledge of the Company, threatened; and,

(d) the products and services produced and sold by the Company, any process, method, part, design, material or other Intellectual Property the Company employs, and the marketing and use by the Company of any such product, service or Intellectual Property, in each case do not infringe any Intellectual Property or confidential or proprietary rights of another Person, and the Company has not received any notice contesting its right to use any such Intellectual Property.

3.11. Contracts.

Sections 2.1(c), 2.1(d), 2.1(g) and 2.1(h) of the Disclosure Schedule sets forth a true, accurate and complete list of all Leases and Contracts, respectively, and arrangements to which the Company is a party or by which it is bound, or to which any of its assets or properties are subject. The Shareholders have delivered to Buyer true, accurate and complete copies of each document set forth on Sections 2.1(c), 2.1(d), 2.1(g) and 2.1(h) of the Disclosure Schedule, and a written description of each oral arrangement so listed. Except as specifically set forth and described on Section 3.11 of the Disclosure Schedule, all such Contracts and arrangements have been entered into by the Company in the ordinary course of business. Except for the Weeks arrangement and the pre-paid methanol contract with Buyer, the Company has no pre-paid arrangements. If any contract counter-party is a Related Person, that fact is specifically disclosed on Sections 2.1(c), 2.1(d), 2.1(g) and 2.1(h) of the Disclosure Schedule, and such contracts are on terms that are no less favorable to the Company than the terms which could be obtained from an unrelated third party.

3.12. Licenses and Permits.

Section 2.1(h) of the Disclosure Schedule sets forth a true, accurate and complete list of all licenses, certificates, permits, variances, interim permits, permit applications, approvals, franchises, rights, code approvals and private product approvals (collectively, “Licenses”) held by the Company. All such Licenses are in full force and effect and, except as set forth on Section 3.12 of the Disclosure Schedule, will not be terminated or cancelled by the transfer of Common Stock to Buyer hereunder. To the Knowledge of the Shareholders, except for the Licenses set forth on Schedule 2.1(h) of the Disclosure Schedule, there are no Licenses, whether federal, state, local or foreign, which are necessary for the lawful operation of Company’s Business.

3.13. Insurance.

Section 3.13 of the Disclosure Schedule sets forth a true, accurate and complete list of all current policies of fire, liability, workmen’s compensation, title and other forms of insurance owned, held by or applicable to the Company (and its Business and Assets), and the Shareholders have delivered to Buyer a true, accurate and complete copy of all such policies, including all occurrence-based policies applicable to the Company (and its Business and Assets) for the three fiscal years prior to the Closing Date. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all requirements of Law and (ii) all Contracts to which the Company is a party, and are valid, outstanding and enforceable policies. The Company has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three years. Section 3.13 of the Disclosure Schedule also sets forth a true, accurate and complete list of all claims which have been made by the Company within the past three years under its insurance policies.

3.14. Employee Benefit Plans and Employment Agreements.

Section 3.14 of the Disclosure Schedule contains a list setting forth each employee benefit plan or arrangement maintained by or contributed to by the Company with respect to employees of the Company, including employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA (collectively, the “Benefit Plans”). A true and correct copy of each of the Benefit Plans and all contracts relating thereto, or to the funding thereof, each as in effect on the date hereof, has been supplied to Buyer by the Shareholders. Each Employee Benefit Plan has been administered in all material respects in compliance with its terms and with all applicable laws, including ERISA and the Code.

3.15. Employment and Labor Matters.

(a) The Company has and currently is conducting their respective businesses in full compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment.

(b) The relationships of the Company and its employees are good and there is, and during the past five (5) years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending or, to the Knowledge of the Company, threatened, against or involving the Company. None of the employees of the Company is covered by any collective bargaining agreement.

3.16. Capital Improvements.

Section 3.16 of the Disclosure Schedule sets forth a true, accurate and complete list of all of the capital improvements or purchases or other capital expenditures to which the Company or Talen II has committed or for which it has contracted and which in any event has not been completed prior to the date hereof and the cost and expense reasonably estimated to complete such work and purchases.

3.17. Taxes.

Except as set forth on Section 3.17 of the Disclosure Schedule:

(a) The Company filed all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

(b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c) The Company does not expect any Governmental Authority to assess any additional Taxes for any period for which Tax Returns have been filed by the Company or the Talen II. There is no dispute or claim concerning any Tax liability of the Company either (A) claimed or raised by any Governmental Authority in writing or (B) as to which the Company has any knowledge.

(d) No Shareholder is a “foreign person” as defined in Section 1445(f)(3) of the Code.

3.18. Government Contracts.

Except as indicated in Section 3.18 of the Disclosure Schedule, the Company does not have any Contracts with any agency of the federal government of the United States or any state or local governmental authority.

3.19. Vessels.

Section 3.19 of the Disclosure Schedule sets forth a list of all Vessels owned, leased, chartered or managed by the Company on the date hereof and the Coast Guard Official Number of each. Except as set forth in Section 3.19 of the Disclosure Schedule, no Vessel is either laid up or being held for sale. All Vessels are duly documented under the laws and flag of the United States solely in the name of the Company; and the Company has good and marketable title to each such Vessel, or a valid charter or other contractual right to the use of such Vessel, free and clear of all Encumbrances. Except as set forth in Section 3.19 of the Disclosure Schedule, (i) each Vessel is afloat in satisfactory operating condition for use in the operations for which it is intended to be used; (ii) each Vessel holds in full force all licenses, certificates and permits and rights required for operation in the manner vessels of its kind are being operated in the trade in which such Vessel is presently being operated, including any coastwise endorsements; (iii) no event has occurred and, to the Knowledge of the Company and the Shareholders, no condition exists (other than normal wear and tear and routine re-certification requirements) that would materially and adversely affect the condition of such Vessel or the ability to use such Vessel through December 31, 2014 under current rules, regulations or requirements of the U.S. coast Guard, in the ordinary course of the Company’s business as conducted prior to the Closing Date; (iv) with respect to each Vessel which is required to be classed or, such Vessel has a valid and unextended class certificate without condition or recommendation, and the class of such Vessel is currently maintained without condition or recommendation, and (v) with respect to each Vessel which is required to have a certificate of inspection, such Vessel has a valid certificate of inspection, valid until at least November 30, 2007.

3.20. No Defaults or Violations.

Except as set forth on Section 3.20 of the Disclosure Schedule:

(a) The Company has not breached any provision of, nor is it in default under the terms of, any Contract to which it is a party or under which it has any rights or by which it is bound, and no other party to any such Contract has breached such Contract or is in default thereunder.

(b) The Company and all of its properties and assets are in compliance with, and no violation exists under, any and all Laws applicable to the Company and to such properties and assets.

(c) No notice from any Governmental Authority has been received by the Company or the Talen II claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment or penalty.

3.21. Environmental Matters.

Except as set forth on Section 3.21 of the Disclosure Schedule:

(a) the business and operations of the Company are in full compliance with all Environmental Laws in effect as of the date hereof, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of or give rise to any Lien under any Environmental Law;

(b) the Company and Talen II are in possession of all Environmental Permits required for the conduct or operation of their respective businesses (or any part thereof), and are in full compliance with all of the requirements and limitations included in such Environmental Permits;

(c) there are no, and the Company and Talen II have not used or stored any, Hazardous Materials in, on, or at any of the Real Property or facilities of the Company or the Talen II, and no Hazardous Materials have been used in the construction or repair of, or any alterations or additions to, any of the properties or facilities of the Company or the Talen II, except in each case for inventories of substances set forth on Section 3.21 of the Disclosure Schedules which are used or are to be used in the ordinary course of business (which inventories have been stored and used in accordance with all applicable Environmental Laws and Environmental Permits, including all so-called “Right To Know Laws”);

(d) neither the Company nor the Talen II have received any notice from any Governmental Authority or any other Person that any aspect of the Real Property, business, operations or facilities of the Company or the Talen II is in violation of any Environmental Law or Environmental Permit, or that any of them is responsible (or potentially responsible) for the cleanup or remediation of any substances at any location;

(e) neither the Company nor the Talen II have deposited or incorporated any Hazardous Materials into, on, beneath, or adjacent to any property;

(f) neither the Company nor the Talen II is the subject of any pending or, to the Knowledge of the Company, threatened, litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violations of any Environmental Law;

(g) the Company and the Talen II have timely filed all reports and notifications required to be filed with respect to all of their properties and facilities and have generated and maintained all required records and data under all applicable Environmental Laws; and

(h) no condition has existed or event has occurred with respect to any property or asset that was at any time owned or leased, or any direct or indirect subsidiary that was at any time owned, by the Company, the Talen II, any predecessor to the Company or the Talen II or any Person that is or was an Affiliate of the Company or the Talen II, which property, asset or subsidiary has been sold, transferred or disposed or for which any lease has terminated, that in any case could, with or without notice, passage of time or both, give rise to any present or future liability of the Company or Talen II pursuant to any Environmental Law.

3.22. Litigation.

(a) Except as set forth on Section 3.13 or Section 3.22 of the Disclosure Schedule, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened, against or affecting the Company or Talen II or any of their respective officers, directors, managers, employees, agents or members stockholders thereof in their capacity as such, or any of the properties or businesses of the Company and the Talen II, and no Shareholder is aware of any facts or circumstances which may give rise to any of the foregoing. Except as set forth on Section 3.22 of the Disclosure Schedule, all of the proceedings pending or, to the Knowledge of the Company, threatened, against the Company or the Talen II are fully covered by insurance policies (or other indemnification agreements with third parties) and are being defended by the insurers (or such third parties), subject to such deductibles applicable to each such claim. Except as set forth on Section 3.22 of the Disclosure Schedule, neither the Company nor the Talen II is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Neither the Company nor the Talen II has entered into any agreement to settle or compromise any proceeding pending or, to the Knowledge of the Company, threatened, against it which has involved any obligation other than the payment of money or for which the Company or the Talen II has any continuing obligation.

(b) There are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened, by or against any Shareholder or the Company with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and no Shareholder has any reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

3.23. No Conflict of Interest.

Except as set forth on Section 3.23 of the Disclosure Schedule, no Shareholder nor any of its Affiliates has or claims to have any direct or indirect interest in any tangible or intangible property used in the Business of the Company or is a party to any contract with the Company, except in the case of such Shareholder as holder of the Shareholder Interests.

3.24. Bank Accounts.

Section 2.1(a) of the Disclosure Schedule sets forth a true, accurate and complete list of the names and locations of each bank or other financial institution at which the Company has an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from the Company and a summary statement thereof.

3.25. Claims Against Officers and Directors.

Except as set forth on Section 3.25 of the Disclosure Schedule, there are no pending or, to the Knowledge of the Company, threatened, claims against any director, officer, employee or agent of the Company or any other Person which could give rise to any claim for indemnification against the Company.

3.26. Improper and Other Payments.

The Company, its Affiliates, its directors, officers, employees, agents or representatives acting on behalf of it, and any other Person acting on behalf of any of the Company has not (a) made, paid or received any bribes, kickbacks or other similar payments to or from any Person, whether lawful or unlawful, (b) made or paid, directly or indirectly, contributions to a domestic or foreign political party or candidate, or (c) made or paid improper foreign payments (as defined in the Foreign Corrupt Practices Act).

3.27. No Other Agreement.

No Shareholder has any Contract or arrangement with respect to the sale or other disposition of the Common Stock, except as set forth in this Agreement.

3.28. Brokers.

Except as set forth on Section 3.28 of the Disclosure Schedule, no Shareholder nor the Company or Talen II has used any broker or finder in connection with the transactions contemplated hereby, and neither Buyer nor any Affiliate of Buyer has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained by any Shareholder, the Company or Talen II in connection with any of the transactions contemplated by this Agreement.

3.29. Accuracy of Statements.

Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of any Shareholder or the Company to Buyer or any representative or Affiliate of Buyer in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYER

In order to induce the Talen II and the Shareholders to enter into this Agreement, the Buyer hereby makes the representations and warranties set forth below. Except as set forth in those sections of the Disclosure Schedule corresponding to the sections below:

4.1. Organization.

The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has corporate power, authority and capacity to execute and deliver this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

4.2. Execution and Delivery.

The execution, delivery and performance of this Agreement and the Related Agreements by the Buyer and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by the Buyer, and no other action on the part of the Buyer is necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements by the Buyer and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes, and upon the execution and delivery by the Buyer of the Related Agreements, the Related Agreements will constitute, legal, valid and binding obligations of the Buyer, as the case may be, enforceable against the Buyer in accordance with their terms, assuming valid execution and delivery of this Agreement and the Related Agreements by the other parties thereto, and except as enforceability may be limited by bankruptcy, insolvency, reorganizations, moratorium or other Laws affecting creditors’ rights generally.

4.3. Authority.

The Buyer has full corporate power and authority to conduct its business as and to the extent now conducted and to own the Common Stock.

4.4. Consents and Approvals; No Conflicts, etc.

(a) Except as set forth on Section 4.4 of the Disclosure Schedule, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Buyer of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and thereby.

(b) Except as set forth on Section 4.4 of the Disclosure Schedule, the execution, delivery and performance by Buyer of this Agreement and its Related Agreements do not and will not (i) violate any Law applicable to Buyer or any of its properties or assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of Buyer under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Buyer is a party or by which Buyer or any of its assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of Buyer or indebtedness secured by any of its assets or properties; or (iv) violate or conflict with any provision of Buyer’s articles of incorporation or bylaws.

ARTICLE V
COVENANTS

5.1. Confidentiality.

Each of the parties hereto agrees that it shall, and shall cause its subsidiaries and the officers, employees and authorized representatives of each of them to, hold in strict confidence all data and information obtained by them from the other parties hereto (unless such information is required, in legal counsel’s written opinion, to be disclosed in legal or administrative proceedings) and shall not, and shall ensure that such subsidiaries, directors, officers, employees and authorized representatives do not, except as required by the Securities and Exchange Commission or by Law (in legal counsel’s written opinion), disclose such information to others without the prior written consent of the party from which such data or information was obtained.

5.2. Cooperation by the Parties.

(a) Shareholders’ Post-Closing Access to Records. The parties acknowledge and agree that after the Closing, the Shareholders or their successors may need access to information or documents in the control or possession of the Buyer for the purpose of preparing or filing Tax Returns. The Buyer shall reasonably cooperate in connection with, and, during normal business hours, make available for inspection and copying by, the Shareholders and their successors and their respective representatives, upon prior written request and at their sole cost and expense, such records and files of the Company reasonably necessary to facilitate the purposes of the preceding sentence; provided, however, that the Buyer shall be entitled to require the Shareholders, their successors and representatives to execute and deliver reasonable confidentiality agreements in favor of the Buyer with respect to such records and files and any other information delivered to such Persons pursuant to this Section 5.2(a).

(b) Cooperation with Respect to Examinations and Controversies. The Buyer and the Shareholders shall use all reasonable efforts to cooperate with each other and their respective representatives, in a prompt and timely manner, in conjunction with any inquiry, audit, examination, investigation, dispute or litigation involving any Tax Return (collectively, the “Tax Disputes”) relating to the Business and relating to any federal, state or local Taxes (i) filed or required to be filed by or for the Shareholders for any taxable period beginning before the Closing Date, or (ii) filed or required to be filed by or for the Buyer for any taxable period ending after the Closing Date. Notwithstanding anything to the contrary herein, the Shareholders shall retain control of any Tax Dispute to the extent such Tax Dispute arises out of or is related to events or circumstances prior to the Closing, and the Buyer shall retain control of any Tax Dispute to the extent such Tax Dispute arises out of or is related to events or circumstances after the Closing. Such cooperation shall include, but not be limited to, making available to one another during normal business hours, and within ten (10) days of any reasonable request therefor, all books, records and information, and the assistance of all officers and employees, reasonably required in connection with any Tax inquiry, audit, examination, investigation, dispute, litigation or any other matter. The parties hereto agree to conduct any investigation or examination hereunder without causing any material interference or disruption of the operations of the business of any other party hereto or their Affiliates. The Buyer will retain, until the expiration of the applicable statutes of limitation (including any extensions thereof) copies of all Tax Returns, supporting work schedules and other records relating to Taxes for all taxable years or periods (or portions thereof) ending on or prior to the Closing Date. Buyer agrees to give the Shareholders reasonable notice before amending the tax return for any taxable period ending prior to the Closing Date. Notwithstanding the foregoing, the Shareholders shall have no indemnification obligations with respect to the amendment by the Company of a tax return for any period prior to the Closing Date unless such amendment made is made on the basis of: (i) a final finding in a Tax Dispute requiring such amendment, or (ii) receipt of an opinion from an Board Certified Tax Attorney in the State of Louisiana who is a partner in an AV rated firm of more than 25 attorneys that the amendment of the tax return is necessary because the position taken on such return was more likely than not erroneous as a matter of law. The aforesaid opinion shall be provided to Shareholders for review at least thirty (30) days prior to the amendment of such return along with a statement regarding whether a claim for indemnification will be asserted as a result of such amendment.

(c) Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements upon the terms and conditions set forth therein.

(d) Notification. The Company agrees, on behalf of itself and the Shareholders, that from the date hereof through the Closing, neither the Company nor any of the Shareholders will (nor will they permit any of the Company’s directors, officers, employees, financial advisors, accountants, representatives, agents or counsel to), either directly or indirectly, solicit, encourage, respond to, or discuss any proposal for a transaction that would conflict with or impede the transactions contemplated by this Agreement or any Related Agreement in any material respect, or provide any non-public information to any third party in connection with such a proposal, and the Company will immediately inform Buyer of any such proposal that it or any Shareholder may receive as well as the terms of any such proposal.

5.3. Buyer’s Financing Contingencies.

Buyer shall diligently and in good faith seek to obtain not less than Thirty Million ($30,000,000 USD) United States Dollars in equity or debt financing for the Acquisition upon terms and conditions satisfactory to Buyer.

5.4. Conditions to Closing.

(a) The obligations of the Shareholders and the Buyer hereunder shall be subject to the satisfaction or written waiver on or prior to the Closing date of the following conditions:

(i) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement, or the Related Agreements, shall be in effect, nor shall any proceeding by or with any Governmental or Regulatory Authority or third party seeking any of the foregoing be pending (excluding, in each case, any such matter initiated by the Shareholders, the Buyer, or any of their Affiliates). There shall not be any Action taken or any Law enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement or the Related Agreements, which makes the consummation of such transactions illegal (excluding, in each case, any such matter initiated by the Shareholders, the Buyer, or any of their Affiliates).

(ii) Either Party shall have identified a condition that: (x) in any case could, with or without notice, the passage of time or both, give rise to any present or future liability of the Company or Talen II pursuant to any Environmental Law; and, (y) in the opinion of an independent third-party environmental consultant selected jointly by JESCO Environmental & Geotechnical Services, Inc. and the URS Division of URS Corporation could reasonably be expected to require remediation or other costs of One Million ($1,000,000) Dollars or more (net of reasonably-anticipated recovery from third parties such as insurers). Notwithstanding the foregoing, this condition to closing shall be deemed satisfied if the other Party agrees to indemnify the Party asserting the closing condition against any and all cost arising from the facts and circumstances specifically asserted in excess of $1,000,000;

(b) The obligations of the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(i) All of the representations and warranties of the Buyer contained in this Agreement, or in any of the Related Agreements, on or prior to the Closing Date shall be true and correct, as of the date made (having been deemed to have been made again on and as of the Closing Date) shall be true and correct in all material respects on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date;

(ii) All of the closing deliveries required to be delivered by the Buyer under Section 1.6(b) shall have been made as of the Closing Date;

(iii) The Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement, and any of the Related Agreements, on or prior to the Closing Date, to be performed and complied with by it on or prior to the Closing Date;

(iv) The Estimated Purchase Price is less than $14,300,000. Notwithstanding the foregoing, this condition to closing shall be deemed satisfied if: (aa) the Estimated Purchase Price is more than $13,000,000, and (bb) the Buyer agrees to transfer, within five business days of the Closing, shares of the Buyer’s common stock with a total aggregate current market price, as of the Closing Date, equal to the difference between $14,300,000 and the Estimated Purchase Price. For all purposes of this Section 5.4(b)(iv), the Estimated Purchase Price shall be further adjusted by adding back the amount of any decreases in the Estimated Purchase Price or Estimated Working Capital (v) with a reasonable probability of recovery from insurance policies, (w) caused by the willful acts of a Shareholder or a Related Party with the intent of creating a closing condition in favor of the Shareholders, (x) any increase in Shareholder and Related Party Debt after the date of this agreement or (y) materially due to or arising from any violation of a representation, warranty or covenant under this Agreement hereof and by subtracting (z) the estimated amount of any future liability referred to in Section 5.4(a)(ii) for which Shareholders may be liable in indemnity and (aa) the amount of any reduction of the Purchase Price due to a title issue pursuant to Section 1.6(a)(ii). If the Shareholders receive any shares of the Buyer’s common stock as a result of the provisions of this Section 5.4(b)(iv) Buyer shall use its commercially reasonable efforts to register such shares as part of its first registration of common stock with the United States Securities and Exchange Commission after the Closing.

(c) The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(v) all of the representations and warranties of the Shareholders contained in this Agreement, or in any of the Related Agreements, on or prior to the Closing Date shall be true and correct, as of the date made (having been deemed to have been made again on and as of the Closing Date) shall be true and correct in all material respects on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date;

(vi) all of the closing deliveries required to be delivered by the Shareholders under Section 1.6(a) shall have been made as of the Closing Date;

(vii) the Shareholders shall have performed and complied with in all material respects all covenants and agreements required by this Agreement, and any of the Related Agreements, on or prior to the Closing Date, to be performed and complied with by them on or prior to the Closing Date;

(viii) no Material Adverse Effect shall have occurred with respect to the Shareholders or the Company’s Assets, Liabilities or Business since the Most Recent Financial Statement Date;

(ix) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company other than those whom the Buyer shall have specified in writing on or before the Closing;

(x) all actions to be taken by the Shareholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

(xi) Buyer shall have obtained not less than Thirty Million ($30,000,000 USD) United States Dollars in equity or debt financing for the Acquisition upon terms and conditions satisfactory to Buyer;

(xii) Buyer shall have restructured, refinanced or replaced the Company’s PNC Bank, N.A, credit facility on terms and conditions satisfactory to Buyer;

(xiii) Buyer shall have received reports from its environmental consultants covering all Real Property, the form and substance of which reports shall be satisfactory to Buyer;

(xiv) the licenses, permits and consents marked with an “*” on Disclosure Schedule 3.12 shall have been obtained with effect as of the Closing so that the Company’s business, post-closing, may continue to operate substantially in accordance with past practice; and

(xv) the Company shall have arranged for the long-term, full-time use (whether by purchase or capital lease) of a double hull barge allowed by all refiners to pick up fuel from their respective refinery upon terms and conditions satisfactory to Buyer.

5.5. Access to Information and Facilities.

The Shareholders shall, and shall cause the officers of the Company to, give Buyer and Buyer’s representatives access, upon reasonable notice to and coordination with Raymond Talen, during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of the Company and the Real Property owned by Talen II, and shall make the officers and employees of the Company and Talen II available to Buyer and its representatives as Buyer and its representatives shall from time to time reasonably request. Buyer and its representatives will be furnished with any and all information concerning the Company which Buyer or its representatives reasonably request. Without limiting the foregoing, upon reasonable notice to the Shareholders, the Shareholders shall, and shall cause the Company to, give Buyer and its representatives access to the Real Property during normal business hours to perform such environmental and other tests as Buyer or its representatives may reasonably determine, including constructing wells for testing the location, nature or degree of any groundwater contamination.

5.6. Preservation of Common Stock.

Each Shareholder agrees that it will not sell any of the Common Stock to any Person other than Buyer (or an Affiliate of Buyer) and will not create a Lien over any of the Common Stock.

5.7. Resignation of Officers and Directors.

Each Shareholder shall cause each of the officers and members of the Board of Directors of, and each trustee or fiduciary of any plan or arrangement involving employee benefits of, the Company, if so requested by Buyer, to tender his or her resignation from such position effective as of the Closing.

5.8. Supplemental Information.

From time to time prior to the Closing, the Shareholders will promptly disclose in writing to Buyer any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Buyer or which would render inaccurate any of the representations, warranties or statements set forth in Article III hereof. No information provided to Buyer pursuant to this Section 5.8 shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement or in any Related Agreement.

5.9. Non-Competition.

(a) The Shareholders agree that if there is a Closing, the Shareholders shall not, from and after the date of this Agreement until two (2) years after the Closing Date (“Ending Date”), directly or indirectly (i) except as an officer or employee of Buyer or any of its subsidiaries, engage in, control, advise, manage, serve as a director, officer, or employee of, act as a consultant to, receive any economic benefit from or exert any influence upon, any business engaged in the sale of diesel, aviation or other fuel at wholesale (the “Company’s Business”) which conducts activities in the Territory; (ii) except in connection with any duties as an officer or employee of Buyer or any of its subsidiaries, solicit, divert or attempt to solicit or divert any party who is, was, or was solicited to become, a customer or supplier of the Company or any of its subsidiaries at any time prior to the Closing Date for goods or services in competition with the Company’s Business within the Territory; (iii) employ, solicit for employment or encourage to leave their employment, any person who was during the two-year period prior to such employment, solicitation or encouragement or is an officer or employee of the Company or any of its subsidiaries; (iv)  disturb, or attempt to disturb, any business relationship between any third party and the Company or any of its subsidiaries; or (v) make any statement to any third party, including the press or media, likely to result in adverse publicity for the Company or any of its subsidiaries.

For purposes of this Section 5.9(b), the following definitions shall apply:

(i) “Directly or indirectly” shall include acts or omissions as proprietor, partner, joint venturer, employer, salesman, agent, employee, officer, director, lender or consultant of, or owner of any interest in, any Person.

(ii) “Territory” shall be the Parishes of Jefferson Davis, Cameron, Vermilion, Calcasieu, Terrebonne, Lafourche, Iberville, Plaquemine, West Baton Rouge, State of Louisiana, and the Counties of The following counties within Texas: Jefferson, Galveston, State of Texas.

(b) In the event of actual or threatened breach of the provisions of this Section 5.9, Buyer, in addition to any other remedies available to it for such breach or threatened breach, including the recovery of damages, shall be entitled to an injunction restraining such Executive from such conduct without the necessity to post a bond.

(c) If at any time any of the provisions of this Section 5.9 shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area, scope of activity or otherwise, then this Section shall be reformed and amended to include only such time, area, scope of activity and other restrictions, as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and Shareholder expressly agrees that this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

(d) The provisions of this Section 5.9 shall be in addition to, and not in limitation of, any other provisions contained in any other agreement restricting competition by any Shareholder or Person.

5.10. Tax Matters. Taxes; Apportionments; Post-Closing Adjustments.

(a) All sales, use, transfer, filing, recordation, registration and similar Taxes and fees arising from or associated with the transactions contemplated by this Agreement, whether levied on the Buyer or the Shareholders or their respective Affiliates, shall be paid by the Person upon whom the Taxes are levied.

(b) Buyer and Seller shall work diligently and in good faith to settle all post closing adjustments within sixty (60) days of the Closing.

5.11. Closing Date Working Capital and Inventory Value Adjustment.

(a) On the Closing Date, the Shareholders shall cause the Company to determine the following amounts:

(i) Estimated Adjusted Net Working Capital;

(ii) Estimated Shareholder and Related Party Debt;

(iii)  Estimated Third Party Debt; and

(iv) Estimated Permitted Capital Expenditures.

Such amounts above are to be compared against their respective Target Amounts (as prescribed in Exhibit I). In the event the amounts above differ from their respective Target Amounts then the Purchase Price shall be adjusted by the difference between the Estimated and Target amounts.

The Company (x) will cause an inventory count (the “Inventory Count”) to be made at Buyer’s cost by a third party firm approved by each of the Company and the Buyer, specializing in the observation of inventory and (y) will undertake or cause to be made an examination of the Company’s accounting records as of the close of business on the day that is no greater than four (4) days immediately preceding the Closing Date. On or before the Closing Date, the Shareholders and the Company shall in good faith determine such amounts and adjust its accounting records to reflect any differences between the quantities per the books and the actual amounts.

The Selling Shareholders and Company shall deliver to the Buyer the following reports at least three (3) business prior to the Closing Date together with a certificate executed by Raymond Talen and the Chief Financial Officer as to the accuracy of the numbers and their compliance with GAAP:

(v) Estimated Closing Balance Sheet;

(vi) Estimated Income Statement; and

(vii) Computation of Estimated Purchase Price (Exhibit I).

(b) As soon as reasonably practical after the Closing Date, Buyer and Stockholders shall cause an audit of the Company’s accounting records to be conducted by the Buyer’s independent public accountants registered with the PCAOB (at Buyer’s cost) and will prepare and deliver to the Stockholders and Buyer (i) the Closing Balance Sheet and (ii) a statement of Final Purchase Price Adjustments setting forth the difference between the Final and Estimate amounts of the Purchase Price. Buyer agrees to cause the audit to the Closing Balance Sheet to be completed within thirty (30) days of receipt of all requisite audit schedules and supporting documentation by the Buyer. Shareholders agree to provide to the Buyer’s auditors all of the requested information on their initial request list within fourteen (14) days of the Closing Date.  Shareholders also agree to provide follow-up supporting schedules within a reasonable time-frame.

(c) After receipt of the Closing Balance Sheet and Final Purchase Price Adjustments, the Stockholders (and their accountants) will have twenty (20) calendar days to review the Closing Balance Sheet and Final Purchase Price Adjustments. Buyer will give, or cause to be given, to the Stockholders (and their accountants) reasonable access to all documents, records, work papers (including any work papers of Buyer’s accountants), facilities and personnel of the Company and their respective Affiliates used in their preparation. Unless the Stockholders deliver written notice to Buyer setting forth the specific items disputed by the Stockholders on or prior to the 20th day after the Stockholders’ receipt of the Closing Balance Sheet and the Final Purchase Price Adjustments, the Stockholders will be deemed to have accepted and agreed to the Closing Balance Sheet and Final Purchase Price Adjustments and such statements (and the calculations contained therein) will be final, binding and conclusive. If the Stockholders notify Buyer of objections to the Closing Balance Sheet and Final Purchase Price Adjustments (or any calculations contained therein), which disagreement shall be limited to mathematical errors, and the failure of the Final Purchase Price Adjustment to be prepared or calculated in accordance with GAAP (applied on a consistent basis with, and using the same practices used by the Company in the preparation of the December 31, 2006 Financial Statements) and the terms of this Section 5.11, failure to use appropriate Generally Accepted Auditing Standards (“GAAS”) in the audit of the Closing Balance Sheet and Final Purchase Price Adjustments, and errors in the underlying facts utilized in the preparation of the Closing Balance Sheet and Final Purchase Price Adjustments, the Stockholders and Buyer (and their respective accountants) will, within fifteen (15) days following such notice (the “Resolution Period”), attempt to resolve their differences with respect to the items specified in the notice (the “Disputed Items”), and all other undisputed items (and all calculations relating thereto) will be final, binding and conclusive. Any resolution by the Stockholders and Buyer during the Resolution Period as to any Disputed Items will be final, binding and conclusive.

(d) If the Stockholders and Buyer do not resolve all Disputed Items by the end of the Resolution Period, then all Disputed Items remaining in dispute may be submitted within fifteen (15) days after the expiration of the Resolution Period to a nationally-recognized third party independent arbitrator that is an independent accounting firm registered with the PCAOB reasonably acceptable to both Buyer and the Stockholders (the “Neutral Arbitrator”); provided that if at such time either the Stockholders or Buyer shall discover a bona fide conflict with respect to the Neutral Arbitrator or the Neutral Arbitrator resigns or expressly states its refusal for any reason to resolve the Disputed Items in accordance with this Section 5.11, the parties shall submit the matter to another independent accounting firm registered with the PCAOB reasonably acceptable to both Buyer and the Stockholders to resolve the remaining matters in dispute, and such firm shall be the Neutral Arbitrator for all purposes of this Section. The Neutral Arbitrator shall act as an arbitrator to determine only those Disputed Items remaining in dispute, consistent with this Section 5.11 and shall request a statement from each of the Stockholders and Buyer regarding such Disputed Items. The Neutral Arbitrator will consider only those Disputed Items that Buyer on the one hand and the Stockholders on the other hand are unable to resolve. In resolving any disputed item, the Neutral Arbitrator may not assign a value to any item greater than the greatest value for such item claimed by any party or less than the smallest value for such item claimed by any party. The scope of the disputes to be arbitrated by the Neutral Arbitrator is limited to whether the preparation of the Closing Balance Sheet and the Final Purchase Price Adjustments were done in accordance with GAAP (applied on a consistent basis with, and using the same practices used by the Company in the preparation of, the December 31, 2006 Financial Statements) and the terms of this Section 5.11, appropriate GAAS were used in the audit of the Closing Balance Sheet or Final Purchase Price Adjustments, there are errors in the underlying facts utilized in the preparation of the Closing Balance Sheet and Final Purchase Price Adjustments, and whether there were mathematical errors in the preparation of the Closing Balance Sheet and Final Purchase Price Adjustments, and the Neutral Arbitrator is not to make any other determination. All fees and expenses relating to the work, if any, to be performed by the Neutral Arbitrator will be allocated between the Stockholders (on behalf of the Stockholders) and Buyer in the same proportion that the aggregate amount of the Disputed Items so submitted to the Neutral Arbitrator that is unsuccessfully disputed by such party (as finally determined by the Neutral Arbitrator) bears to the total amount of such Disputed Items so submitted by such party. In addition, the parties shall give the Neutral Arbitrator access to all documents, records, work papers, facilities and personnel as reasonably necessary to perform its function as arbitrator. The Neutral Arbitrator will deliver to the Stockholders and Buyer a written determination (such determination to include a work sheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Neutral Arbitrator by the Stockholders and Buyer) of the Disputed Items submitted to the Neutral Arbitrator within thirty (30) days after receipt of such Disputed Items (or as soon thereafter as practicable), which determination will be final, binding and conclusive, and judgment may be entered on the award.

(e) The final, binding and conclusive Final Purchase Price Adjustments, in each case based either upon agreement by the Stockholders and Buyer, the written determination delivered by the Neutral Arbitrator in accordance with this Section 5.11 or the Stockholders’ failure to notify Buyer, in accordance with Section 5.11(d), of its objections to the Final Purchase Price Adjustments (or any calculations contained therein) will be the “Conclusive Final Purchase Price Adjustments”. If either the Stockholders or Buyer fails to submit a statement regarding any Disputed Items submitted to the Neutral Arbitrator within the time determined by the Neutral Arbitrator or otherwise fails to give the Neutral Arbitrator access as reasonably requested, then the Neutral Arbitrator shall render a decision based solely on the evidence timely submitted and the access afforded to the Neutral Arbitrator by the Stockholders and Buyer.

(f) No Change In Accounting Principles. The Closing Balance Sheet, Closing Income Statement, Estimated Adjusted Net Working Capital, Estimated Shareholder and Related Party Debt, Estimated Third Party Debt, and Estimated Permitted Capital Expenditures are to be prepared in accordance with GAAP applied consistently with those applied in the preparation of the December 31, 2006 Financial Statements.

5.12. Release of Certain Guarantees.

On the Closing Date Buyer shall grant or obtain a full and complete release from personal guarantees by each of Raymond Talen and Christy Talen as guarantor for any liability for the Company, which guarantees are more fully described on Section 5.12 of the Disclosure Schedule.

5.13. Conduct of Business.

Except as set forth in the disclosure schedules (with specific reference to the applicable subsection of this Section 5.13 to which the information stated in such disclosure relates), as consented to in writing by Buyer (such consent not to be unreasonably withheld, conditioned or delayed) or as specifically contemplated or permitted by this Agreement, during the period from the date of this Agreement to the Closing, the Company shall use its commercially reasonable efforts to carry on the Company’s business in the ordinary course substantially consistent with past practice.

5.14. Talen Name.

Shareholders shall cause Raymond Talen to execute all documents reasonably requested by Buyer and/or the Company (including, without limitation, trademark applications) to vest in the Company the right to use the name “Talen” and its derivatives at no cost in the Company’s business in the ordinary course substantially consistent with past practice. For the avoidance of doubt, the Company shall bear all costs of preparing and filing such documents and expansions of the Company’s business shall not require any payment to Mr. Talen or any other person or entity.

ARTICLE VI
INDEMNIFICATION

6.1. Indemnification by the Talen II and Shareholders.

The Shareholders and Talen II hereby agree, jointly and severally, to indemnify and hold harmless the Buyer and its Affiliates and its and their managers, directors, officers, members, shareholders, employees and agents (the “Buyer Indemnitees”) from and after the Closing Date from and against, and shall reimburse the Buyer Indemnitees for, any and all Losses, including without limitation any Losses arising out of the strict liability of any Person, paid, imposed on or incurred by the Buyer Indemnitees, directly or indirectly, resulting from, caused by, arising out of, or in any way relating to and with respect to any of, or any allegation by any third party of, the following:

(a) any breach of or inaccuracy in any representation or warranty on the part of the Talen II or the Shareholders under this Agreement (including the Disclosure Schedule) or any Related Agreement furnished or to be furnished to the Buyer by the Talen II or the Shareholders;

(b) any non-fulfillment of any covenant or agreement on the part of the Talen II or the Shareholders under this Agreement or any Related Agreement; and

(c) any and all Undisclosed Pre-closing Liabilities.

6.2. Indemnification by the Buyer.

Solely for the purpose of indemnification under this Section 6.2, the representations and warranties of the Buyer in this Agreement shall be deemed to have been made without regard to any materiality or Material Adverse Effect qualifiers. The Buyer hereby agrees to indemnify and hold harmless the Talen II, the Shareholders and their Affiliates (the “Seller Indemnitees”) from and after the Closing Date from and against, and shall reimburse the Seller Indemnitees for, any and all Losses, including without limitation any Losses arising out of the strict liability of any Person, paid, imposed on or incurred by the Seller Indemnitees, directly or indirectly, resulting from, caused by, arising out of, or in any way relating to and with respect to any of, or any allegation by any third party of, the following:

(a) any breach of or inaccuracy in any representation or warranty on the part of the Buyer under this Agreement (including the Disclosure Schedule) or any Related Agreement furnished or to be furnished to the Talen II or the Shareholders by the Buyer;

(b) any non-fulfillment of any covenant or agreement on the part of the Buyer under this Agreement or any Related Agreements; and

(c) any failure to pay or otherwise discharge any Section 2.3 Liabilities.

6.3. Procedures for Indemnification.

(a) If there occurs an event that either party asserts is an indemnifiable event pursuant to Section 6.1 or 6.2, the party seeking indemnification (the “Indemnitee”) shall promptly provide notice (the “Notice of Claim”) to the other party or parties obligated to provide indemnification (the “Indemnifying Party”). Providing the Notice of Claim shall be a condition precedent to any Liability of the Indemnifying Party hereunder, and the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder but only if and to the extent that such failure materially prejudices the Indemnifying Party hereunder. In case any such action shall be brought against any Indemnitee and it shall provide a Notice of Claim to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee and, after notice from the Indemnifying Party to such Indemnitee of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnitee hereunder for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the Indemnitee, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the Indemnitee reasonably believes that counsel for the Indemnifying Party cannot represent both the Indemnitee and the Indemnifying Party because such representation would be reasonably likely to result in a conflict of interest, then the Indemnitee shall have the right to defend, at the sole cost and expense of the Indemnifying Party, such action by all appropriate proceedings. The Indemnitee agrees to reasonably cooperate with the Indemnifying Party and its counsel in the defense against any such asserted liability. In any event, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the written consent of each Indemnitee, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the release of the Indemnitee from all Liability in respect to such claim or litigation or that does not solely require the payment of money damages by the Indemnifying Person. The Indemnifying Party agrees to afford the Indemnitee and its counsel the opportunity to be present at, and to participate in, conferences with all Persons, including any Governmental or Regulatory Authority, asserting any Claim against the Indemnitee or conferences with representatives of or counsel for such Persons. In no event shall the Indemnifying Party, without the written consent of the Indemnitee, settle any Claim on terms that provide for (i) a criminal sanction against the Indemnitee or (ii) injunctive relief affecting the Indemnitee.

(b) Upon receipt of a Notice of Claim, the Indemnifying Party shall have twenty (20) calendar days (or such shorter period as may be appropriate under the circumstances) to contest its indemnification obligation with respect to such claim, or the amount thereof, by written notice to the Indemnitee (the “Contest Notice”); provided, however, that if, at the time a Notice of Claim is submitted to the Indemnifying Party the amount of the Loss in respect thereof has not yet been determined, such twenty (20) day period in respect of, but only in respect of the amount of the Loss, shall not commence until a further written notice (the “Notice of Liability”) has been sent or delivered by the Indemnitee to the Indemnifying Party setting forth the amount of the Loss incurred by the Indemnitee that was the subject of the earlier Notice of Claim. Such Contest Notice shall specify the reasons or bases for the objection of the Indemnifying Party to the claim, and if the objection relates to the amount of the Loss asserted, the amount, if any, that the Indemnifying Party believes is due the Indemnitee, and any undisputed amount shall be promptly paid over to the Indemnitee. If no such Contest Notice is given within such twenty (20) day period, the obligation of the Indemnifying Party to pay the Indemnitee the amount of the Loss set forth in the Notice of Claim, or subsequent Notice of Liability, shall be deemed established and accepted by the Indemnifying Party. Nothing herein shall preclude the Indemnifying Party from assuming the defense of such Claim even if it/he/she has delivered a Contest Notice to such claim.

(c) If the Indemnifying Party fails to assume the defense of such Claim or, having assumed the defense and settlement of such Claim, fails reasonably to contest such Claim in good faith, the Indemnitee, without waiving its right to indemnification, may assume, at the cost of the Indemnifying Party, the defense and settlement of such Claim; provided, however, that (i) the Indemnifying Party shall be permitted to join in the defense and settlement of such Claim and to employ counsel at its own expense, (ii) the Indemnifying Party shall cooperate with the Indemnitee in the defense and settlement of such Claim in any manner reasonably requested by the Indemnitee and (iii) the Indemnitee shall not settle such Claim without the written consent of the Indemnifying Party , which shall not be unreasonable withheld.

(d) The Indemnifying Party shall make any payment required to be made under this Article in cash and on demand. Any payments required to be paid by an Indemnifying Party under this Article that are not paid within five (5) business days of the date on which such obligation becomes final shall thereafter be deemed delinquent, and the Indemnifying Party shall pay to the Indemnitee, immediately upon demand, interest at the rate of ten percent (10%) per annum, not to exceed the maximum nonusurious rate allowed by applicable Law, from the date such payment becomes delinquent to the date of payment of such delinquent sums, which interest shall be considered to be Losses of the Indemnitee.

6.4. Survival.

The liability of the Talen II and the Shareholders for their indemnification obligations arising under this Agreement shall be limited to claims for which a Buyer Indemnitee delivers written notice to the Talen II or the Shareholders on or before twenty-four (24) months of the Closing Date, except for claims with respect to the good operating condition of corporeal moveables under Section 3.8 in which case written notice shall be delivered to the Shareholders on or before six (6) months of the Closing Date; provided, however, that any indemnification obligation relating to Environmental Claims or Taxes shall be limited to claims for which a Buyer Indemnitee delivers written notice to the Company on or before the 45th day after the expiration of the applicable statute of limitations.

6.5. Limitations on Indemnification.

(a) No Indemnifying Party shall have any liability with respect to, or obligation to indemnify for, Losses under Article VI hereof unless the aggregate amount of Losses for which such Indemnifying Party would, but for the provisions of this Section 6.5, be liable exceeds, on an aggregate basis, $50,000, but in such event the Indemnifying Party’s obligations under Article VI hereof will be without regard to such threshold and the Indemnitee will be entitled to receive the full amount of such Losses from the first dollar; provided, however, that such threshold shall not apply to losses related to title to the Company’s Assets and Taxes and obligations of a party that arise under this Agreement subsequent to the Closing Date. The combined maximum indemnification liability of the Talen II and the Shareholders shall not exceed Nine Million Three Hundred Sixteen Thousand ($9,316,000); provided, however, that such maximum shall not apply to losses related to title to the Company’s Assets, Liabilities, Taxes and obligations of a party that arise under this Agreement subsequent to the Closing Date. Notwithstanding anything in this Agreement to the contrary, the maximum indemnification liability of each Shareholder shall not exceed the following amounts, respectively: Charles Raymond Talen, $3,150,000; Christy Talen, $3,150,000; The Kimberly Renee Talen Trust No. 1, $900,000; The Sonya Rae Talen Trust No. 1, $900,000; and The Charles Raymond Talen, II Trust No. 1, $900,000 and Talen II $316,000.

(b) Notwithstanding anything to the contrary set forth in this Agreement, the parties hereto agree that consequential and punitive damages and damages for lost profits shall be recoverable only to the extent they are included in a Third Party Claim for which an Indemnifying Party is responsible.

(c) The amount for which any person is entitled to indemnification or other compensation hereunder shall be reduced by any corresponding insurance proceeds actually realized by such party in respect of such matter or by which such insurance has reduced the actual out-of-pocket costs of such party.

(d) In the event that the Company ceases to carry site pollution insurance coverage in an amount equal to or greater that the amount of coverage in place on the day before the Closing Date, the amount of any indemnity recoverable from the Shareholders with respect to any indemnity claim for damages that would have been covered by such site pollution insurance shall be reduced by the amount of such coverage in place on the day before the Closing Date. Regarding other types of insurance coverage, Buyer and Company agree and obligate themselves to cause the Company to maintain in full force and effect policies of insurance of the same types currently in effect (with coverage limitations no less than, and deductibles no greater than, those currently in effect) for a period of twenty-four (24) months from the date of Closing.

(e) Notwithstanding anything contained in this Agreement to the contrary, no Shareholder shall be liable for the breach by another Shareholder of the latter’s noncompetition and/or nonsolicitation obligations or any other obligations that arise under this Agreement or any Related Agreement subsequent to the Closing.

6.6. Inconsistent Provisions.

The provisions of this Article shall govern and control over any inconsistent provisions of this Agreement.

6.7. Right to Indemnification Not Affected by Knowledge.

The right to indemnification in accordance with the provisions of this Article will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant or obligation set forth in this Agreement or any Related Agreement. Any matter is not specifically disclosed in the Financial Statements or on the Disclosure Schedule not be deemed to qualify any representation, warranty, covenant or obligation in any manner. By way of example: the inclusion of a general reserve for a tax liability in the Financial Statements without a detailed description of the issue shall not be deemed a disclosure of an uncertain tax position; a reference to a lease or contract on the Disclosure Statement shall not be deemed an incorporation by reference of every term and condition of such lease or contract into the Disclosure Statement.

6.8. Express Negligence.

THE FOREGOING INDEMNITIES SET FORTH IN THIS ARTICLE ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF, NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY INDEMNIFIED PARTY, INCLUDING, WITHOUT LIMITATION, ARISING UNDER ENVIRONMENTAL LAWS. THE PARTIES HERETO ACKNOWLEDGE THAT THE INDEMNITIES SET FORTH HEREIN MAY RESULT IN THE INDEMNITY OF A PARTY FOR ITS SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF THE INDEMNIFIED PARTY.

ARTICLE VII
TERMINATION

7.1.  Termination.

This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

(a) by mutual consent of the Shareholders and the Buyer;

(b) by the Buyer or the Shareholders if the Closing has not occurred by the date which is the 60th day after the date of this Agreement. Notwithstanding the foregoing, either Buyer or the Shareholders may extend this term by an additional thirty days, upon good cause shown, by written notice to the other Party;

(c) by the Buyer if (i) the title commitments or surveys required to be delivered by the Company pursuant to Section 1.6 contain exceptions or exclusions that are unacceptable to the Buyer or are in a form that is unacceptable to the Buyer in its sole discretion, (ii) there has been a Material Adverse Effect with respect to the Company or the Company’s Assets since the Financial Statement Date;

(d) by the Shareholders if (i) any of the material representations and warranties of the Buyer contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date), in any respect which is material to the Buyer or the ability of the Buyer to consummate the transactions contemplated hereby or by the Related Agreements, or (ii) the Buyer shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of the Buyer under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 30 days after written notice from the Shareholders to the Buyer; or

(e) by the Buyer if (i) any of the material representations and warranties of the Shareholders or the Talen II contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date), in any respect which is material to the Buyer or the ability of the Shareholders to consummate the transactions contemplated hereby or by the Related Agreements, or (ii) the Talen II or Shareholders shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of the Talen II or the Shareholders under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 30 days after written notice from the Buyer to the Company as appropriate.

7.2. Certain Remedies Not Exclusive.

Notwithstanding any provision of this Agreement to the contrary, the Buyer’s and the Shareholders’ sole remedy for any breach hereof shall be to exercise their rights under Article VI, which shall be subject to the procedures and limitations set forth in Article VI, excluding, however, any cause of action for specific performance or injunctive relief, and excluding any cause of action relating to fraud or intentional misconduct.

ARTICLE VIII
MISCELLANEOUS

8.1. Expenses.

Whether or not the transactions contemplated hereby are consummated and except as otherwise specified elsewhere in this Agreement, all costs and expenses (including, without limitation, the fees and expenses of investment bankers, attorneys and accountants) incurred in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby shall be borne by the Buyer, in the case of costs and expenses incurred by the Buyer, and by the Company in the case of costs and expenses incurred by the Shareholders and the Talen II.

8.2. Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given, if given) by hand delivery, telecopy or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

(a) If to the Buyer to:

ALLEGRO BIODIESEL CORPORATION
6033 West Century Boulevard, Suite 1090
Los Angeles, California 90045
Attention: Chief Executive Officer
Telephone: 310 670-2093
Telecopy: 310 670 4107

with a copy to:

Richard Matheny
Phelps Dunbar
445 North Boulevard, Suite 701
PO Box 4412
Baton Rouge 70821-4412
Telephone 225 346-0285
Fax 225 376-0250

(b) If to the Shareholders to:

Charles Raymond Talen
1216 Pom Roy Road
Lake Arthur, LA 70549
Fax 337 774-5547

(c) If to the Talen II to:

Talen Landing II, Inc.
1216 Pom Roy Road
Lake Arthur, LA 70549
Fax 337 774-5547

with a copy to:

Clay Allen
Allen & Gooch
P.O. Box 3768
Lafayette, LA 70502

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by fax shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

8.3. Amendments.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

8.4. Waiver.

The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement or the Related Agreements shall be deemed or shall constitute a waiver of any other provision hereof or thereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

8.5. Headings.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.6. Nonassignability.

This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of all parties hereto; provided, however, that the parties specifically consent to an assignment, in whole or in part, by the Buyer to an Affiliate of the Buyer.

8.7. Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns, and nothing in this Agreement, expressed or implied, is intended to confer upon any other Person any rights or remedies of any nature under or by reason of this Agreement.

8.8. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, and shall become effective when one or more counterparts have been signed by each of the parties hereto.

8.9. Governing Law; Consent to Jurisdiction.

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Louisiana, without regard to its conflicts of law rules.

(b) Any controversy or Claim (as defined below) arising out of or relating to this Agreement or any breach thereof, any transaction covered hereby, the subject matter related hereto or the enforceability hereof, whether based in whole or in part on written or oral communications, and including but not limited to, any Claims (as defined below) based in whole or in part on negligence, fraud or similar statutes, laws or regulations, shall be resolved by binding arbitration in accordance with the provisions of this Section 8.9.

(c) Except as provided herein to the contrary, the arbitration shall be conducted in accordance with the then applicable Commercial Arbitration Rules of the American Arbitration Association. Any matter submitted to arbitration pursuant to this Agreement shall be conducted in accordance with the then applicable Commercial Arbitration Rules of the American Arbitration Association; however, nothing contained in this Agreement shall be construed as requiring (or shall require) that the arbitration be conducted or administered by the American Arbitration Association. Judgment upon any award rendered by the arbitrator may be entered and a confirmation order sought in any court having jurisdiction thereof; provided, however, that the arbitrator shall have no power to make any award of or for punitive damages nor shall the arbitrator amend, supplement or reform in any regard any of the rights, remedies or obligations of any party hereunder, or the enforceability of any of the terms hereof. Any attorney-client privilege and other protection against disclosure of privileged or confidential information including, without limitation, any protection afforded work-product of any attorney, that could otherwise be claimed by any party shall be available to, and may be claimed by, any such party in any arbitration proceeding. No party waives any attorney-client privilege or any other protection against disclosure of privileged or confidential information by reason of anything contained in, or done pursuant to, the arbitration provisions of this Agreement. Any arbitration shall be conducted in Lafayette, Louisiana, before a single arbitrator or before a panel of three (3) arbitrators, whichever is applicable, appointed in the manner provided below. To the extent and only to the extent that any controversy or claim arising out of or relating hereto is determined to be a non-arbitrable issue, claim or controversy under applicable law, the parties hereto agree to stay any litigation or suit relating to such non-arbitrable cause of action, controversy or claim until all other arbitrable controversies, claims and issues are resolved by binding arbitration in accordance with this Section 8.9. All parties hereto agree that any findings, judgments, or awards rendered by the arbitrator shall be binding on all parties and may not be resubmitted or litigated in any litigation, suit or proceeding relating to non-arbitrable issues.

(d) Any party who desires to submit an issue(s) to arbitration shall notify the other party in writing of the issue(s) to be arbitrated and a brief statement of the matter in controversy. If the parties are unable to resolve their differences within ten business days of the receipt of such notice then either party may submit that issue(s) to arbitration.

(e) Within 10 days of the submission of issue(s) to arbitration the parties shall meet and attempt to agree on the selection and appointment of an arbitrator. If agreement is reached as to the arbitrator within ten days after such 10-day period, then the arbitrator shall be notified of his appointment and instructed to proceed with determining the issues to be arbitrated. If the parties are unable to agree upon a single arbitrator within such ten day period, then as soon as practicable thereafter the Company or Shareholders as a group (if more than one Shareholder is involved in the dispute) shall appoint one (1) arbitrator and the Buyer shall appoint one (1) arbitrator. The two (2) arbitrators so selected shall select a third (3rd) arbitrator. If an arbitrator fails, refuses or is unable to act as an arbitrator pursuant hereto, then a substitute arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as the appointment of the arbitrator so failing, refusing or unable to act. Notwithstanding anything contained herein to the contrary, any arbitrator appointed hereunder shall be an attorney licensed to practice law in any state of the United States of America for a minimum of ten (10) years.

(f) Any party to this Agreement may bring as summary proceedings (including, without limitation, a plea in abatement or motion to stay further proceedings) an action in court to compel arbitration of any issues, claims and controversies in accordance with this Agreement.

(g) Any action or claim seeking injunctive or equitable relief or connected with the enforcement of an award made pursuant to this Section 8.9, shall be brought in the United States District Court for the Western District of Louisiana, or in the event that federal jurisdiction does not pertain, in the state courts of the State of Louisiana in Lafayette Parish. Each of the parties hereto hereby submits and consents to the jurisdiction of such courts for the purpose of any such suit, action or proceeding and hereby irrevocably waives (a) any objection which any of them may now or hereafter have to the laying of venue in such courts, and (b) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

8.10. Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In such case, the parties hereto shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable so as to preserve as nearly as possible the contemplated economic effects of the transactions contemplated hereby.

8.11. Entire Agreement.

This Agreement and the exhibits and schedules hereto and the Related Agreements constitute the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, among the parties hereto with respect to the subject matter hereof and thereof. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby.

8.12. English Language.

This Agreement, the Related Agreements and all notices or other communications in connection herewith or therewith shall only be in the English language.

8.13. Brokers.

In addition to the obligations set forth in Article VI hereof, each party shall indemnify and hold the other parties harmless from and against any agent or holder claiming by or through it for any fee or other compensation due or allegedly due that broker or agent. The obligations under this Section 8.13 shall not be subject to the limitations on liability contained in Article VI hereof.

ARTICLE IX
DEFINITIONS

9.1. Definitions.

As used herein, terms defined in the Agreement have the meaning set forth in the Agreement, the following additional terms have the meanings set forth below:

“Actions, Proceedings or Claim” means any action, suit, proceeding, arbitration or any investigation or audit by any Person, Governmental or Regulatory Authority or threatened.

“Adjusted Net Working Capital” means Working Capital plus the current portion of any long term debt and deferred tax liabilities included in current liabilities and less any deferred tax assets.

“Estimated Adjusted Net Working Capital” means the estimated Adjusted Net Working Capital amount determined by the Company and the Shareholders as of the Closing Date.

“Final Adjusted Net Working Capital” means the Adjusted Net Working Capital amount as of the Closing Date as determined by the Buyer based upon the post-closing audit of the Company’s books and records by independent public accountants.

 “Affiliate” shall mean, with respect to any specified Person, (i) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (ii) any other Person which is a director, officer or partner or member or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, of the specified Person or a Person described in clause (i) of this paragraph, (iii) another Person of which the specified Person is a director, officer, or partner or member or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (iv) another Person in which the specified Person has a substantial beneficial interest or as to which the specified Person serves as trustee or in a similar capacity, or (v) any relative or spouse of the specified Person or any of the foregoing Persons, any relative of such spouse or any spouse of any such relative; provided that at any time after the Closing Date, the Company and the Talen II on the one hand and Shareholders and its Affiliates (other than the Company and the Talen II) shall not be deemed to be Affiliates of each other.

“Agreement” shall mean this Stock Purchase and Sale Agreement, including all exhibits, attachments and schedules hereto, as it may be amended from time to time in accordance with its terms.

“Books and Records” means all documents instruments, papers, books and records, books of account, files and data (including customer and supplier lists), catalogs, brochures, sales literature, promotional material, certificates and other documents used in or associated with the conduct of the Business or the ownership of the Company’s Assets, including, without limitation, financial statements, Tax Records (including Tax Returns), ledgers, minute books, copies of Contracts, Licenses and Permits, operating data and environmental studies and plans.

“Business” means the business and goodwill of the Company as a going concern.

 “Caillier” means Bryan Caillier.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

“Closing Balance Sheet” means Company’s balance sheet as of the Closing Date prepared in conformity with GAAP applied consistently in accordance with the accounting practices of the Company used in preparation of the Financial Statements and presenting fairly the financial position, assets and liabilities of the Company as of the close of business on the date thereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or agreement (whether written or oral).

“Disclosure Schedule” means the schedules attached hereto and incorporated herein by reference of the Company, the Shareholders, the Talen II and the Buyer as appropriate in the context and as referenced throughout this Agreement.

“Doucet” means Dale Doucet.

“Environmental Action” means any administrative, regulatory or judicial action, suit, demand, Claim, notice of non-compliance or violation, investigation, request for information, proceeding, consent order or consent agreement by any Person relating in any way to any Environmental Law or any Environmental Permit.

“Environmental Laws” means any applicable federal, state or local law, statute, rule, regulation, ordinance or judicial or administrative decision or interpretation in effect on the date of this Agreement relating to the environment, human health or safety, pollution or other environmental degradation or Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, certificate, registration, license or other authorization required under any Environmental Law.

“Escrow” shall mean the escrow under the Escrow Agreement.

“Escrow Agent” shall mean the bank or trust company selected by Buyer to hold the Escrow.

“Escrow Agreement” shall mean the Escrow Agreement among the Shareholders, Buyer and Escrow Agent substantially in the form attached hereto as Exhibit D.

“Estimated Purchase Price Adjustments” means the Adjusted Net Working Capital as of the Closing Date.

“Estimated Shareholder and Related Party Debt” means the Shareholder and Related Party Debt at the Closing Date.

“Estimated Third Party Debt” means the Third Party Debt as of the Closing Date.

“Financial Statement” means the balance sheets and statements of income, changes in stockholders’ equity, and cash flow, including the notes thereto, as of and for the fiscal years ended December 31, 2005, and December 31, 2006 (the “Most Recent Fiscal Year End”) for the Company; and (ii) balance sheets and statements of income, changes in stockholders’ equity, and cash flow (the “Most Recent Financial Statements”) as of and for the interim quarterly periods ended during the Most Recent Fiscal Year and after the Most Recent Fiscal Year End and prior to the Closing Date (the “Most Recent Fiscal Month End”) for the Company.

“Financial Statement Date” means December 31, 2005, December 31, 2006 and such interim financial statement dates that may be applicable.

“GAAP” means United States generally accepted accounting principles consistently applied (as such term is used in the American Institute of Certified Public Accountants Professional Standards).

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

“Hazardous Materials” means (a) petroleum or petroleum products, fractions, derivatives or additives, natural or synthetic gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls and radon gas, (b) any substances defined as or included in the definition of “hazardous wastes,” “hazardous materials,” “hazardous substances,” “extremely hazardous substances,” “restricted hazardous wastes,” “special wastes,” “toxic substances,” toxic chemicals or “toxic pollutants,” “contaminants” or “pollutants” or words of similar import under any Environmental Law, (c) radioactive materials, substances and waste, and radiation, and (d) any other substance exposure to which is regulated under any Environmental Law or could give rise to Liability under common law.

“Indebtedness” of any Person means any obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, indentures or similar instruments, (c) for the deferred purchase price of goods and services (other than trade payables incurred in the ordinary course of business), (d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

“Intellectual Property” means all patents, copyright registrations, trademark and service mark registrations, applications for any of the foregoing, and whether or not registered, all designs, copyrights, trademarks, service marks, trade names, secret formulae, trade secrets, secret processes, computer programs, source codes and confidential information, including all rights to any such property that is owned by and licensed from others and any goodwill associated with any of the above.

“Investment Assets” means all debentures, notes and other evidence of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnership, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company and issued by any Person other than the Company (other than trade receivables generated in the ordinary course of business).

“Knowledge of the Shareholders,” the Shareholders’ Knowledge,” “Known to the Talen II or the Shareholders,” or other like words mean the knowledge of the Shareholders, the Talen II and any Affiliate of each after due inquiry.

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements in effect on the date of this Agreement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority and “Laws” includes, without limitation, all Environmental Laws.

“Leases” means any contract for lease of real property.

“Liabilities” means all Indebtedness, Claims, legal proceedings, obligations, duties, warranties or liabilities, including, without limitation, STRICT LIABILITY, of any nature (including any undisclosed, unfixed, unknown, unliquidated, unsecured, unmatured, unaccrued, unasserted, contingent, conditional, inchoate, implied, vicarious, joint, several or secondary liabilities).

“Licenses” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises, Environmental Permits and similar consents granted or issued by any Person and are associated with or necessary to operate the Purchased Assets or are used in connection with the Business.

“Liens” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claims, levy, charge, option, right of first refusal, charges, debentures, indentures, deeds of trust, easements, rights-of-way, restrictions, encroachments, licenses, Leases, Permits, security agreements or other encumbrance of any kind and other restrictions or limitations on the use or ownership of real or personal property or irregularities in title thereto or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

“Loss” or “Losses” means any loss, damage, injury, harm, detriment, Liability, diminution in value, exposure, claim, demand, proceeding, settlement, judgment, award, punitive damage award, fine, penalty, fee, charge, cost or expense (including, without limitation, reasonable costs of attempting to avoid or in opposing the imposition thereof, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors), as well as with, respect to compliance with the requirements of environmental law, expenses of remediation and any other remedial, removal, response, abatement, cleanup, investigative, monitoring, or record keeping costs and expenses.

“Material Adverse Effect” shall mean an effect (or circumstance involving a prospective effect) on (i) the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company which is materially adverse or (ii) the ability of a Shareholder to perform its obligations under this Agreement or any of its Related Agreements or to consummate the transactions contemplated hereby or thereby on a timely basis, except that none of the following shall be deemed in themselves to have a Material Adverse Effect (a) any changes in laws, rules or regulations of general applicability or interpretations thereof by Governmental Authorities that do not disproportionately affect the Company and (b) any changes in general economic conditions that do not disproportionately affect the Company.

“Option” with respect to any Person means any security, right, subscription, warrant, option, “phantom” stock right or other Contract that gives the right to (a) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (b) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

“Permitted Capital Expenditures” means purchases of property, plant and equipment (i) set forth on Exhibit “G” hereto, and (ii) those incurred subsequent to the date of execution with the prior written consent or approval ofthe Buyer.

“Permitted Lien” means (a) any Lien for Taxes incurred in the ordinary course of business not yet due and for which adequate reserves have been established on the Financial Statements, (b) liens in favor of landlords, carriers, warehousemen, mechanics, workmen and materialmen and statutory construction or similar liens arising by operation of law or incurred in the ordinary course of business for sums not yet due or that are being contested in good faith as to which adequate reserves exist (to the extent such reserves are required by GAAP applied consistently during such periods in accordance with the past accounting practices of the Company), (c) water rights or claims or title to water, whether or not shown by the public records, (d) any Lien created by the Buyer, (e) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, unemployment insurance or other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, (f) rights reserved to or vested in any Governmental or Regulatory Authority to control or regulate any real property or interests therein in any manner, and all Laws of any Governmental or Regulatory Authority, and (g) matters of title respecting the Real Property shown on the Title Policy.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association of Governmental or Regulatory Authority.

“Purchase Price” shall mean the cash amount of Nineteen Million (($19,000,000.00) Dollars.

“Purchase Price Adjustments” shall mean the difference between Estimated amounts and Target amounts.

“Real Property” means all of the real estate owned or leased by the Company and by Talen II, respectively.

“Related Agreements” means all exhibits, disclosures and attachments hereto, the Employment Agreements entered into by Caillier and Doucet, the Consulting Agreement entered into by Raymond Talen, the Noncompetition Agreement by the Shareholders, and any other agreement, certificate or similar document executed pursuant to this Agreement.

“Related Person” with respect to a particular individual:

(a) each other member of such individual’s Family;

(b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family;

(c) any Person in which such individual or members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and

(d) any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

(a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

(b) any Person that holds a Material Interest in such specified Person;

(c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

(d) any Person in which such specified Person holds a Material Interest;

(e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

(f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse [and former spouses], (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least five % of the outstanding voting power of a Person or equity securities or other equity interests representing at least five% of the outstanding equity securities or equity interests in a Person.

“Release” means the presence, release, issuance, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Materials through the air, soil, surface water, ground water or property other than as specifically authorized by (and then only to the extent in compliance with) all Environmental Laws and Environmental Permits.

“Target” means an amount as of November 30, 2006.

“Target Adjusted Net Working Capital” means $25,128,982.

“Target Shareholder and Related Party Debt” means $3,092,913.

“Target Third Party Debt” means $19,111,113.

“Taxes” means any and all taxes, fees, levies, duties, tariffs, import and other charges imposed by any taxing authority, together with any related interest, penalties or other additions to tax, or additional amounts imposed by any taxing authority, and without limiting the generality of the foregoing, shall include net income taxes, alternative or add-on minimum taxes, gross income taxes, gross receipts taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, franchise taxes, profits taxes, license taxes, transfer taxes, recording taxes, escheat taxes, withholding taxes, payroll taxes, employment taxes, excise taxes, severance taxes, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profit taxes, environmental taxes, custom duty taxes or other governmental fees or other like assessments or charges of any kind whatsoever.

“Tax Returns” means all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

“Third Party Claim” means a claim by any Person other than a party to this Agreement or the Affiliate of a party to this Agreement, and their respective officers, directors, employees, agents or other representatives;

“Total Loss” shall mean the actual, constructive or agreed total loss of the economic benefit of any Purchase Asset.

“Undisclosed Pre-closing Liabilities.” means all Liabilities of the Company that, directly or indirectly, relate to, result from or arise out of, facts, conduct, conditions or circumstances in existence on or before the Closing Date except for: (i) items disclosed in the Financial Statements, the Closing Balance Sheet or the Disclosure Schedule (ii) liabilities, debts or obligations taken into account in the calculation of the Estimated Purchase Price or the Estimated Working Capital Adjustment, and(iii) Liabilities to be paid or discharged pursuant to Section 2.3 of the Agreement.

“Vessels” means the vessels listed in Section 3.19 of the Disclosure Schedule, together with the Vessels’ respective engines, tackle, winches, cordage, general outfit, electronic and navigation equipment, radio installations, appurtenances, appliances, spares or replacement parts, stores, tools and provisions designated for the Vessels whether on board or ashore, including fuel on board the Vessel that is not the property of a charterer.

“Working Capital” as of any date shall mean the Company’s current assets as of that date less its current liabilities as of that date in each case determined in accordance with GAAP as applied in the preparation of the Company’s December 31, 2006, Financial Statements.

9.2. Other Definitional Provisions.

(a) The words “hereof,” “herein” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular provision of this Agreement.

(b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c) The terms defined in the neuter or masculine gender shall include the feminine, neuter and masculine genders, unless the context clearly indicates otherwise.

(d) For purposes of this Agreement, “ordinary course of business” shall include, without limitation, spot service agreements and negotiating contract renewals consistent with past practices.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS]

This Agreement has been duly executed and delivered by the parties on the date first above written.

BUYER: ALLEGRO BIODIESEL CORPORATION

By:	/s/ W. Bruce Comer III
Name:	W. Bruce Comer III
Title:	CEO

TALEN’S MARINE & FUEL, INC.

By:	/s/ C. R. Talen
Name:	C. R. Talen
Title:	President

INTERVENER:

TALEN’S LANDING II, INC.

By:	/s/ C. R. Talen
Name:	C. R. Talen
Title:	President

SHAREHOLDERS:
/s/ C. R. Talen
Charles Raymond Talen

/s/ Julia Christine Moore Talen
Julia Christine Moore Talen

THE KIMBERLY RENEE TALEN TRUST NO. 2

By:	/s/ Henry Dugan
Henry Dugan, Trustee

By:	/s/ Jason Faul
Jason Faul, Trustee

THE SONYA RAE TALEN TRUST NO. 2

By:	/s/ Henry Dugan
Henry Dugan, Trustee

By:	/s/ Jason Faul
Jason Faul, Trustee

THE CHARLES RAYMOND TALEN, II TRUST NO. 2

By:	/s/ Henry Dugan
Henry Dugan, Trustee

By:	/s/ Jason Faul
Jason Faul, Trustee

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into as of June 22, 2007 by and between J. Bryan Caillier (“Executive”) and Talen Marine and Fuel, Inc., a Louisiana corporation (the “Company”). This Agreement shall become effective as a valid and binding contract as of the date first above written, provided that the operative provisions hereof shall not become effective until the Closing (as defined in that certain Stock Purchase and Sale Agreement dated as of June 22, 2007, by and among the Company, Allegro Biodiesel Corporation (“Parent”) and certain other parties (the “Stock Purchase Agreement,” and such Closing being hereinafter referred to as the “Effective Date”)). In the event that the Stock Purchase Agreement is terminated or the transactions contemplated by the Stock Purchase Agreement are abandoned, this Agreement shall be null and void ab initio and shall have no force and effect.

WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for Executive’s services; and

WHEREAS, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

ARTICLE I
DEFINITIONS

For purposes of the Agreement, the following terms are defined as follows:

1.1  “Affiliate” means, with respect to any party, any corporation, limited liability company, partnership, joint venture, firm and/or other entity which Controls, is Controlled by or is under common Control with such party.

1.2  “Board” means the Board of Directors of the Company.

1.3  “Business” means the business of the Company, which is engaged in the distribution of fuel , lubricant and related materials, including but not limited to, storage and transportation, and wholesale and retail distribution of diesel, bio-diesel and bio-diesel blends, and any other business activity or service in which the Company or any Affiliate of the Company is engaged or making an active effort to develop business at the time of termination of Executive’s employment with the Company or any Affiliate of the Company. Executive agrees that the Company may periodically revise the description of the Business of the Company to reflect changes in the Company’s business. Executive acknowledges and agrees that as consideration for executing this Agreement, Executive agrees to sign addenda to this Agreement which update the description of the Business of the Company as revised by the Company.

1.4  “Cause” means:

(a)  Executive’s willful failure to substantially perform the duties assigned to Executive in accordance with the Agreement or Executive’s breaching in any material respect any provisions of this Agreement or the employee policies and procedures of the Company;

(b)  Executive’s failure to carry out, or comply with, in any material respect any lawful directive of the Board or the appropriate individual to whom Executive reports;

(c)  Executive’s commission at any time of any act or omission that results in, or that may reasonably be expected to result in, a conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

(d)  Executive’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing Executive’s duties and responsibilities under this Agreement;

(e)  Executive’s violation of the Company’s drug and alcohol free workplace policy;

(f)  Executive’s commission at any time of any act of fraud, embezzlement, material misappropriation, material misconduct, or breach of fiduciary duty against the Company; or

(g)  Executive’s violation in any material respect of any federal, state or local law applicable to the Company or any Affiliate of the Company.

1.5  “Confidentiality Agreement” means the Company’s form of Proprietary Information and Invention Assignment Agreement to be executed by Executive contemporaneously with the execution of this Agreement and that is attached hereto as Annex A.

1.6  “Control” means (i) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or participating assets entitled to vote for the election of directors; and (ii) in the case of non-corporate entities (such as individuals, limited liability companies, partnerships or limited partnerships), either (A) direct or indirect ownership of at least fifty percent (50%) of the equity interest, or (B) the power to direct the management and policies of the non-corporate entity.

1.7  “Covered Entity” means every Affiliate of Executive, and every business, association, trust, corporation, partnership, limited liability company, proprietorship or other entity in which Executive has invested (whether through debt or equity securities), or has contributed any capital or made any advances to, or in which any Affiliate of Executive has an ownership interest or profit sharing percentage, or a firm from which Executive or any Affiliate of Executive receives or is entitled to receive income, compensation or consulting fees in which Executive or any Affiliate of Executive has an interest as a lender (other than solely as a trade creditor for the sale of goods or provision of services that do not otherwise violate the provisions of this Agreement); provided, however, that only entities whose management decisions are influenced by Executive shall be considered Covered Entities for purposes of this Agreement. The agreements of Executive contained herein specifically apply to each entity which is presently a Covered Entity or which becomes a Covered Entity subsequent to the date of this Agreement, and in both cases is a Covered Entity at the time of a violation of Article V of this Agreement. Notwithstanding anything contained in the foregoing provisions to the contrary, the term “Covered Entity” shall not include the Company or any Affiliate of the Company.

2

1.8  “Disability” means a determination that Executive is unable or unwilling to substantially perform the material duties and responsibilities contemplated by this Agreement as a result of a disability within the meaning of the Company’s disability insurance plan, which inability continues for a period exceeding ninety (90) consecutive days or shorter periods exceeding ninety (90) days in the aggregate during any twelve (12) month period.

1.1  “Involuntary Termination Without Cause” means either Executive’s dismissal or discharge by the Company for any reason other than for Cause or Executive’s resignation within 12 months after a Sale of the Company as a result of a material diminution in Executive’s duties or responsibilities. The termination of Executive’s employment as a result of Executive’s death or Disability shall not be deemed to be an Involuntary Termination Without Cause.

1.2  “Restricted Area” means each and every state, county, parish, city or other political subdivision or geographic location in the United States or in any other territory or jurisdiction outside the United States, in which the Company or any Affiliate of the Company is engaged in or conducts the Business. The Restricted Area includes the geographic territory specifically set forth in Annex C of this Agreement. Executive agrees that the Company may periodically revise the Restricted Area to reflect any changes in the geographic territory in which the Company is conducting Business. Executive acknowledges and agrees that as consideration for this Agreement, Executive agrees to sign addenda to this Agreement which update the Restricted Area to reflect the geographic territory in which the Company conducts its Business as revised by the Company.

1.3  “Restricted Period” means the period commencing on the Effective Date and continuing until the second anniversary of Executive’s termination (whether voluntary or not) of employment with the Company and all Affiliates of the Company.

1.4  “Sale of the Company” means the consummation of any of the following: (i) the closing of a business combination (e.g., merger) of the Company with any other corporation or other type of business entity, which results in the voting securities of the Company outstanding immediately prior thereto not continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such controlling surviving entity outstanding immediately after such business combination; or (ii) the sale or other transfer or disposition by the Company of all or substantially all of the Company’s assets by value; or (iii) an acquisition of any voting securities of the Company by any “person” (as the term “person” is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities.

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1.5  “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended and the Department of Treasury Regulations and other interpretive guidance issued thereunder.

1.6  “Stock Plan” means Parent’s 2006 Incentive Compensation Plan, as may be amended from time to time.

1.7  “Term” means the period commencing on the Effective Date and terminating on the second (2nd) anniversary thereof, subject to earlier termination pursuant to the provisions of Article IV hereof.

ARTICLE II
EMPLOYMENT BY THE COMPANY

2.1  Position and Duties.  During the Term, the Company hereby agrees initially to employ Executive in the position of Senior Vice President Operations and Executive hereby agrees to provide services for the Company, on such terms and conditions as provided in this Agreement. Executive shall perform such duties as are customarily associated with the position of Senior Vice President Operations and such other duties as are commensurate with Executive’s position and are assigned to Executive by the Company. Executive understands and agrees that the Company may change Executive’s position and/or duties from time to time in its sole discretion (provided, however, that any change in Executive’s position or duties that requires the Executive to relocate to any location that represents a material change in the geographical location where Executive must perform services (within the meaning of Section 409A) and is more than 30 miles from each of Lafayette LA, Baton Rouge LA and New Orleans LA to which the Executive does not consent shall constitute an Involuntary Termination Without Cause). While Executive is employed by the Company during the Term, Executive shall devote Executive’s efforts and substantially all of Executive’s business time and attention (except for vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies or as otherwise set forth in this Agreement) to the business of the Company. Except with the prior written consent of the Company, Executive shall not during the Term undertake or engage in any other employment, occupation or business enterprise, other than ones which do not detract from Executive’s business time and attention devoted to the Company (if Executive is employed by the Company at such time) or in which Executive is a passive investor and are not in violation of the provisions in Article V. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of Executive’s duties hereunder.

2.2  Employment Policies. The employment relationship between the parties shall also be governed by the employment policies of the Company, including but not limited to, those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company’s employment policies, this Agreement shall control.

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ARTICLE III
COMPENSATION

3.1  Base Salary. During the Term, Executive shall receive for services to be rendered hereunder an annual base salary of $125,000 (as may be increased from time to time, the “Salary”), payable on the regular payroll dates of the Company as may be in effect from time to time. Subject to Executive’s continued employment hereunder, Salary shall be increased to $135,000 on the first anniversary of the Effective Date. Thereafter, Salary shall be adjusted from time to time as determined by, and in the sole discretion of, the person to whom Executive then reports or the Board of Directors.

3.2  Signing Bonus. As soon as administratively practicable following the Effective Date, the Company shall pay $15,000 to Executive in a cash lump sum, subject to applicable tax and other withholdings.

3.3  Target Bonus. During the Term, Executive shall be eligible for a target bonus of fifty percent (50%) of Executive’s Salary (the “Target Bonus”) and a stretch bonus of up to an additional fifty percent (50%) of Executive’s Salary (the “Stretch Bonus”) based on the Company’s financial performance as determined by the Board of Directors, in its sole discretion, pro-rated for a partial year and/or less-than-full-time employment and subject to Executive’s continued employment with the Company or an Affiliate of the Company through the applicable payment date; provided, that the minimum Target Bonus payable to Executive for fiscal year 2007 shall be $25,000.

3.4  Stock Option. The Company shall grant to Executive under the Stock Plan an option to purchase 250,000 shares of common stock of Allegro Biodiesel Corporation (the “Stock Option”). The Stock Option shall have an exercise price equal to the per share price at which Allegro Biodiesel Corporation raises equity financing in connection with its acquisition of the Company. The Stock Option shall vest as to one-sixth (1/6th) of the shares subject thereto on each of January 1, 2008 and January 1, 2009, subject to Executives continued employment with the Company or an Affiliate of the Company hereunder. The Stock Option shall further vest as to one-third (1/3rd) of the shares subject thereto on each of January 1, 2008 and January 1, 2009, subject to Executive’s continued employment with the Company or an Affiliate of the Company hereunder and the Company’s achievement of the performance criteria set forth in Annex B. The Stock Option shall become exercisable as it vests and remain exercisable until the date that is two and one-half months after the last day of the calendar year in which the relevant Stock Option vests (that is, March 15, 2009 and March 15, 2010, respectively, in the case vesting were to occur on January 1, 2008 and January 1, 2009). The parties acknowledge and agree that they each intend the vesting and exercise provisions of the Stock Option to be made in a manner compliant with the provisions of Section 409A of the Internal Revenue Code.

3.5  Standard Company Benefits. During the Term, Executive shall be entitled to all rights and benefits under the terms and conditions of the standard Company benefits and compensation practices that may be in effect from time to time and are provided by the Company to similarly situated employees generally. Such benefits shall include, without limitation, (i) a car allowance of $750 per month or provision of a mutually-agreed vehicle, (ii) maintenance and upkeep (including repairs) on Executive’s vehicle (other than power train) and (iii) provision of or reimbursement for fuel used in Executive’s vehicle in connection with the Company’s business.

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ARTICLE IV
TERMINATION

4.1  Termination for Cause; Resignation. In the event that the Company terminates Executive’s employment for Cause or Executive resigns for any reason other than in an Involuntary Termination without Cause, the Company shall have no obligation to Executive except for payment of any Salary, vacation and expense reimbursement accrued and unpaid through the effective date of termination and except as otherwise required by law (collectively, the “Accrued Obligations”). Termination of Executive’s employment for Cause shall be communicated by delivery to Executive of a written notice from the Company stating that Executive’s employment will be terminated for Cause, specifying the particulars thereof and the effective date of such termination. The date of a resignation by Executive shall be the date specified in a written notice of resignation from Executive to the Company, provided that Executive shall provide at least sixty (60) days’ advance written notice of his resignation. In the event Executive resigns his employment pursuant to this Section 4.1, the Company may, at its sole discretion, relieve Executive of some or all of his duties prior to the effective date of the resignation. Company shall pay Executive the Accrued Obligations through the effective date of the resignation, but shall thereafter have no further obligation to Executive.

4.2  Involuntary Termination Without Cause. In the event that, prior to the expiration of the Term, Executive’s employment terminates due to an Involuntary Termination Without Cause, (a) Executive shall receive payment of his Accrued Obligations, and (b) subject to Executive’s delivery and nonrevocation of an executed, effective general release of employment-related claims against the Company and the Affiliates of the Company, Executive shall be entitled to (i) severance consisting of a lump sum cash payment equal to six (6) months of Executive’s Salary and (ii) 100% of Executive’s outstanding options to purchase common stock of Allegro Biodiesel Corporation shall become vested and exercisable. Except as provided in this Section 4.2 or as otherwise required by applicable law, Executive shall have no right under this Agreement or otherwise to receive any other compensation or to participate in any other plan, program or arrangement, including, without limitation, any employee benefit plans, after an Involuntary Termination Without Cause with respect to the year of such termination and later years. The date of Executive’s Involuntary Termination Without Cause shall be the date specified in a written notice of termination to Executive.

4.3  Termination Due to Disability. In the event of Executive’s Disability, the Company shall be entitled to terminate his employment upon written notice by the Company to Executive. In the case that the Company terminates Executive’s employment due to Disability, the Company shall have no further obligations to Executive, except for payment of the Accrued Obligations through the date of termination and the vesting of all Stock Options as described in Section 3.4 of this Agreement on a pro rata basis based on the length of employment at the time of termination of Executive’s employment due to Disability.

4.4  Termination Upon Death. This Agreement shall immediately terminate without action or notice by either party upon the death of Executive and without further obligation by the Company, except for payment of the Accrued Obligations through the effective date of termination and the vesting of all Stock Options as described in Section 3.4 of this Agreement on a pro rata basis based on the length of employment at the time of termination of Executive’s employment due to death.

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ARTICLE V
COVENANTS OF EXECUTIVE

5.1  Confidentiality Agreement. Executive hereby acknowledges that he has executed and delivered to the Company, contemporaneously with the execution and delivery of this Agreement, the Confidentiality Agreement. Executive hereby acknowledges and understands that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Executive’s employment relationship with the Company as set forth in the Confidentiality Agreement.

5.2  Non-Solicitation. During the Restricted Period, Executive shall not, either directly or indirectly, either on Executive’s own account or jointly with or as a manager, agent, officer, employee, consultant, independent contractor, partner, joint venturer, owner, financier, shareholder, or otherwise on behalf of any other person, firm, corporation or entity, offer employment to, solicit, or attempt to solicit away from the Company or any of its Affiliates any of their officers or employees or offer employment to any person who, during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer or employee of the Company or any of its Affiliates.

5.3  Non-Competition. Executive agrees that at all times during the Restricted Period, Executive shall not, directly or indirectly, whether personally or through agents, associates, or co-workers, whether individually or in connection with any corporation, partnership, or other business entity, and whether as an employee, member, owner, partner, financier, joint venturer, shareholder, officer, manager, agent, independent contractor, consultant, or otherwise, establish, carry on, or engage in a Business similar to or the same as that of the Company or any of its Affiliates, in the Restricted Area. This prohibition includes, without limitation, that Executive will not perform the following in the Restricted Area:

(a) Solicit or take any action intended to solicit, or provide, directly or indirectly, services similar to or the same as the Business, to any persons or entities who are or were customers of the Company or any of its Affiliates at any time prior to Executive’s separation from employment;

(b) Establish, own, become employed with, consult on business matters with, or participate in any way in a business or enterprise providing services similar to or the same as the Business; and

(c) Provide consulting services for, invest in, become employed by, or otherwise become associated from a business perspective with competitors of the Company or any of its Affiliates in the pursuit of work similar to or the same as the Business.

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This prohibition does not preclude Executive from engaging in a business or enterprise solely within an area or areas not contained in the Restricted Area, so long as that business or enterprise does not provide, in the Restricted Area, services similar to or the same as the Business.

5.4  Enforcement; Remedies. Executive hereby agrees and acknowledges that the Company has a valid and legitimate business interest in protecting the Business in the Restricted Area from any activity prohibited by Article V hereof. Executive acknowledges that Executive’s position and expertise in the Business is of a special and unique character which gives this expertise a particular value, and that a breach of the covenants in Article V hereof by Executive will cause serious and irreparable harm to the Company. Executive therefore acknowledges that a breach of any or all of the covenants in Article V hereof by Executive cannot be adequately compensated in an action for damages at law, and, in addition to any other legal remedy it may be entitled to, equitable relief would be necessary to protect the Company from a violation of this Agreement and from the harm which this Agreement is intended to prevent. By reason thereof, Executive acknowledges that the Company is entitled, in addition to any other legal remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement without any requirement to prove actual damages or post a bond and without the necessity of proving irreparable injury. Executive acknowledges that no specification in this Agreement of a particular legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by Executive.

ARTICLE VI
GENERAL PROVISIONS

6.1  Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (i) if delivered personally, upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) business days after being mailed, (iii) if given by overnight courier with receipt acknowledgment requested, the next business day following the date sent, or (iv) if given by facsimile or telecopy, upon confirmation of transmission by facsimile or telecopy, in each case to the parties at the following addresses:

To the Company:	Talen Marine & Fuel, Inc. 225 Pleasant Street Lake Arthur, LA 70549 Facsimile: (337)774-3503 Attention: Dale Doucet

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with a copy to:	Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Facsimile: (650) 463-2600 Attention: Joseph M. Yaffe, Esq.

To Executive:	Bryan Caillier 114 Thrasher Drive Lafayette, LA 70506

6.2  Severability. If a court of competent jurisdiction or arbitrator(s) finds any covenant or provision of the Agreement to be invalid or unenforceable as to any person, circumstance, scope or geographic area, such finding shall not render that covenant or provision invalid or unenforceable as to any other persons, circumstances, scope or geographic area. If feasible, any such offending covenant or provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending covenant or provision cannot be so modified, it shall be stricken and all other covenants and provisions of this Agreement in all other respects shall remain valid and enforceable.

6.3  Modifications; Waivers. Waivers or modifications of this Agreement, or of any covenant, provision, condition, or limitation contained herein, are valid only if in writing duly executed by the parties hereto. If either party should waive any breach of any provisions of this Agreement, they shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

6.4  Entire Agreement.

(a)  This Agreement (including any attachments and exhibits hereto) contains the parties’ sole and entire agreement regarding the subject matter hereof, and supersedes any and all other agreements, understandings, statements and representations of the parties, including, but not limited to, any employment agreement or other agreement regarding Executive’s compensation or terms of employment entered into prior to the Effective Date.

(b)  The parties acknowledge and agree that, except for those representations specifically referenced herein, no party has made any representations (i) concerning the subject matter hereof or (ii) inducing the other party to execute and deliver this Agreement. The parties have relied on their own judgment in entering into this Agreement.

6.5  Counterparts. This Agreement may be executed in one or more separate counterparts, including electronically transmitted counterparts, any one of which need not contain signatures of more than one party, but all of which shall be deemed an original and taken together will constitute one and the same Agreement.

6.6  Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

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6.7  Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of Executive’s duties hereunder and Executive may not assign any of Executive’s rights or other interest herein (except in connection with any assignment of rights to receive consideration hereunder by or to Executive’s estate made upon the death of Executive) to any party without the prior written consent of the Company, and any such purported assignment shall be null and void. Notwithstanding the foregoing, the Company may, without obtaining the consent of Executive, assign any or all of its rights and obligations under this Agreement to any of its Affiliates; provided, however, that any such assignment shall not expand the obligations or restrictions of Executive.

6.8  Survival of Rights and Obligations. The rights and obligations of the parties as stated herein shall survive the termination of this Agreement. This specifically includes, but is not limited to, the covenants and provisions set forth in Article V of this Agreement regarding Confidentiality, Non-Competition, Non-Solicitation and all related provisions.

6.9  Joint Preparation. All parties to this Agreement have negotiated it at length, and have had the opportunity to consult with and be represented by their own competent counsel. This Agreement is therefore deemed to have been jointly prepared by the parties, and any uncertainty or ambiguity existing in it shall not be interpreted against any party, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.

6.10  Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization, corporation or entity not a party hereto, and no such other person, firm, organization, corporation or entity shall have any right or cause of action hereunder.

6.11  Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.

6.12  Attorneys’ Fees. If either party hereto brings any action to enforce rights hereunder, fees shall be recoverable by the prevailing party.

6.13  Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Louisiana without regard to the conflicts of law provisions thereof.

6.14  Internal Revenue Code Section 409A.

(a)  Notwithstanding any provision to the contrary in the Agreement, if the Executive is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (a) the expiration of the six-month period measured from the date of the Executive’s “separation from service” with the Company (as such term is defined in the Treasury Regulations issued under Section 409A of the Code) or (b) the date of Executive’s death. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 6.14 shall be paid in a lump sum to the Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.

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(b)  The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with Section 409A, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder would otherwise be taxable to Executive under Section 409A, the Company may adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines in its sole discretion are necessary or appropriate to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes under such Section.

(Signature page follows)

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IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first above written.

TALEN MARINE AND FUEL, INC.

By:
Name:
Title:

EXECUTIVE

J. BRYAN CAILLIER

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

ANNEX A

[PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT]

ANNEX B

Performance Criteria

For the each vesting date, the performance criteria shall be considered satisfied upon the attainment by the Company of financial performance metrics as of the fiscal year end immediately preceding such vesting date which are no less favorable than the financial performance metrics for the Company for fiscal year 2006, as determined by the Board of Directors, in its sole discretion.

ANNEX C

The Restricted Area includes the following geographical territory:

Louisiana

The following counties and parishes within Louisiana:

Jefferson Davis
Cameron
Vermilion
Calcasieu
Terrebonne
Lafourche Parish
Iberville Parish
Plaquemine Parish
West Baton Rouge Parish

Texas

The following counties within Texas:

Jefferson County
Galveston County

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into as of June 22, 2007 by and between Dale Doucet (“Executive”) and Talen Marine and Fuel, Inc., a Louisiana corporation (the “Company”). This Agreement shall become effective as a valid and binding contract as of the date first above written, provided that the operative provisions hereof shall not become effective until the Closing (as defined in that certain Stock Purchase and Sale Agreement dated as of June 22, 2007, by and among the Company, Allegro Biodiesel Corporation (“Parent”) and certain other parties (the “Stock Purchase Agreement,” and such Closing being hereinafter referred to as the “Effective Date”)). In the event that the Stock Purchase Agreement is terminated or the transactions contemplated by the Stock Purchase Agreement are abandoned, this Agreement shall be null and void ab initio and shall have no force and effect.

Whereas, in connection with the transactions contemplated by the Stock Purchase Agreement, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for Executive’s services; and

Whereas, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits.

Now, Therefore, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

ARTICLE I
DEFINITIONS

For purposes of the Agreement, the following terms are defined as follows:

1.1 “Affiliate” means, with respect to any party, any corporation, limited liability company, partnership, joint venture, firm and/or other entity which Controls, is Controlled by or is under common Control with such party.

1.2 “Board” means the Board of Directors of the Company.

1.3 “Business” means the business of the Company, which is engaged in the distribution of fuel , lubricant and related materials, including but not limited to, storage and transportation, and wholesale and retail distribution of diesel, bio-diesel and bio-diesel blends, and any other business activity or service in which the Company or any Affiliate of the Company is engaged or making an active effort to develop business at the time of termination of Executive’s employment with the Company or any Affiliate of the Company. Executive agrees that the Company may periodically revise the description of the Business of the Company to reflect changes in the Company’s business. Executive acknowledges and agrees that as consideration for executing this Agreement, Executive agrees to sign addenda to this Agreement which update the description of the Business of the Company as revised by the Company.

1.4 “Cause” means:

(a) Executive’s willful failure to substantially perform the duties assigned to Executive in accordance with the Agreement or Executive’s breaching in any material respect any provisions of this Agreement or the employee policies and procedures of the Company;

(b) Executive’s failure to carry out, or comply with, in any material respect any lawful directive of the Board or the appropriate individual to whom Executive reports;

(c) Executive’s commission at any time of any act or omission that results in, or that may reasonably be expected to result in, a conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

(d) Executive’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing Executive’s duties and responsibilities under this Agreement;

(e) Executive’s violation of the Company’s drug and alcohol free workplace policy;

(f) Executive’s commission at any time of any act of fraud, embezzlement, material misappropriation, material misconduct, or breach of fiduciary duty against the Company; or

(g) Executive’s violation in any material respect of any federal, state or local law applicable to the Company or any Affiliate of the Company.

1.5 “Confidentiality Agreement” means the Company’s form of Proprietary Information and Invention Assignment Agreement to be executed by Executive contemporaneously with the execution of this Agreement and that is attached hereto as Annex A.

1.6 “Control” means (i) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or participating assets entitled to vote for the election of directors; and (ii) in the case of non-corporate entities (such as individuals, limited liability companies, partnerships or limited partnerships), either (A) direct or indirect ownership of at least fifty percent (50%) of the equity interest, or (B) the power to direct the management and policies of the non-corporate entity.

1.7 “Covered Entity” means every Affiliate of Executive, and every business, association, trust, corporation, partnership, limited liability company, proprietorship or other entity in which Executive has invested (whether through debt or equity securities), or has contributed any capital or made any advances to, or in which any Affiliate of Executive has an ownership interest or profit sharing percentage, or a firm from which Executive or any Affiliate of Executive receives or is entitled to receive income, compensation or consulting fees in which Executive or any Affiliate of Executive has an interest as a lender (other than solely as a trade creditor for the sale of goods or provision of services that do not otherwise violate the provisions of this Agreement); provided, however, that only entities whose management decisions are influenced by Executive shall be considered Covered Entities for purposes of this Agreement. The agreements of Executive contained herein specifically apply to each entity which is presently a Covered Entity or which becomes a Covered Entity subsequent to the date of this Agreement, and in both cases is a Covered Entity at the time of a violation of Article V of this Agreement. Notwithstanding anything contained in the foregoing provisions to the contrary, the term “Covered Entity” shall not include the Company or any Affiliate of the Company.

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1.8 “Disability” means a determination that Executive is unable or unwilling to substantially perform the material duties and responsibilities contemplated by this Agreement as a result of a disability within the meaning of the Company’s disability insurance plan, which inability continues for a period exceeding ninety (90) consecutive days or shorter periods exceeding ninety (90) days in the aggregate during any twelve (12) month period.

1.9 “Involuntary Termination Without Cause” means either Executive’s dismissal or discharge by the Company for any reason other than for Cause or Executive’s resignation within 12 months after a Sale of the Company as a result of a material diminution in Executive’s duties or responsibilities. The termination of Executive’s employment as a result of Executive’s death or Disability shall not be deemed to be an Involuntary Termination Without Cause.

1.10 “Restricted Area” means each and every state, county, parish, city or other political subdivision or geographic location in the United States or in any other territory or jurisdiction outside the United States, in which the Company or any Affiliate of the Company is engaged in or conducts the Business. The Restricted Area includes the geographic territory specifically set forth in Annex C of this Agreement. Executive agrees that the Company may periodically revise the Restricted Area to reflect any changes in the geographic territory in which the Company is conducting Business. Executive acknowledges and agrees that as consideration for this Agreement, Executive agrees to sign addenda to this Agreement which update the Restricted Area to reflect the geographic territory in which the Company conducts its Business as revised by the Company.

1.11 “Restricted Period” means the period commencing on the Effective Date and continuing until the second anniversary of Executive’s termination (whether voluntary or not) of employment with the Company and all Affiliates of the Company.

1.12 “Sale of the Company” means the consummation of any of the following: (i) the closing of a business combination (e.g., merger) of the Company with any other corporation or other type of business entity, which results in the voting securities of the Company outstanding immediately prior thereto not continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such controlling surviving entity outstanding immediately after such business combination; or (ii) the sale or other transfer or disposition by the Company of all or substantially all of the Company’s assets by value; or (iii) an acquisition of any voting securities of the Company by any “person” (as the term “person” is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities.

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1.13 “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended and the Department of Treasury Regulations and other interpretive guidance issued thereunder.

1.14 “Stock Plan” means Parent’s 2006 Incentive Compensation Plan, as may be amended from time to time.

1.15 “Term” means the period commencing on the Effective Date and terminating on the second (2nd) anniversary thereof, subject to earlier termination pursuant to the provisions of Article IV hereof.

ARTICLE II
EMPLOYMENT BY THE COMPANY

2.1 Position and Duties. During the Term, the Company hereby agrees initially to employ Executive in the position of Senior Vice President, Marketing and Supply and Executive hereby agrees to provide services for the Company, on such terms and conditions as provided in this Agreement. Executive shall perform such duties as are customarily associated with the position of Sales and Marketing Director and such other duties as are commensurate with Executive’s position and are assigned to Executive by the Company. Executive understands and agrees that the Company may change Executive’s position and/or duties from time to time in its sole discretion (provided, however, that any change in Executive’s position or duties that requires the Executive to relocate to any location that represents a material change in the geographical location where Executive must perform services (within the meaning of Section 409A) and is more than 30 miles from each of Lafayette LA, Baton Rouge LA and New Orleans LA to which the Executive does not consent shall constitute an Involuntary Termination Without Cause). While Executive is employed by the Company during the Term, Executive shall devote Executive’s efforts and substantially all of Executive’s business time and attention (except for vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies or as otherwise set forth in this Agreement) to the business of the Company. Except with the prior written consent of the Company, Executive shall not during the Term undertake or engage in any other employment, occupation or business enterprise, other than ones which do not detract from Executive’s business time and attention devoted to the Company (if Executive is employed by the Company at such time) or in which Executive is a passive investor and are not in violation of the provisions in Article V. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of Executive’s duties hereunder.

2.2 Employment Policies. The employment relationship between the parties shall also be governed by the employment policies of the Company, including but not limited to, those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company’s employment policies, this Agreement shall control.

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ARTICLE III
COMPENSATION

3.1 Base Salary. During the Term, Executive shall receive for services to be rendered hereunder an annual base salary of $125,000 (as may be increased from time to time, the “Salary”), payable on the regular payroll dates of the Company as may be in effect from time to time. Subject to Executive’s continued employment hereunder, Salary shall be increased to $135,000 on the first anniversary of the Effective Date. Thereafter, Salary shall be adjusted from time to time as determined by, and in the sole discretion of, the person to whom Executive then reports or the Board of Directors.

3.2 Signing Bonus. As soon as administratively practicable following the Effective Date, the Company shall pay $15,000 to Executive in a cash lump sum, subject to applicable tax and other withholdings.

3.3 Target Bonus. During the Term, Executive shall be eligible for a target bonus of fifty percent (50%) of Executive’s Salary (the “Target Bonus”) and a stretch bonus of up to an additional fifty percent (50%) of Executive’s Salary (the “Stretch Bonus”) based on the Company’s financial performance as determined by the Board of Directors, in its sole discretion, pro-rated for a partial year and/or less-than-full-time employment and subject to Executive’s continued employment with the Company or an Affiliate of the Company through the applicable payment date; provided, that the minimum Target Bonus payable to Executive for fiscal year 2007 shall be $25,000.

3.4 Stock Option. The Company shall grant to Executive under the Stock Plan an option to purchase 250,000 shares of common stock of Allegro Biodiesel Corporation (the “Stock Option”). The Stock Option shall have an exercise price equal to the per share price at which Allegro Biodiesel Corporation raises equity financing in connection with its acquisition of the Company. The Stock Option shall vest as to one-sixth (1/6th) of the shares subject thereto on each of January 1, 2008 and January 1, 2009, subject to Executives continued employment with the Company or an Affiliate of the Company hereunder. The Stock Option shall further vest as to one-third (1/3rd) of the shares subject thereto on each of January 1, 2008 and January 1, 2009, subject to Executive’s continued employment with the Company or an Affiliate of the Company hereunder and the Company’s achievement of the performance criteria set forth in Annex B. The Stock Option shall become exercisable as it vests and remain exercisable until the date that is two and one-half months after the last day of the calendar year in which the relevant Stock Option vests (that is, March 15, 2009 and March 15, 2010, respectively, in the case vesting were to occur on January 1, 2008 and January 1, 2009). The parties acknowledge and agree that they each intend the vesting and exercise provisions of the Stock Option to be made in a manner compliant with the provisions of Section 409A of the Internal Revenue Code.

3.5 Standard Company Benefits. During the Term, Executive shall be entitled to all rights and benefits under the terms and conditions of the standard Company benefits and compensation practices that may be in effect from time to time and are provided by the Company to similarly situated employees generally. Such benefits shall include, without limitation, (i) a car allowance of $750 per month or provision of a mutually-agreed vehicle, (ii) maintenance and upkeep (including repairs) on Executive’s vehicle (other than power train) and (iii) provision of or reimbursement for fuel used in Executive’s vehicle in connection with the Company’s business.

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ARTICLE IV
TERMINATION

4.1 Termination for Cause; Resignation. In the event that the Company terminates Executive’s employment for Cause or Executive resigns for any reason other than in an Involuntary Termination without Cause, the Company shall have no obligation to Executive except for payment of any Salary, vacation and expense reimbursement accrued and unpaid through the effective date of termination and except as otherwise required by law (collectively, the “Accrued Obligations”). Termination of Executive’s employment for Cause shall be communicated by delivery to Executive of a written notice from the Company stating that Executive’s employment will be terminated for Cause, specifying the particulars thereof and the effective date of such termination. The date of a resignation by Executive shall be the date specified in a written notice of resignation from Executive to the Company, provided that Executive shall provide at least sixty (60) days’ advance written notice of his resignation. In the event Executive resigns his employment pursuant to this Section 4.1, the Company may, at its sole discretion, relieve Executive of some or all of his duties prior to the effective date of the resignation. Company shall pay Executive the Accrued Obligations through the effective date of the resignation, but shall thereafter have no further obligation to Executive.

4.2 Involuntary Termination Without Cause. In the event that, prior to the expiration of the Term, Executive’s employment terminates due to an Involuntary Termination Without Cause, (a) Executive shall receive payment of his Accrued Obligations, and (b) subject to Executive’s delivery and nonrevocation of an executed, effective general release of employment-related claims against the Company and the Affiliates of the Company, Executive shall be entitled to (i) severance consisting of a lump sum cash payment equal to six (6) months of Executive’s Salary and (ii) 100% of Executive’s outstanding options to purchase common stock of Allegro Biodiesel Corporation shall become vested and exercisable. Except as provided in this Section 4.2 or as otherwise required by applicable law, Executive shall have no right under this Agreement or otherwise to receive any other compensation or to participate in any other plan, program or arrangement, including, without limitation, any employee benefit plans, after an Involuntary Termination Without Cause with respect to the year of such termination and later years. The date of Executive’s Involuntary Termination Without Cause shall be the date specified in a written notice of termination to Executive.

4.3 Termination Due to Disability. In the event of Executive’s Disability, the Company shall be entitled to terminate his employment upon written notice by the Company to Executive. In the case that the Company terminates Executive’s employment due to Disability, the Company shall have no further obligations to Executive, except for payment of the Accrued Obligations through the date of termination and the vesting of all Stock Options as described in Section 3.4 of this Agreement on a pro rata basis based on the length of employment at the time of termination of Executive’s employment due to Disability.

4.4 Termination Upon Death. This Agreement shall immediately terminate without action or notice by either party upon the death of Executive and without further obligation by the Company, except for payment of the Accrued Obligations through the effective date of termination and the vesting of all Stock Options as described in Section 3.4 of this Agreement on a pro rata basis based on the length of employment at the time of termination of Executive’s employment due to death.

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ARTICLE V
COVENANTS OF EXECUTIVE

5.1 Confidentiality Agreement. Executive hereby acknowledges that he has executed and delivered to the Company, contemporaneously with the execution and delivery of this Agreement, the Confidentiality Agreement. Executive hereby acknowledges and understands that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Executive’s employment relationship with the Company as set forth in the Confidentiality Agreement.

5.2 Non-Solicitation. During the Restricted Period, Executive shall not, either directly or indirectly, either on Executive’s own account or jointly with or as a manager, agent, officer, employee, consultant, independent contractor, partner, joint venturer, owner, financier, shareholder, or otherwise on behalf of any other person, firm, corporation or entity, offer employment to, solicit, or attempt to solicit away from the Company or any of its Affiliates any of their officers or employees or offer employment to any person who, during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer or employee of the Company or any of its Affiliates.

5.3 Non-Competition. Executive agrees that at all times during the Restricted Period, Executive shall not, directly or indirectly, whether personally or through agents, associates, or co-workers, whether individually or in connection with any corporation, partnership, or other business entity, and whether as an employee, member, owner, partner, financier, joint venturer, shareholder, officer, manager, agent, independent contractor, consultant, or otherwise, establish, carry on, or engage in a Business similar to or the same as that of the Company or any of its Affiliates, in the Restricted Area. This prohibition includes, without limitation, that Executive will not perform the following in the Restricted Area:

(a) Solicit or take any action intended to solicit, or provide, directly or indirectly, services similar to or the same as the Business, to any persons or entities who are or were customers of the Company or any of its Affiliates at any time prior to Executive’s separation from employment;

(b) Establish, own, become employed with, consult on business matters with, or participate in any way in a business or enterprise providing services similar to or the same as the Business; and

(c) Provide consulting services for, invest in, become employed by, or otherwise become associated from a business perspective with competitors of the Company or any of its Affiliates in the pursuit of work similar to or the same as the Business.

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This prohibition does not preclude Executive from engaging in a business or enterprise solely within an area or areas not contained in the Restricted Area, so long as that business or enterprise does not provide, in the Restricted Area, services similar to or the same as the Business.

5.4 Enforcement; Remedies. Executive hereby agrees and acknowledges that the Company has a valid and legitimate business interest in protecting the Business in the Restricted Area from any activity prohibited by Article V hereof. Executive acknowledges that Executive’s position and expertise in the Business is of a special and unique character which gives this expertise a particular value, and that a breach of the covenants in Article V hereof by Executive will cause serious and irreparable harm to the Company. Executive therefore acknowledges that a breach of any or all of the covenants in Article V hereof by Executive cannot be adequately compensated in an action for damages at law, and, in addition to any other legal remedy it may be entitled to, equitable relief would be necessary to protect the Company from a violation of this Agreement and from the harm which this Agreement is intended to prevent. By reason thereof, Executive acknowledges that the Company is entitled, in addition to any other legal remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement without any requirement to prove actual damages or post a bond and without the necessity of proving irreparable injury. Executive acknowledges that no specification in this Agreement of a particular legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by Executive.

ARTICLE VI
GENERAL PROVISIONS

6.1 Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (i) if delivered personally, upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) business days after being mailed, (iii) if given by overnight courier with receipt acknowledgment requested, the next business day following the date sent, or (iv) if given by facsimile or telecopy, upon confirmation of transmission by facsimile or telecopy, in each case to the parties at the following addresses:

To the Company:	Talen Marine & Fuel, Inc. 225 Pleasant Street Lake Arthur, LA 70549 Facsimile: (337) 774-3503 Attention: Bryan Caillier

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with a copy to:	Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Facsimile: (650) 463-2600 Attention: Joseph M. Yaffe, Esq.

To Executive:	Dale Doucet 311 Lepinay Street Lafayette, LA 70508

6.2 Severability. If a court of competent jurisdiction or arbitrator(s) finds any covenant or provision of the Agreement to be invalid or unenforceable as to any person, circumstance, scope or geographic area, such finding shall not render that covenant or provision invalid or unenforceable as to any other persons, circumstances, scope or geographic area. If feasible, any such offending covenant or provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending covenant or provision cannot be so modified, it shall be stricken and all other covenants and provisions of this Agreement in all other respects shall remain valid and enforceable.

6.3 Modifications; Waivers. Waivers or modifications of this Agreement, or of any covenant, provision, condition, or limitation contained herein, are valid only if in writing duly executed by the parties hereto. If either party should waive any breach of any provisions of this Agreement, they shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

6.4 Entire Agreement.

(a) This Agreement (including any attachments and exhibits hereto) contains the parties’ sole and entire agreement regarding the subject matter hereof, and supersedes any and all other agreements, understandings, statements and representations of the parties, including, but not limited to, any employment agreement or other agreement regarding Executive’s compensation or terms of employment entered into prior to the Effective Date.

(b) The parties acknowledge and agree that, except for those representations specifically referenced herein, no party has made any representations (i) concerning the subject matter hereof or (ii) inducing the other party to execute and deliver this Agreement. The parties have relied on their own judgment in entering into this Agreement.

6.5 Counterparts. This Agreement may be executed in one or more separate counterparts, including electronically transmitted counterparts, any one of which need not contain signatures of more than one party, but all of which shall be deemed an original and taken together will constitute one and the same Agreement.

6.6 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

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6.7 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of Executive’s duties hereunder and Executive may not assign any of Executive’s rights or other interest herein (except in connection with any assignment of rights to receive consideration hereunder by or to Executive’s estate made upon the death of Executive) to any party without the prior written consent of the Company, and any such purported assignment shall be null and void. Notwithstanding the foregoing, the Company may, without obtaining the consent of Executive, assign any or all of its rights and obligations under this Agreement to any of its Affiliates; provided, however, that any such assignment shall not expand the obligations or restrictions of Executive.

6.8 Survival of Rights and Obligations. The rights and obligations of the parties as stated herein shall survive the termination of this Agreement. This specifically includes, but is not limited to, the covenants and provisions set forth in Article V of this Agreement regarding Confidentiality, Non-Competition, Non-Solicitation and all related provisions.

6.9 Joint Preparation. All parties to this Agreement have negotiated it at length, and have had the opportunity to consult with and be represented by their own competent counsel. This Agreement is therefore deemed to have been jointly prepared by the parties, and any uncertainty or ambiguity existing in it shall not be interpreted against any party, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.

6.10 Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization, corporation or entity not a party hereto, and no such other person, firm, organization, corporation or entity shall have any right or cause of action hereunder.

6.11 Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.

6.12 Attorneys’ Fees. If either party hereto brings any action to enforce rights hereunder, fees shall be recoverable by the prevailing party.

6.13 Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Louisiana without regard to the conflicts of law provisions thereof.

6.14 Internal Revenue Code Section 409A.

(a) Notwithstanding any provision to the contrary in the Agreement, if the Executive is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (a) the expiration of the six-month period measured from the date of the Executive’s “separation from service” with the Company (as such term is defined in the Treasury Regulations issued under Section 409A of the Code) or (b) the date of Executive’s death. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 6.14 shall be paid in a lump sum to the Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.

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(b) The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with Section 409A, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder would otherwise be taxable to Executive under Section 409A, the Company may adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines in its sole discretion are necessary or appropriate to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes under such Section.

(Signature page follows)

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In Witness Whereof, the parties have executed this Employment Agreement on the day and year first above written.

TALEN MARINE AND FUEL, INC.

By:

Name:

Title:

EXECUTIVE
Dale Doucet

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

ANNEX A

[PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT]

ANNEX B

Performance Criteria

For the each vesting date, the performance criteria shall be considered satisfied upon the attainment by the Company of financial performance metrics as of the fiscal year end immediately preceding such vesting date which are no less favorable than the financial performance metrics for the Company for fiscal year 2006, as determined by the Board of Directors, in its sole discretion.

ANNEX C

The Restricted Area includes the following geographical territory:

Louisiana

The following counties and parishes within Louisiana:

Jefferson Davis
Cameron
Vermilion
Calcasieu
Terrebonne
Lafourche Parish
Iberville Parish
Plaquemine Parish
West Baton Rouge Parish

Texas

The following counties within Texas:

Jefferson County
Galveston County

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into as of June 22, 2007 by and between Raymond Talen (“Executive”) and Talen Marine and Fuel, Inc., a Louisiana corporation (the “Company”). This Agreement shall become effective as a valid and binding contract as of the date first above written, provided that the operative provisions hereof shall not become effective until the Closing (as defined in that certain Stock Purchase and Sale Agreement dated as of June 22, 2007, by and among the Company, Allegro Biodiesel Corporation (“Parent”) and certain other parties (the “Stock Purchase Agreement,” and such Closing being hereinafter referred to as the “Effective Date”)). In the event that the Stock Purchase Agreement is terminated or the transactions contemplated by the Stock Purchase Agreement are abandoned, this Agreement shall be null and void ab initio and shall have no force and effect.

Whereas, in connection with the transactions contemplated by the Stock Purchase Agreement, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for Executive’s services; and

Whereas, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits.

Now, Therefore, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

ARTICLE I
DEFINITIONS

For purposes of the Agreement, the following terms are defined as follows:

1.1  “Affiliate” means, with respect to any party, any corporation, limited liability company, partnership, joint venture, firm and/or other entity which Controls, is Controlled by or is under common Control with such party.

1.2  “Board” means the Board of Directors of the Company.

1.3  “Business” means the business of the Company, which is engaged in the distribution of fuel , lubricant and related materials, including but not limited to, storage and transportation, and wholesale and retail distribution of diesel, bio-diesel and bio-diesel blends, and any other business activity or service in which the Company or any Affiliate of the Company is engaged or making an active effort to develop business at the time of termination of Executive’s employment with the Company or any Affiliate of the Company. Executive agrees that the Company may periodically revise the description of the Business of the Company to reflect changes in the Company’s business. Executive acknowledges and agrees that as consideration for executing this Agreement, Executive agrees to sign addenda to this Agreement which update the description of the Business of the Company as revised by the Company.

1.4  “Cause” means:

(a)  Executive’s willful failure to substantially perform the duties assigned to Executive in accordance with the Agreement or Executive’s breaching in any material respect any provisions of this Agreement or the employee policies and procedures of the Company;

(b)  Executive’s failure to carry out, or comply with, in any material respect any lawful directive of the Board or the appropriate individual to whom Executive reports;

(c)  Executive’s commission at any time of any act or omission that results in, or that may reasonably be expected to result in, a conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

(d)  Executive’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing Executive’s duties and responsibilities under this Agreement;

(e)  Executive’s violation of the Company’s drug and alcohol free workplace policy;

(f)  Executive’s commission at any time of any act of fraud, embezzlement, material misappropriation, material misconduct, or breach of fiduciary duty against the Company; or

(g)  Executive’s violation in any material respect of any federal, state or local law applicable to the Company or any Affiliate of the Company.

1.5  “Confidentiality Agreement” means the Company’s form of Proprietary Information and Invention Assignment Agreement to be executed by Executive contemporaneously with the execution of this Agreement and that is attached hereto as Annex A.

1.6  “Control” means (i) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or participating assets entitled to vote for the election of directors; and (ii) in the case of non-corporate entities (such as individuals, limited liability companies, partnerships or limited partnerships), either (A) direct or indirect ownership of at least fifty percent (50%) of the equity interest, or (B) the power to direct the management and policies of the non-corporate entity.

1.7  “Covered Entity” means every Affiliate of Executive, and every business, association, trust, corporation, partnership, limited liability company, proprietorship or other entity in which Executive has invested (whether through debt or equity securities), or has contributed any capital or made any advances to, or in which any Affiliate of Executive has an ownership interest or profit sharing percentage, or a firm from which Executive or any Affiliate of Executive receives or is entitled to receive income, compensation or consulting fees in which Executive or any Affiliate of Executive has an interest as a lender (other than solely as a trade creditor for the sale of goods or provision of services that do not otherwise violate the provisions of this Agreement); provided, however, that only entities whose management decisions are influenced by Executive shall be considered Covered Entities for purposes of this Agreement. The agreements of Executive contained herein specifically apply to each entity which is presently a Covered Entity or which becomes a Covered Entity subsequent to the date of this Agreement, and in both cases is a Covered Entity at the time of a violation of Article V of this Agreement. Notwithstanding anything contained in the foregoing provisions to the contrary, the term “Covered Entity” shall not include the Company or any Affiliate of the Company.

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1.8  “Disability” means a determination that Executive is unable or unwilling to substantially perform the material duties and responsibilities contemplated by this Agreement as a result of a disability within the meaning of the Company’s disability insurance plan, which inability continues for a period exceeding ninety (90) consecutive days or shorter periods exceeding ninety (90) days in the aggregate during any twelve (12) month period.

1.1  “Involuntary Termination Without Cause” means either Executive’s dismissal or discharge by the Company for any reason other than for Cause or Executive’s resignation within 12 months after a Sale of the Company as a result of a material diminution in Executive’s duties or responsibilities. The termination of Executive’s employment as a result of Executive’s death or Disability shall not be deemed to be an Involuntary Termination Without Cause.

1.2  “Restricted Area” means each and every state, county, parish, city or other political subdivision or geographic location in the United States or in any other territory or jurisdiction outside the United States, in which the Company or any Affiliate of the Company is engaged in or conducts the Business. The Restricted Area includes the geographic territory specifically set forth in Annex C of this Agreement. Executive agrees that the Company may periodically revise the Restricted Area to reflect any changes in the geographic territory in which the Company is conducting Business. Executive acknowledges and agrees that as consideration for this Agreement, Executive agrees to sign addenda to this Agreement which update the Restricted Area to reflect the geographic territory in which the Company conducts its Business as revised by the Company.

1.3  “Restricted Period” means the period commencing on the Effective Date and continuing until the second anniversary of Executive’s termination (whether voluntary or not) of employment with the Company and all Affiliates of the Company.

1.4  “Sale of the Company” means the consummation of any of the following: (i) the closing of a business combination (e.g., merger) of the Company with any other corporation or other type of business entity, which results in the voting securities of the Company outstanding immediately prior thereto not continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such controlling surviving entity outstanding immediately after such business combination; or (ii) the sale or other transfer or disposition by the Company of all or substantially all of the Company’s assets by value; or (iii) an acquisition of any voting securities of the Company by any “person” (as the term “person” is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities.

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1.5  “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended and the Department of Treasury Regulations and other interpretive guidance issued thereunder.

1.6  “Stock Plan” means Parent’s 2006 Incentive Compensation Plan, as may be amended from time to time.

1.7  “Term” means the period commencing on the Effective Date and terminating on the second (2nd) anniversary thereof, subject to earlier termination pursuant to the provisions of Article IV hereof.

ARTICLE II
EMPLOYMENT BY THE COMPANY

2.1  Position and Duties.  During the Term, the Company hereby agrees initially to employ Executive in the position of Senior Advisor and Executive hereby agrees to provide services for the Company, on such terms and conditions as provided in this Agreement. Executive shall perform such duties as are customarily associated with the position of Senior Advisor and such other duties as are commensurate with Executive’s position and are assigned to Executive by the Company. Executive understands and agrees that the Company may change Executive’s position and/or duties from time to time in its sole discretion (provided, however, that any change in Executive’s position or duties that requires the Executive to relocate to any location that represents a material change in the geographical location where Executive must perform services (within the meaning of Section 409A) and is more than 30 miles from each of Lafayette LA, Baton Rouge LA and New Orleans LA to which the Executive does not consent shall constitute an Involuntary Termination Without Cause). While Executive is employed by the Company during the Term, Executive shall devote Executive’s efforts and substantially all of Executive’s business time and attention (except for vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies or as otherwise set forth in this Agreement) to the business of the Company. Except with the prior written consent of the Company, Executive shall not during the Term undertake or engage in any other employment, occupation or business enterprise, other than ones which do not detract from Executive’s business time and attention devoted to the Company (if Executive is employed by the Company at such time) or in which Executive is a passive investor and are not in violation of the provisions in Article V. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of Executive’s duties hereunder.

2.2  Employment Policies. The employment relationship between the parties shall also be governed by the employment policies of the Company, including but not limited to, those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company’s employment policies, this Agreement shall control.

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ARTICLE III
COMPENSATION

3.1  Base Salary. During the Term, Executive shall receive for services to be rendered hereunder an annual base salary of $250,000 (as may be increased from time to time, the “Salary”), pro-rated for less than full time employment and payable on the regular payroll dates of the Company as may be in effect from time to time.

3.2  Stock Option. The Company shall grant to Executive under the Stock Plan an option to purchase 500,000 shares of common stock of Allegro Biodiesel Corporation (the “Stock Option”). The Stock Option shall have an exercise price equal to the per share price at which Allegro Biodiesel Corporation raises equity financing in connection with its acquisition of the Company. The Stock Option shall vest as to one-sixth (1/6th) of the shares subject thereto on each of January 1, 2008 and January 1, 2009, subject to Executives continued employment with the Company or an Affiliate of the Company hereunder. The Stock Option shall further vest as to one-third (1/3rd) of the shares subject thereto on each of January 1, 2008 and January 1, 2009, subject to Executive’s continued employment with the Company or an Affiliate of the Company hereunder and the Company’s achievement of the performance criteria set forth in Annex B. The Stock Option shall become exercisable as it vests and remain exercisable until the date that is two and one-half months after the last day of the calendar year in which the relevant Stock Option vests (that is, March 15, 2009 and March 15, 2010, respectively, in the case vesting were to occur on January 1, 2008 and January 1, 2009). The parties acknowledge and agree that they each intend the vesting and exercise provisions of the Stock Option to be made in a manner compliant with the provisions of Section 409A of the Internal Revenue Code.

3.3  Standard Company Benefits. During the Term, Executive shall be entitled to all rights and benefits under the terms and conditions of the standard Company benefits and compensation practices that may be in effect from time to time and are provided by the Company to similarly situated employees generally. Such benefits shall include, without limitation, (i) a car allowance of $750 per month or provision of a mutually-agreed vehicle, (ii) maintenance and upkeep (including repairs) on Executive’s vehicle (other than power train) and (iii) provision of or reimbursement for fuel used in Executive’s vehicle in connection with the Company’s business.

ARTICLE IV
TERMINATION

4.1  Termination for Cause; Resignation. In the event that the Company terminates Executive’s employment for Cause or Executive resigns for any reason other than in an Involuntary Termination without Cause, the Company shall have no obligation to Executive except for payment of any Salary, vacation and expense reimbursement accrued and unpaid through the effective date of termination and except as otherwise required by law (collectively, the “Accrued Obligations”). Termination of Executive’s employment for Cause shall be communicated by delivery to Executive of a written notice from the Company stating that Executive’s employment will be terminated for Cause, specifying the particulars thereof and the effective date of such termination. The date of a resignation by Executive shall be the date specified in a written notice of resignation from Executive to the Company, provided that Executive shall provide at least sixty (60) days’ advance written notice of his resignation. In the event Executive resigns his employment pursuant to this Section 4.1, the Company may, at its sole discretion, relieve Executive of some or all of his duties prior to the effective date of the resignation. Company shall pay Executive the Accrued Obligations through the effective date of the resignation, but shall thereafter have no further obligation to Executive.

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4.2  Involuntary Termination Without Cause. In the event that, prior to the expiration of the Term, Executive’s employment terminates due to an Involuntary Termination Without Cause, (a) Executive shall receive payment of his Accrued Obligations, and (b) subject to Executive’s delivery and nonrevocation of an executed, effective general release of employment-related claims against the Company and the Affiliates of the Company, Executive shall be entitled to (i) severance consisting of a lump sum cash payment equal to six (6) months of Executive’s Salary and (ii) 100% of Executive’s outstanding options to purchase common stock of Allegro Biodiesel Corporation shall become vested and exercisable. Except as provided in this Section 4.2 or as otherwise required by applicable law, Executive shall have no right under this Agreement or otherwise to receive any other compensation or to participate in any other plan, program or arrangement, including, without limitation, any employee benefit plans, after an Involuntary Termination Without Cause with respect to the year of such termination and later years. The date of Executive’s Involuntary Termination Without Cause shall be the date specified in a written notice of termination to Executive.

4.3  Termination Due to Disability. In the event of Executive’s Disability, the Company shall be entitled to terminate his employment upon written notice by the Company to Executive. In the case that the Company terminates Executive’s employment due to Disability, the Company shall have no further obligations to Executive, except for payment of the Accrued Obligations through the date of termination and the vesting of all Stock Options as described in Section 3.4 of this Agreement on a pro rata basis based on the length of employment at the time of termination of Executive’s employment due to Disability.

4.4  Termination Upon Death. This Agreement shall immediately terminate without action or notice by either party upon the death of Executive and without further obligation by the Company, except for payment of the Accrued Obligations through the effective date of termination and the vesting of all Stock Options as described in Section 3.4 of this Agreement on a pro rata basis based on the length of employment at the time of termination of Executive’s employment due to death.

ARTICLE V
COVENANTS OF EXECUTIVE

5.1  Confidentiality Agreement. Executive hereby acknowledges that he has executed and delivered to the Company, contemporaneously with the execution and delivery of this Agreement, the Confidentiality Agreement. Executive hereby acknowledges and understands that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Executive’s employment relationship with the Company as set forth in the Confidentiality Agreement.

5.2  Non-Solicitation. During the Restricted Period, Executive shall not, either directly or indirectly, either on Executive’s own account or jointly with or as a manager, agent, officer, employee, consultant, independent contractor, partner, joint venturer, owner, financier, shareholder, or otherwise on behalf of any other person, firm, corporation or entity, offer employment to, solicit, or attempt to solicit away from the Company or any of its Affiliates any of their officers or employees or offer employment to any person who, during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer or employee of the Company or any of its Affiliates.

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5.3  Non-Competition. Executive agrees that at all times during the Restricted Period, Executive shall not, directly or indirectly, whether personally or through agents, associates, or co-workers, whether individually or in connection with any corporation, partnership, or other business entity, and whether as an employee, member, owner, partner, financier, joint venturer, shareholder, officer, manager, agent, independent contractor, consultant, or otherwise, establish, carry on, or engage in a Business similar to or the same as that of the Company or any of its Affiliates, in the Restricted Area. This prohibition includes, without limitation, that Executive will not perform the following in the Restricted Area:

(a) Solicit or take any action intended to solicit, or provide, directly or indirectly, services similar to or the same as the Business, to any persons or entities who are or were customers of the Company or any of its Affiliates at any time prior to Executive’s separation from employment;

(b) Establish, own, become employed with, consult on business matters with, or participate in any way in a business or enterprise providing services similar to or the same as the Business; and

(c) Provide consulting services for, invest in, become employed by, or otherwise become associated from a business perspective with competitors of the Company or any of its Affiliates in the pursuit of work similar to or the same as the Business.

This prohibition does not preclude Executive from engaging in a business or enterprise solely within an area or areas not contained in the Restricted Area, so long as that business or enterprise does not provide, in the Restricted Area, services similar to or the same as the Business.

5.4  Enforcement; Remedies. Executive hereby agrees and acknowledges that the Company has a valid and legitimate business interest in protecting the Business in the Restricted Area from any activity prohibited by Article V hereof. Executive acknowledges that Executive’s position and expertise in the Business is of a special and unique character which gives this expertise a particular value, and that a breach of the covenants in Article V hereof by Executive will cause serious and irreparable harm to the Company. Executive therefore acknowledges that a breach of any or all of the covenants in Article V hereof by Executive cannot be adequately compensated in an action for damages at law, and, in addition to any other legal remedy it may be entitled to, equitable relief would be necessary to protect the Company from a violation of this Agreement and from the harm which this Agreement is intended to prevent. By reason thereof, Executive acknowledges that the Company is entitled, in addition to any other legal remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement without any requirement to prove actual damages or post a bond and without the necessity of proving irreparable injury. Executive acknowledges that no specification in this Agreement of a particular legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by Executive.

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ARTICLE VI
GENERAL PROVISIONS

6.1  Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (i) if delivered personally, upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) business days after being mailed, (iii) if given by overnight courier with receipt acknowledgment requested, the next business day following the date sent, or (iv) if given by facsimile or telecopy, upon confirmation of transmission by facsimile or telecopy, in each case to the parties at the following addresses:

To the Company:	Talen Marine & Fuel, Inc. 225 Pleasant Street Lake Arthur, LA 70549 Facsimile: (337) 774-3503 Attention: Bryan Caillier

with a copy to:	Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Facsimile: (650) 463-2600 Attention: Joseph M. Yaffe, Esq.

To Executive:	Raymond Talen 1216 Pom Roy Road Lake Arthur, LA 70549

6.2  Severability. If a court of competent jurisdiction or arbitrator(s) finds any covenant or provision of the Agreement to be invalid or unenforceable as to any person, circumstance, scope or geographic area, such finding shall not render that covenant or provision invalid or unenforceable as to any other persons, circumstances, scope or geographic area. If feasible, any such offending covenant or provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending covenant or provision cannot be so modified, it shall be stricken and all other covenants and provisions of this Agreement in all other respects shall remain valid and enforceable.

6.3  Modifications; Waivers. Waivers or modifications of this Agreement, or of any covenant, provision, condition, or limitation contained herein, are valid only if in writing duly executed by the parties hereto. If either party should waive any breach of any provisions of this Agreement, they shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

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6.4  Entire Agreement.

(a)  This Agreement (including any attachments and exhibits hereto) contains the parties’ sole and entire agreement regarding the subject matter hereof, and supersedes any and all other agreements, understandings, statements and representations of the parties, including, but not limited to, any employment agreement or other agreement regarding Executive’s compensation or terms of employment entered into prior to the Effective Date.

(b)  The parties acknowledge and agree that, except for those representations specifically referenced herein, no party has made any representations (i) concerning the subject matter hereof or (ii) inducing the other party to execute and deliver this Agreement. The parties have relied on their own judgment in entering into this Agreement.

6.5  Counterparts. This Agreement may be executed in one or more separate counterparts, including electronically transmitted counterparts, any one of which need not contain signatures of more than one party, but all of which shall be deemed an original and taken together will constitute one and the same Agreement.

6.6  Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

6.7  Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of Executive’s duties hereunder and Executive may not assign any of Executive’s rights or other interest herein (except in connection with any assignment of rights to receive consideration hereunder by or to Executive’s estate made upon the death of Executive) to any party without the prior written consent of the Company, and any such purported assignment shall be null and void. Notwithstanding the foregoing, the Company may, without obtaining the consent of Executive, assign any or all of its rights and obligations under this Agreement to any of its Affiliates; provided, however, that any such assignment shall not expand the obligations or restrictions of Executive.

6.8  Survival of Rights and Obligations. The rights and obligations of the parties as stated herein shall survive the termination of this Agreement. This specifically includes, but is not limited to, the covenants and provisions set forth in Article V of this Agreement regarding Confidentiality, Non-Competition, Non-Solicitation and all related provisions.

6.9  Joint Preparation. All parties to this Agreement have negotiated it at length, and have had the opportunity to consult with and be represented by their own competent counsel. This Agreement is therefore deemed to have been jointly prepared by the parties, and any uncertainty or ambiguity existing in it shall not be interpreted against any party, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.

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6.10  Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization, corporation or entity not a party hereto, and no such other person, firm, organization, corporation or entity shall have any right or cause of action hereunder.

6.11  Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.

6.12  Attorneys’ Fees. If either party hereto brings any action to enforce rights hereunder, fees shall be recoverable by the prevailing party.

6.13  Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Louisiana without regard to the conflicts of law provisions thereof.

6.14  Internal Revenue Code Section 409A.

(a)  Notwithstanding any provision to the contrary in the Agreement, if the Executive is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (a) the expiration of the six-month period measured from the date of the Executive’s “separation from service” with the Company (as such term is defined in the Treasury Regulations issued under Section 409A of the Code) or (b) the date of Executive’s death. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 6.14 shall be paid in a lump sum to the Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.

(b)  The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with Section 409A, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder would otherwise be taxable to Executive under Section 409A, the Company may adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines in its sole discretion are necessary or appropriate to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes under such Section.

(Signature page follows)

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IN WITNESS WHEREOF,  the parties have executed this Employment Agreement on the day and year first above written.

TALEN MARINE AND FUEL, INC.

By:
Name:
Title:

EXECUTIVE RAYMOND TALEN

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

ANNEX A

[PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT]

ANNEX B

Performance Criteria

For the each vesting date, the performance criteria shall be considered satisfied upon the attainment by the Company of financial performance metrics as of the fiscal year end immediately preceding such vesting date which are no less favorable than the financial performance metrics for the Company for fiscal year 2006, as determined by the Board of Directors, in its sole discretion.

ANNEX C

TO BE UPDATED PRIOR TO CLOSING

The Restricted Area includes the following geographical territory:

Louisiana

The following counties and parishes within Louisiana:

Jefferson Davis
Cameron
Vermilion
Calcasieu
Terrebonne
Lafourche Parish
Iberville Parish
Plaquemine Parish
West Baton Rouge Parish

Texas

The following counties within Texas:

Jefferson County
Galveston County

Phelps Draft
March __, 2007

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time and including any and all written instructions given to “Escrow Agent” (hereinafter defined) pursuant hereto, this “Escrow Agreement”) is made and entered into as of ________ __, 2007, by and among the shareholders of Talen Marine & Fuel, Inc., a Louisiana business corporation, , set forth on Schedule 1 hereto (each, a “Shareholder,” and collectively referred to herein as the “Shareholders”), Allegro Biodiesel Corporation, a Delaware corporation (“Public Company”, and together with the Shareholders, sometimes referred to collectively as the “Parties”), and JPMorgan Chase Bank, N.A., a national banking association incorporated under the laws of the United States of America, as Escrow Agent (the “Escrow Agent”).

WHEREAS, the Shareholders and Public Company are party to that certain Stock Purchase Agreement, dated as of June ___, 2007 (the “Stock Purchase Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Stock Purchase Agreement);

WHEREAS, pursuant to the terms and conditions set forth in the Stock Purchase Agreement, Public Company is required to deposit THREE MILLION AND NO 00/100 DOLLARS ($3,000,000.00) in cash (the “Escrow Deposit”) in escrow;

WHEREAS, Public Company may be entitled to indemnification under the terms of Article VI of the Stock Purchase Agreement, as more fully described therein;

WHEREAS, as a source of payment for such indemnification obligations and related expenses, the Stock Purchase Agreement provides that Public Company has the right to recover such amounts from escrow; and

WHEREAS, the Parties have agreed to deposit in escrow the Escrow Deposit and wish such deposit to be subject to the terms and conditions set forth herein;

WHEREAS, the Escrow Agent is not a party to the Stock Purchase Agreement and has no obligations thereunder

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the Parties hereto agree as follows:

1. Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.  Escrow Fund. Simultaneous with the execution and delivery of this Escrow Agreement, Public Company is depositing with the Escrow Agent the Escrow Deposit. The Escrow Agent shall hold the Escrow Deposit and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Deposit and the proceeds thereof (the “Escrow Fund”)) as directed in Section 3.

3. Investment of Escrow Fund. During the term of this Escrow Agreement, the Escrow Fund shall be invested in a trust account with JPMorgan Chase Bank, N.A. as instructed in writing by joint written instructions of Public Company and Shareholder Representative, which instructions shall be acceptable to the Escrow Agent. Such written instructions shall specify the type and identity of the investments to be purchased and/or sold and will be executed through JPMorgan Asset Management (“JPMAM”), in the investment management division of JPMorgan Chase. Subject to principles of best execution, transactions are effected on behalf of the Escrow Fund through broker-dealers selected by JPMAM. In this regard, JPMAM seeks to attain the best overall result for the Escrow fund, taking into consideration quality of service and reliability. No agency fee will be assessed in connection with each transaction. The Escrow Agent shall have the right to liquidate any investments held in the Escrow fund in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent shall have no liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this contract or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow fund. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder. Receipt, investment and reinvestment of the Escrow Fund shall be confirmed by Escrow Agent promptly, an in any event within three business days of any such event.

4. Disposition and Termination. The Escrow Agent shall deliver the Escrow Fund to the Parties as set forth in this Section 4. Upon delivery of the entire Escrow Fund by the Escrow Agent, this Escrow Agreement shall terminate, subject to the provisions of Section 8.

(a) Indemnification. Public Company may make one or more claims on the Escrow Fund by providing written notice to the Escrow Agent (an “Indemnification Demand Notice”) that states (i) that Public Company or any other Public Company Indemnified Party is entitled to all or a portion of the Escrow Fund in satisfaction of an indemnification claim pursuant to Article XII of the Stock Purchase Agreement and (ii) the amount of cash from the Escrow fund to be distributed to Public Company. If Public Company provides an Indemnification Demand Notice hereunder to the Escrow Agent, Public Company shall concurrently provide a copy of such Indemnification Demand Notice to the Shareholder Representative. The Shareholder Representative shall have thirty (30) days after receipt by the Shareholder Representative of the Indemnification Demand Notice (the “Objection Period”) to object to the Indemnification Demand Notice. The Shareholder Representative may object in whole or in part to an Indemnification Demand Notice. If the Shareholder Representative fails to object to the Indemnification Demand Notice within the Objection Period, the Escrow Agent shall on the next business day after the Objection Period pay to the Public Company the amount of the Escrow Fund set forth in the Indemnification Demand Notice. If the Shareholder Representative objects to the Indemnification Demand Notice by delivering a timely notice of objection (an “Objection Notice”) during the Objection Period to the Escrow Agent and Public Company, the Escrow Agent shall hold the disputed portion of the Escrow Fund until the disagreement is resolved pursuant to Section 4(b). For the avoidance of doubt, if the Shareholder Representative objects to only a portion of the amount of the Escrow Fund claimed in the Indemnification Demand Notice, the Escrow Agent shall pay to Public Company the non-disputed amount of the Escrow Fund. If the Escrow Agent receives an Objection Notice from the Shareholder Representative hereunder, it shall provide a copy of such Objection Notice to Public Company.

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(b) Disposition by Escrow Agent. If any disagreement between Public Company, on the one hand, and the Shareholder Representative, on the other hand, occurs in connection with a claim on the Escrow Fund under Section 4(a) or Section 4(c) that results in adverse claims and demands being made in connection with or against all or any part of the Escrow Fund, the Escrow Agent shall not disburse any disputed portion of the Escrow Fund until such time as the Escrow Agent receives joint written directions with respect to such portion of the Escrow Fund signed by Public Company and the Shareholder Representative, or a final nonappealable written judgment or order of a court of competent jurisdiction. The Escrow Agent is authorized and directed to retain in its possession the disputed portion of the Escrow Fund until such dispute shall have been finally settled by mutual agreement of the parties or by a final nonappealable written order of a court of competent jurisdiction, but the Escrow Agent shall be under no duty whatsoever to initiate any proceedings to resolve or settle such dispute. The Escrow Agent shall be entitled to receive from Public Company or the Shareholder Representative a copy of any final, nonappealable written order and a certificate of Public Company or the Shareholder Representative to the effect that such order is final and nonappealable, and the Escrow Agent shall be entitled to conclusively rely on such copy and certification without further inquiry.

(c) Disposition to the Shareholders. The Escrow Agent shall make distributions from the Escrow Fund to the Shareholders in accordance with this Section 4(c) in the following manner:

(i) After 90 days after the Closing Date, as defined by the Stock Purchase Agreement, and upon a request from the Shareholder Representative with a copy to the Public Company, Escrow Agent shall distribute to the Shareholders, in the percentages as provided by the Stock Purchase Agreement, the sum of $500,000.00 less the following amounts: (a) any amount already distributed in accordance with Sections 4(a) or 4(b), above, (b) any amount being held as described in Section 4(a), above, and (c) any amount disputed as described in Section 4(b), above. However, if at any time after 90 days after the Closing Date, the amount being held as described in Section 4(a), above, or being disputed as described in Section 4(b) above, is no longer subject to such restrictions but would have been distributed to the Shareholders pursuant to the Subsection 4(c)(i), such amount shall be distributed upon a request from the Shareholder Representative;

(ii) At any time after 9 months after the Closing Date, defined by the Stock Purchase Agreement, and upon a request from the Shareholder Representative with a copy to the Public Company, Escrow Agent shall distribute to the Shareholders, in the percentages as provided by the Stock Purchase Agreement, the sum of $1,000,000.00 less the following amounts: (a) any amount already distributed in accordance with Sections 4(a) or 4(b), above, and for which the payment has not yet been satisfied in (i) above; and (b) any amount being held as described in Section 4(a), above, that has not been withheld pursuant to (i) above and (c) any amount disputed as described in Section 4(b), above, that has not been withheld pursuant to (i) above. However, if at any time after 9 months after the Closing Date, the amount being held as described in Section 4(a), above, or being disputed as described in Section 4(b) above, is no longer subject to such restrictions but would have been distributed to the Shareholders pursuant to the Subsection 4(c)(ii), such amount shall be distributed upon a request from the Shareholder Representative;

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(iii) At any time after 18 months after the Closing Date, as defined by the Stock Purchase Agreement, and upon a request from the Shareholder Representative with a copy to the Public Company, Escrow Agent shall distribute to the Shareholders, in the percentages as provided by the Stock Purchase Agreement, the sum of $1,500,000.00 less the following amounts: (a) any amount already distributed in accordance with Sections 4(a) or 4(b), above, and for which the payment has not yet been satisfied in (i) or in (ii), above; (b) any amount already distributed in accordance with Sections 4(a) or 4(b), above, that has not been withheld pursuant to (i) or (ii), above; (c) any amount being held as described in Section 4(a), above, that has not been withheld pursuant to (i) or (ii), above and (d) any amount disputed as described in Section 4(b), above. However, if at any time after 18 months after the Closing Date, the amount being held as described in Section 4(a), above, or being disputed as described in Section 4(b) above, is no longer subject to such restrictions but would have been distributed to the Shareholders pursuant to the Subsection 4(c)(ii), such amount shall be distributed upon a request from the Shareholder Representative;

(iv) Coinciding with the distribution set forth in subsection 4(c)(iii) above, the Shareholder Representative shall deliver to Public Company and the Escrow Agent a written statement (the “Final Distribution Statement”) showing its calculation of (i) the remaining amount of the Escrow Fund and any earnings thereon less (ii) the amount of any Indemnification Demand Notices pending with the Escrow Agent (the “Pending Claims Amount”). The Final Distribution Statement shall specify the name, address, TIN and the amount of cash or shares to be distributed to each Shareholder pursuant to this Section 4(c). Public Company shall have thirty (30) days after receipt by it of the Final Distribution Statement (the “Final Objection Period”) to object to the calculations in the Final Distribution Statement. If Public Company objects to the calculations set forth in the Final Distribution Statement by delivering to the Escrow Agent and the Shareholder Representative a timely notice of objection during the Final Objection Period (a “Final Objection Notice”), the Escrow Agent shall not make any distribution under this Section 4(c) until the disagreement is resolved pursuant to Section 4(b). If the Escrow Agent receives a Final Objection Notice from Public Company it shall provide a copy of such Final Objection Notice to the Shareholder Representative. If Public Company fails to object to the Final Distribution Statement within the Final Objection Period, the Escrow Agent shall on the next business day after the Final Objection Period distribute to the Shareholders the amounts set forth in the Final Distribution Statement. For the avoidance of doubt, the Pending Claims Amount shall be retained in the Escrow Fund until the resolution of such Indemnification Demand Notices in accordance with Section 4(b). The amount of cash to be distributed to each Shareholder under this Section 4(c) from the Escrow fund shall be determined by multiplying (i) the total amount of cash to be distributed to all Shareholders under this Section 4(c) by (ii) such Shareholder’s “Percentage of Escrow fund” as set forth with respect to such Shareholder in Schedule 1 hereto.

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(d) Shareholder Representative. The Shareholders agree that they have appointed Raymond Talen to be the representative of all of the Shareholders (the “Shareholder Representative”) who shall have the right to take all actions on behalf of the Shareholders with respect to any matter or dispute under this Escrow Agreement, including the giving or receipt of any notices.

5. Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to either of the Parties. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. The Escrow Agent may interplead all of the assets held hereunder into a court of competent jurisdiction or may seek a declaratory judgment with respect to certain circumstances, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or any action or nonaction based on such declaratory judgment. The parties hereto other than the Escrow Agent agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6. Succession. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 30 days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act. Escrow Agent’s sole responsibility after such 30-day notice period expires shall be to hold the Escrow Deposit (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate. If the Parties have failed to appoint a successor escrow agent prior to the expiration of 30 days following receipt of the notice of resignation, the Escrow may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

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7. Compensation and Reimbursement. The Parties agree jointly and severally to (i) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 3 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all reasonable expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.

8. Indemnity. The Parties shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the "indemnitees") from and against any and all loss, liability or expense (including the fees and expenses of in house or outside counsel and experts and their staffs and all expense of document location, duplication and shipment) arising out of or in connection with (i) the Escrow Agent's execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is finally adjudicated to have been primarily caused by the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Shareholder Representative or Public Company, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The Parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

9. Account Opening Information/TINs.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

For accounts opened in the US: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Escrow Agent will ask for information that will allow us to identify relevant parties.

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For non-US accounts: To help in the fight against the funding of terrorism and money laundering activities we are required along with all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When you open an account, the Escrow Agent will ask for information that will allow us to identify you.

TINs. Tax Matters. The Parties each represent that its correct Taxpayer Identification Number ("TIN") assigned by the Internal Revenue Service ("IRS") or any other taxing authority is set forth on the signature page hereof. In addition, all interest or other income earned under the Escrow Agreement shall be allocated and/or paid as directed in a joint written direction of the Parties and reported by the recipient to the Internal Revenue Service or any other taxing authority. Notwithstanding such written directions, Escrow Agent shall report and, as required, withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the absence of timely direction, all proceeds of the Escrow Fund shall be retained in the Escrow Fund and reinvested from time to time by the Escrow Agent as provided in Section 3. In the event that any earnings remain undistributed at the end of any calendar year, Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by the Parties. In the absence of such written directions, undistributed earnings will be attributed to and reported on as belonging to the Shareholders. In addition, Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities. Any tax returns or reports required to be prepared and filed on behalf of or by the Escrow Fund will be prepared and filed by the Shareholder or Public Company, as applicable, and the Escrow Agent shall have no responsibility for the preparation and/or filing or any tax return with respect to any income earned by the Escrow Fund. In addition, any tax or other payments required to be made pursuant to such tax return or filing will be paid by the Shareholders or Public Company, as appropriate. Escrow Agent shall have no responsibility for such payment unless directed to do so by the appropriate authorized party.

10. Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile;

(ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or

(iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested;

(iv) in each case to the appropriate notice address or facsimile number set forth below or at such other address or facsimile number as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to Shareholder Representative:	Attention: Raymond Talen Telephone No.: Facsimile No.:

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If to a Shareholder:	At such Shareholder’s address or facsimile number as set forth on the signature page hereto.

If to Public Company:	6033 West Century Boulevard, Suite 850 Los Angeles, California 90045 Attention: Bruce Comer Telephone No.: (310) 670-2721 Facsimile No.: (310) 670-4107

With a copy to:	Sidley Austin LLP 555 West Fifth Street, Suite 4000 Los Angeles, CA 90013 Attention: Stephen D. Blevit, Esq. Telephone No.: (213) 896-6029 Facsimile No.: (213) 896-6600

If to the Escrow Agent:	JPMorgan Chase Bank, N.A. Escrow Services 560 Mission Street, 13th Floor San Francisco, CA 94105 Attention: Telephone No.: (415) 315-3986 Facsimile No.: (415) 315-3986

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this Section 10, such communications shall be deemed to have been given to the Escrow Agent on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

11. Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement, as indicated in Section 10), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by a Shareholder or Public Company to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

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12. Jurisdiction of Disputes; Waiver of Jury Trial. In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement or any matters described or contemplated herein or therein, with respect to any of the matters described or contemplated herein or therein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within the City of New York, New York, whether a state or federal court; (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section 12 shall be deemed to prevent any party from seeking to remove any action to a federal court in New York, New York; (c) agree to waive to the fullest extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (d) designate, appoint and direct CT Corporation System as its authorized agent to receive on its behalf service of any and all process and documents in any legal proceeding in the State of New York; (e) agree to notify the other parties to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly to designate another agent in the City of New York, satisfactory to the Shareholder Representative and Public Company, to serve in place of such agent and deliver to the other party written evidence of such substitute agent’s acceptance of such designation; (f) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth in Section 12 for communications to such party; (g) agree that any service made as provided herein shall be effective and binding service in every respect; and (h) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by law. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

13. Miscellaneous. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties. This Escrow Agreement shall be governed by and construed under the laws of the State of New York. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

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14. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

Tax Certification: Taxpayer ID#:

Customer is a (check one):
___ Corporation___ Municipality___ Partnership___ Non-profit or Charitable Org
___ Individual ___ REMIC ___ Trust___ Other _________________

Under the penalties of perjury, the undersigned certifies that:

(1) the entity is organized under the laws of the United States

(2)  the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3)  it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

[SHAREHOLDER]

Signature: ___________________________

Printed Name:________________________

Address:

Phone Number:

11

Tax Certification: Taxpayer ID#:

Customer is a (check one):
___ Corporation___ Municipality___ Partnership___ Non-profit or Charitable Org
___ Individual ___ REMIC ___ Trust___ Other _________________

Under the penalties of perjury, the undersigned certifies that:

(1) the entity is organized under the laws of the United States

(2)  the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3)  it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid back up withholding.

ALLEGRO BIODIESEL CORPORATION

By:__________________________________

Name:

Title:

JPMORGAN CHASE BANK, N.A.,

as Escrow Agent

By:__________________________________

Name:

Title:

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Schedule 1

Shareholders

	Name	Percentage of Escrow Fund
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
16.
17.
18.
19.
20.
21.
22.
23.
24.
25.
26.
	Total	100%

13

Schedule 2

Telephone Number(s) and authorized signature(s) for Person(s) Designated to give Funds Transfer Instructions and Person(s) Designated to Confirm Instructions

Allegro Biodiesel Corporation:
	Name	Telephone Number	Signature

1.	Bruce Comer	(310) 670-2721	______________________________

2.	Heng Chuk	(310) 670-2704	______________________________

3.	_________________________	_________________________	______________________________

Telephone call backs shall be made to Public Company. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer.

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Schedule 3

Escrow Agent’s Compensation

$__________

15

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, gives, grants, assigns and transfers unto Allegro Biodiesel Corporation, Inc., _____________________ (____) Shares of voting common stock of TALEN’S MARINE AND FUEL, INC., standing in the name of ____________________________ on the Books of said corporation represented by Certificate No. _____, issued on ___________________, ______, herewith and does hereby irrevocably constitute and appoint _______________________, Secretary, to transfer the said stock on the books of the within named company with full power of substitution in the premises.

Dated:

WITNESSES:

By:

Print Name:

Print Name:

___________________________________
Print name: ______________________
Notary Public
My Commission is for Life
Notary Id./La. Bar ID No. _________

Exhibit E

Exhibit G
Permitted Capital Expenditures

Sys. No.	Item	Date	Acquired Value
001186	TREX RT 175 98 CRANE - 193DOCK	1/2/2006	$184,355.34
001178	2007 INTNL SLEEPER - T178	4/5/2006	101,812.38
001177	2006 Intnl Sleeper - T177	4/17/2006	150,375.12
001179	2007 INTERNATIONAL SLEPER - T179	6/26/2006	106,967.83
001180	2007 Intnl Sleeper - T180	6/26/2006	106,967.83
001181	2007 FREIGHTLINER SLEEPER - T181	9/25/2006	83,654.00
001182	2007 FREIGHTLINER SLEEPER - T182	9/25/2006	83,654.00
001184	2007 INTNL F94 SLEEPER - T184	10/14/2006	104,437.25
001183	2007 INTNL F94 SLEEPER - T183	11/14/2006	104,437.25
001185	2007 INTNL 9400I SLEEPER - T185	12/26/2006	112,239.53
001207	REFRIGERATOR	1/10/2007	840.02
001198	GENERATORS - REWIRE	1/31/2007	7,618.72
001197	AIR COMPRESSOR - CAMERON DOCK	2/1/2007	2,639.52
001199	UPGRADE TO TRUCK RACK	2/1/2007	12,010.80
001202	(2) 1K FUEL TANKS W/ CONTAINMENT	2/5/2007	6,386.75
001190	ADDITIONAL DOCK DEVELOPMENT - SW CORNER	2/28/2007	72,050.97
001191	CRANE MATTS	2/28/2007	14,850.00
001192	FUEL/WATER LINES	2/28/2007	22,202.93
001196	METHONAL TANK #232	2/28/2007	25,500.00
001200	USED AIR COMPRESSOR	3/1/2007	8,365.50
001188	TANKER #233	3/19/2007	20,000.00
001189	TANKER #234	3/19/2007	23,000.00
001193	PROPELLAR/RUDDER REPLACEMENT	3/30/2007	39,747.28
001194	M/V LOUIS VINCENT	4/13/2007	568,469.28
001203	(2) 10K TANKS	4/19/2007	15,000.00
001204	(2) 10K TANKS	4/19/2007	15,000.00
001205	TM-4 UPGRADE - 5 YR INSPECTION	4/26/2007	349,837.89
001206	(2() 10K TANKS	5/4/2007	11,295.00
001201	STEAM CLEANER	5/10/2007	2,712.50
001208	DM2 COMPUTER ACCOUNTING SOFTWARE	5/11/2007	6,848.53
001195	MV T-BOY TALEN - REFURBISH	5/31/2007	64,477.02

	TOTAL		$2,427,753.24

State of Louisiana
Parish of _____________________

Act of Cash Sale

BE IT KNOWN that on the dates and at the places designated below, before the respective undersigned witnesses and notaries public, duly commissioned and qualified as such, personally came and appeared:

Talen Landing II, Inc., a Louisiana corporation, with its principal place of business at 225 Pleasant St., Lake Arthur, Louisiana 70459, appearing herein by and through Charles Raymond Talen, its ___________, duly authorized pursuant to a Unanimous Written Consent of the Shareholders and a Unanimous Written Consent of the Directors, a copy of which is attached hereto, whose taxpayer identification number is XX-XXX____, (hereinafter "Seller");

who declares that it does by these presents grant, bargain, sell, convey, transfer, assign, set over, abandon and deliver unto:

Talen’s Marine and Fuel, Inc., a Louisiana business corporation, with its principal place of business at 225 Pleasant St., Lake Arthur, Louisiana 70459, appearing herein by and through Charles Raymond Talen, its ____________, duly authorized pursuant to a Unanimous Written Consent of the Shareholders and a Unanimous Written Consent of the Directors, a copy of which is attached hereto, whose taxpayer identification number is XX-XXX___; (hereinafter "Purchaser");

for the benefit of Purchaser, and Purchaser’s successors and assigns, the following described property:

(hereinafter referred to as the “Property”)

The 193 Dock located at 2254 S. Talen’s Landing Road, Gueydan, Louisiana which is more particularly described as follows:

COMMENCING AT THE NORTH EAST CORNER OF SECTION 10, TOWNSHIP 13 SOUTH, RANGE 3 WEST, CAMERON PARISH LOUISIANA; THENCE S.01°05'45"W., A DISTANCE OF 494.03 FEET TO A FOUND HALF INCH DIAMETER IRON PIPE; SAID POINT BEING THE POINT OF BEGINNING; THENCE S.00°49'58"W., A DISTANCE OF 267.09 FEET TO A SET HALF INCH DIAMETER IRON PIPE; THENCE N.89°29'42"W., A DISTANCE OF 140.82 FEET TO A SET HALF INCH DIAMETER IRON PIPE; THENCE N.00°47'58"E., A DISTANCE OF 42.24 FEET TO A POINT; THENCE S.63°28'10"W., A DISTANCE OF 157.97 FEET TO A POINT; THENCE S.76°44'44"W., A DISTANCE OF 221.03 FEET TO A POINT; THENCE S.23°28'46"W., A DISTANCE OF 545.70 FEET TO A POINT; THENCE N.70°16'39"W., A DISTANCE OF 232.29 FEET TO A POINT; THENCE N.00°51'08"E., A DISTANCE OF 578.31 FEET TO A SET HALF INCH DIAMETER IRON PIPE OFFSET 34.97' S89°22'55"E

OF TRUE POSITION; THENCE S.89°23'04"E., A DISTANCE OF 408.67 FEET TO A SET 80D SPIKE; THENCE N.00°52'30"E., A DISTANCE OF 200.14 FEET TO A SET HALF INCH DIAMETER IRON PIPE; THENCE S.89°13'11"E., A DISTANCE OF 516.42 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED PARCEL IS SITUATED IN SECTION 10, TOWNSHIP 13 SOUTH, RANGE 3 WEST, CAMERON PARISH, LOUISIANA, IS MADE REFERENCE TO AS PARCEL "A" ON THE ATTACHED PLAT OF SURVEY, AND CONTAINS 368,287.56 SQUARE FEET OR 8.4547 ACRES.

LESS AND EXCEPT all of the oil, gas and other minerals lying in, on and under the hereinabove described property.

Being a portion of the same property acquired by Talen Landing II, Inc. from Mallard Bay Landing, Inc. by Cash Deed recorded under Entry No. 251584 of the records of the Clerk of Court’s Office for the Parish of Cameron State of Louisiana, which property is currently leased to the Company.

This sale is made and accepted for and in consideration of the sum of EIGHT HUNDRED THOUSAND AND NO/100 ($800,000.00) DOLLARS cash in hand paid, the receipt and adequacy of which are acknowledged by Seller.

Taxes for the year 2007 will be prorated as of the date of sale and paid.

In accordance with La. R.S. 9:2721(B), from and after the date of this sale, (a) the name of the person responsible for all property taxes and assessments is Purchaser, and (b) all property taxes and assessment notices should be mailed to Purchaser at: 2254 South Talen’s Road, Gueydan LA 70542.

All parties signing this instrument have declared themselves to be of full legal capacity.

All agreements and stipulations herein and all the obligations herein assumed shall inure to the benefit of and be binding upon the successors and assigns of the respective parties, and Purchaser, their successors and assigns, shall have and hold the Property in full ownership forever.

Purchaser and Seller dispense with the production of any mortgage certificate, tax receipts or other certificates that may be required by law and the undersigned Notary is released from any responsibility or liability for not producing and/or attaching same. The undersigned Notary has not rendered, nor has he been requested to render, an opinion on the title to the Property transferred pursuant to this instrument; nor has the undersigned Notary made any warranty or representation as to the zoning of the Property.

This act has been passed in the Parish of _______________, State of Louisiana on the _____ day of ____________, 2007, in the presence of the undersigned competent witnesses and me, Notary Public, after due reading of the whole.

WITNESSES:	SELLER:
TALEN LANDING II, INC.

By:
Print Name:	Print name:
Title:

Print Name:

______________________________________
Notary Public
Print Name:___________________________
Bar Roll No.:____________________

This act has been passed in the Parish of ____________________, State of Louisiana on the ______ day of _____________, 2007, in the presence of the undersigned competent witnesses and me, Notary Public, after due reading of the whole.

WITNESSES:	PURCHASER:
TALEN’S MARINE AND FUEL, INC.

By:
Print Name:	Print name:
Title:

Print Name:

______________________________________
Notary Public
Print Name:___________________________
Bar Roll No.:____________________

Exhibit I
Form of Computation of Estimated Purchase Price

	Final (Audited Closing B/S)	Estimated at Closing Date	Target Amount

Acquisition Value:
Purchase Price	$19,000,000	$19,000,000	$19,000,000
Shareholder & Related Party Debt	-	-	3,092,913
Third Party Debt	-	-	19,111,113
Total	$19,000,000	$19,000,000	$41,204,025

Adjusted Net Working Capital at Closing:	-	-	25,128,982

Closing Adjustments:
(Incr.)/decr. in Shareholder & Related Party Debt	$3,092,913	$3,092,913	N/A
(Incr.)/decr. in Third Party debt	19,111,113	19,111,113	N/A
(Incr.)/decr. in Adjusted Net Working Capital	(25,128,982)	(25,128,982)	N/A
Allowance for Permitted Capital Expenditures	-	-	N/A
Total	($2,924,957)	($2,924,957)
Adjusted Purchase Price:	$16,075,043	$16,075,043	$19,000,000

Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into as of June 22, 2007 by and between J. Bryan Caillier (“Executive”) and Talen Marine and Fuel, Inc., a Louisiana corporation (the “Company”). This Agreement shall become effective as a valid and binding contract as of the date first above written, provided that the operative provisions hereof shall not become effective until the Closing (as defined in that certain Stock Purchase and Sale Agreement dated as of June 22, 2007, by and among the Company, Allegro Biodiesel Corporation (“Parent”) and certain other parties (the “Stock Purchase Agreement,” and such Closing being hereinafter referred to as the “Effective Date”)). In the event that the Stock Purchase Agreement is terminated or the transactions contemplated by the Stock Purchase Agreement are abandoned, this Agreement shall be null and void ab initio and shall have no force and effect.

WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for Executive’s services; and

WHEREAS, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

ARTICLE I
DEFINITIONS

For purposes of the Agreement, the following terms are defined as follows:

1.1  “Affiliate” means, with respect to any party, any corporation, limited liability company, partnership, joint venture, firm and/or other entity which Controls, is Controlled by or is under common Control with such party.

1.2  “Board” means the Board of Directors of the Company.

1.3  “Business” means the business of the Company, which is engaged in the distribution of fuel , lubricant and related materials, including but not limited to, storage and transportation, and wholesale and retail distribution of diesel, bio-diesel and bio-diesel blends, and any other business activity or service in which the Company or any Affiliate of the Company is engaged or making an active effort to develop business at the time of termination of Executive’s employment with the Company or any Affiliate of the Company. Executive agrees that the Company may periodically revise the description of the Business of the Company to reflect changes in the Company’s business. Executive acknowledges and agrees that as consideration for executing this Agreement, Executive agrees to sign addenda to this Agreement which update the description of the Business of the Company as revised by the Company.

1.4  “Cause” means:

(a)  Executive’s willful failure to substantially perform the duties assigned to Executive in accordance with the Agreement or Executive’s breaching in any material respect any provisions of this Agreement or the employee policies and procedures of the Company;

(b)  Executive’s failure to carry out, or comply with, in any material respect any lawful directive of the Board or the appropriate individual to whom Executive reports;

(c)  Executive’s commission at any time of any act or omission that results in, or that may reasonably be expected to result in, a conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

(d)  Executive’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing Executive’s duties and responsibilities under this Agreement;

(e)  Executive’s violation of the Company’s drug and alcohol free workplace policy;

(f)  Executive’s commission at any time of any act of fraud, embezzlement, material misappropriation, material misconduct, or breach of fiduciary duty against the Company; or

(g)  Executive’s violation in any material respect of any federal, state or local law applicable to the Company or any Affiliate of the Company.

1.5  “Confidentiality Agreement” means the Company’s form of Proprietary Information and Invention Assignment Agreement to be executed by Executive contemporaneously with the execution of this Agreement and that is attached hereto as Annex A.

1.6  “Control” means (i) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or participating assets entitled to vote for the election of directors; and (ii) in the case of non-corporate entities (such as individuals, limited liability companies, partnerships or limited partnerships), either (A) direct or indirect ownership of at least fifty percent (50%) of the equity interest, or (B) the power to direct the management and policies of the non-corporate entity.

1.7  “Covered Entity” means every Affiliate of Executive, and every business, association, trust, corporation, partnership, limited liability company, proprietorship or other entity in which Executive has invested (whether through debt or equity securities), or has contributed any capital or made any advances to, or in which any Affiliate of Executive has an ownership interest or profit sharing percentage, or a firm from which Executive or any Affiliate of Executive receives or is entitled to receive income, compensation or consulting fees in which Executive or any Affiliate of Executive has an interest as a lender (other than solely as a trade creditor for the sale of goods or provision of services that do not otherwise violate the provisions of this Agreement); provided, however, that only entities whose management decisions are influenced by Executive shall be considered Covered Entities for purposes of this Agreement. The agreements of Executive contained herein specifically apply to each entity which is presently a Covered Entity or which becomes a Covered Entity subsequent to the date of this Agreement, and in both cases is a Covered Entity at the time of a violation of Article V of this Agreement. Notwithstanding anything contained in the foregoing provisions to the contrary, the term “Covered Entity” shall not include the Company or any Affiliate of the Company.

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1.8  “Disability” means a determination that Executive is unable or unwilling to substantially perform the material duties and responsibilities contemplated by this Agreement as a result of a disability within the meaning of the Company’s disability insurance plan, which inability continues for a period exceeding ninety (90) consecutive days or shorter periods exceeding ninety (90) days in the aggregate during any twelve (12) month period.

1.1  “Involuntary Termination Without Cause” means either Executive’s dismissal or discharge by the Company for any reason other than for Cause or Executive’s resignation within 12 months after a Sale of the Company as a result of a material diminution in Executive’s duties or responsibilities. The termination of Executive’s employment as a result of Executive’s death or Disability shall not be deemed to be an Involuntary Termination Without Cause.

1.2  “Restricted Area” means each and every state, county, parish, city or other political subdivision or geographic location in the United States or in any other territory or jurisdiction outside the United States, in which the Company or any Affiliate of the Company is engaged in or conducts the Business. The Restricted Area includes the geographic territory specifically set forth in Annex C of this Agreement. Executive agrees that the Company may periodically revise the Restricted Area to reflect any changes in the geographic territory in which the Company is conducting Business. Executive acknowledges and agrees that as consideration for this Agreement, Executive agrees to sign addenda to this Agreement which update the Restricted Area to reflect the geographic territory in which the Company conducts its Business as revised by the Company.

1.3  “Restricted Period” means the period commencing on the Effective Date and continuing until the second anniversary of Executive’s termination (whether voluntary or not) of employment with the Company and all Affiliates of the Company.

1.4  “Sale of the Company” means the consummation of any of the following: (i) the closing of a business combination (e.g., merger) of the Company with any other corporation or other type of business entity, which results in the voting securities of the Company outstanding immediately prior thereto not continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such controlling surviving entity outstanding immediately after such business combination; or (ii) the sale or other transfer or disposition by the Company of all or substantially all of the Company’s assets by value; or (iii) an acquisition of any voting securities of the Company by any “person” (as the term “person” is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities.

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1.5  “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended and the Department of Treasury Regulations and other interpretive guidance issued thereunder.

1.6  “Stock Plan” means Parent’s 2006 Incentive Compensation Plan, as may be amended from time to time.

1.7  “Term” means the period commencing on the Effective Date and terminating on the second (2nd) anniversary thereof, subject to earlier termination pursuant to the provisions of Article IV hereof.

ARTICLE II
EMPLOYMENT BY THE COMPANY

2.1  Position and Duties.  During the Term, the Company hereby agrees initially to employ Executive in the position of Senior Vice President Operations and Executive hereby agrees to provide services for the Company, on such terms and conditions as provided in this Agreement. Executive shall perform such duties as are customarily associated with the position of Senior Vice President Operations and such other duties as are commensurate with Executive’s position and are assigned to Executive by the Company. Executive understands and agrees that the Company may change Executive’s position and/or duties from time to time in its sole discretion (provided, however, that any change in Executive’s position or duties that requires the Executive to relocate to any location that represents a material change in the geographical location where Executive must perform services (within the meaning of Section 409A) and is more than 30 miles from each of Lafayette LA, Baton Rouge LA and New Orleans LA to which the Executive does not consent shall constitute an Involuntary Termination Without Cause). While Executive is employed by the Company during the Term, Executive shall devote Executive’s efforts and substantially all of Executive’s business time and attention (except for vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies or as otherwise set forth in this Agreement) to the business of the Company. Except with the prior written consent of the Company, Executive shall not during the Term undertake or engage in any other employment, occupation or business enterprise, other than ones which do not detract from Executive’s business time and attention devoted to the Company (if Executive is employed by the Company at such time) or in which Executive is a passive investor and are not in violation of the provisions in Article V. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of Executive’s duties hereunder.

2.2  Employment Policies. The employment relationship between the parties shall also be governed by the employment policies of the Company, including but not limited to, those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company’s employment policies, this Agreement shall control.

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ARTICLE III
COMPENSATION

3.1  Base Salary. During the Term, Executive shall receive for services to be rendered hereunder an annual base salary of $125,000 (as may be increased from time to time, the “Salary”), payable on the regular payroll dates of the Company as may be in effect from time to time. Subject to Executive’s continued employment hereunder, Salary shall be increased to $135,000 on the first anniversary of the Effective Date. Thereafter, Salary shall be adjusted from time to time as determined by, and in the sole discretion of, the person to whom Executive then reports or the Board of Directors.

3.2  Signing Bonus. As soon as administratively practicable following the Effective Date, the Company shall pay $15,000 to Executive in a cash lump sum, subject to applicable tax and other withholdings.

3.3  Target Bonus. During the Term, Executive shall be eligible for a target bonus of fifty percent (50%) of Executive’s Salary (the “Target Bonus”) and a stretch bonus of up to an additional fifty percent (50%) of Executive’s Salary (the “Stretch Bonus”) based on the Company’s financial performance as determined by the Board of Directors, in its sole discretion, pro-rated for a partial year and/or less-than-full-time employment and subject to Executive’s continued employment with the Company or an Affiliate of the Company through the applicable payment date; provided, that the minimum Target Bonus payable to Executive for fiscal year 2007 shall be $25,000.

3.4  Stock Option. The Company shall grant to Executive under the Stock Plan an option to purchase 250,000 shares of common stock of Allegro Biodiesel Corporation (the “Stock Option”). The Stock Option shall have an exercise price equal to the per share price at which Allegro Biodiesel Corporation raises equity financing in connection with its acquisition of the Company. The Stock Option shall vest as to one-sixth (1/6th) of the shares subject thereto on each of January 1, 2008 and January 1, 2009, subject to Executives continued employment with the Company or an Affiliate of the Company hereunder. The Stock Option shall further vest as to one-third (1/3rd) of the shares subject thereto on each of January 1, 2008 and January 1, 2009, subject to Executive’s continued employment with the Company or an Affiliate of the Company hereunder and the Company’s achievement of the performance criteria set forth in Annex B. The Stock Option shall become exercisable as it vests and remain exercisable until the date that is two and one-half months after the last day of the calendar year in which the relevant Stock Option vests (that is, March 15, 2009 and March 15, 2010, respectively, in the case vesting were to occur on January 1, 2008 and January 1, 2009). The parties acknowledge and agree that they each intend the vesting and exercise provisions of the Stock Option to be made in a manner compliant with the provisions of Section 409A of the Internal Revenue Code.

3.5  Standard Company Benefits. During the Term, Executive shall be entitled to all rights and benefits under the terms and conditions of the standard Company benefits and compensation practices that may be in effect from time to time and are provided by the Company to similarly situated employees generally. Such benefits shall include, without limitation, (i) a car allowance of $750 per month or provision of a mutually-agreed vehicle, (ii) maintenance and upkeep (including repairs) on Executive’s vehicle (other than power train) and (iii) provision of or reimbursement for fuel used in Executive’s vehicle in connection with the Company’s business.

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ARTICLE IV
TERMINATION

4.1  Termination for Cause; Resignation. In the event that the Company terminates Executive’s employment for Cause or Executive resigns for any reason other than in an Involuntary Termination without Cause, the Company shall have no obligation to Executive except for payment of any Salary, vacation and expense reimbursement accrued and unpaid through the effective date of termination and except as otherwise required by law (collectively, the “Accrued Obligations”). Termination of Executive’s employment for Cause shall be communicated by delivery to Executive of a written notice from the Company stating that Executive’s employment will be terminated for Cause, specifying the particulars thereof and the effective date of such termination. The date of a resignation by Executive shall be the date specified in a written notice of resignation from Executive to the Company, provided that Executive shall provide at least sixty (60) days’ advance written notice of his resignation. In the event Executive resigns his employment pursuant to this Section 4.1, the Company may, at its sole discretion, relieve Executive of some or all of his duties prior to the effective date of the resignation. Company shall pay Executive the Accrued Obligations through the effective date of the resignation, but shall thereafter have no further obligation to Executive.

4.2  Involuntary Termination Without Cause. In the event that, prior to the expiration of the Term, Executive’s employment terminates due to an Involuntary Termination Without Cause, (a) Executive shall receive payment of his Accrued Obligations, and (b) subject to Executive’s delivery and nonrevocation of an executed, effective general release of employment-related claims against the Company and the Affiliates of the Company, Executive shall be entitled to (i) severance consisting of a lump sum cash payment equal to six (6) months of Executive’s Salary and (ii) 100% of Executive’s outstanding options to purchase common stock of Allegro Biodiesel Corporation shall become vested and exercisable. Except as provided in this Section 4.2 or as otherwise required by applicable law, Executive shall have no right under this Agreement or otherwise to receive any other compensation or to participate in any other plan, program or arrangement, including, without limitation, any employee benefit plans, after an Involuntary Termination Without Cause with respect to the year of such termination and later years. The date of Executive’s Involuntary Termination Without Cause shall be the date specified in a written notice of termination to Executive.

4.3  Termination Due to Disability. In the event of Executive’s Disability, the Company shall be entitled to terminate his employment upon written notice by the Company to Executive. In the case that the Company terminates Executive’s employment due to Disability, the Company shall have no further obligations to Executive, except for payment of the Accrued Obligations through the date of termination and the vesting of all Stock Options as described in Section 3.4 of this Agreement on a pro rata basis based on the length of employment at the time of termination of Executive’s employment due to Disability.

4.4  Termination Upon Death. This Agreement shall immediately terminate without action or notice by either party upon the death of Executive and without further obligation by the Company, except for payment of the Accrued Obligations through the effective date of termination and the vesting of all Stock Options as described in Section 3.4 of this Agreement on a pro rata basis based on the length of employment at the time of termination of Executive’s employment due to death.

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ARTICLE V
COVENANTS OF EXECUTIVE

5.1  Confidentiality Agreement. Executive hereby acknowledges that he has executed and delivered to the Company, contemporaneously with the execution and delivery of this Agreement, the Confidentiality Agreement. Executive hereby acknowledges and understands that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Executive’s employment relationship with the Company as set forth in the Confidentiality Agreement.

5.2  Non-Solicitation. During the Restricted Period, Executive shall not, either directly or indirectly, either on Executive’s own account or jointly with or as a manager, agent, officer, employee, consultant, independent contractor, partner, joint venturer, owner, financier, shareholder, or otherwise on behalf of any other person, firm, corporation or entity, offer employment to, solicit, or attempt to solicit away from the Company or any of its Affiliates any of their officers or employees or offer employment to any person who, during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer or employee of the Company or any of its Affiliates.

5.3  Non-Competition. Executive agrees that at all times during the Restricted Period, Executive shall not, directly or indirectly, whether personally or through agents, associates, or co-workers, whether individually or in connection with any corporation, partnership, or other business entity, and whether as an employee, member, owner, partner, financier, joint venturer, shareholder, officer, manager, agent, independent contractor, consultant, or otherwise, establish, carry on, or engage in a Business similar to or the same as that of the Company or any of its Affiliates, in the Restricted Area. This prohibition includes, without limitation, that Executive will not perform the following in the Restricted Area:

(a) Solicit or take any action intended to solicit, or provide, directly or indirectly, services similar to or the same as the Business, to any persons or entities who are or were customers of the Company or any of its Affiliates at any time prior to Executive’s separation from employment;

(b) Establish, own, become employed with, consult on business matters with, or participate in any way in a business or enterprise providing services similar to or the same as the Business; and

(c) Provide consulting services for, invest in, become employed by, or otherwise become associated from a business perspective with competitors of the Company or any of its Affiliates in the pursuit of work similar to or the same as the Business.

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This prohibition does not preclude Executive from engaging in a business or enterprise solely within an area or areas not contained in the Restricted Area, so long as that business or enterprise does not provide, in the Restricted Area, services similar to or the same as the Business.

5.4  Enforcement; Remedies. Executive hereby agrees and acknowledges that the Company has a valid and legitimate business interest in protecting the Business in the Restricted Area from any activity prohibited by Article V hereof. Executive acknowledges that Executive’s position and expertise in the Business is of a special and unique character which gives this expertise a particular value, and that a breach of the covenants in Article V hereof by Executive will cause serious and irreparable harm to the Company. Executive therefore acknowledges that a breach of any or all of the covenants in Article V hereof by Executive cannot be adequately compensated in an action for damages at law, and, in addition to any other legal remedy it may be entitled to, equitable relief would be necessary to protect the Company from a violation of this Agreement and from the harm which this Agreement is intended to prevent. By reason thereof, Executive acknowledges that the Company is entitled, in addition to any other legal remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement without any requirement to prove actual damages or post a bond and without the necessity of proving irreparable injury. Executive acknowledges that no specification in this Agreement of a particular legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by Executive.

ARTICLE VI
GENERAL PROVISIONS

6.1  Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (i) if delivered personally, upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) business days after being mailed, (iii) if given by overnight courier with receipt acknowledgment requested, the next business day following the date sent, or (iv) if given by facsimile or telecopy, upon confirmation of transmission by facsimile or telecopy, in each case to the parties at the following addresses:

To the Company:	Talen Marine & Fuel, Inc. 225 Pleasant Street Lake Arthur, LA 70549 Facsimile: (337)774-3503 Attention: Dale Doucet

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with a copy to:	Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Facsimile: (650) 463-2600 Attention: Joseph M. Yaffe, Esq.

To Executive:	Bryan Caillier 114 Thrasher Drive Lafayette, LA 70506

6.2  Severability. If a court of competent jurisdiction or arbitrator(s) finds any covenant or provision of the Agreement to be invalid or unenforceable as to any person, circumstance, scope or geographic area, such finding shall not render that covenant or provision invalid or unenforceable as to any other persons, circumstances, scope or geographic area. If feasible, any such offending covenant or provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending covenant or provision cannot be so modified, it shall be stricken and all other covenants and provisions of this Agreement in all other respects shall remain valid and enforceable.

6.3  Modifications; Waivers. Waivers or modifications of this Agreement, or of any covenant, provision, condition, or limitation contained herein, are valid only if in writing duly executed by the parties hereto. If either party should waive any breach of any provisions of this Agreement, they shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

6.4  Entire Agreement.

(a)  This Agreement (including any attachments and exhibits hereto) contains the parties’ sole and entire agreement regarding the subject matter hereof, and supersedes any and all other agreements, understandings, statements and representations of the parties, including, but not limited to, any employment agreement or other agreement regarding Executive’s compensation or terms of employment entered into prior to the Effective Date.

(b)  The parties acknowledge and agree that, except for those representations specifically referenced herein, no party has made any representations (i) concerning the subject matter hereof or (ii) inducing the other party to execute and deliver this Agreement. The parties have relied on their own judgment in entering into this Agreement.

6.5  Counterparts. This Agreement may be executed in one or more separate counterparts, including electronically transmitted counterparts, any one of which need not contain signatures of more than one party, but all of which shall be deemed an original and taken together will constitute one and the same Agreement.

6.6  Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

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6.7  Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of Executive’s duties hereunder and Executive may not assign any of Executive’s rights or other interest herein (except in connection with any assignment of rights to receive consideration hereunder by or to Executive’s estate made upon the death of Executive) to any party without the prior written consent of the Company, and any such purported assignment shall be null and void. Notwithstanding the foregoing, the Company may, without obtaining the consent of Executive, assign any or all of its rights and obligations under this Agreement to any of its Affiliates; provided, however, that any such assignment shall not expand the obligations or restrictions of Executive.

6.8  Survival of Rights and Obligations. The rights and obligations of the parties as stated herein shall survive the termination of this Agreement. This specifically includes, but is not limited to, the covenants and provisions set forth in Article V of this Agreement regarding Confidentiality, Non-Competition, Non-Solicitation and all related provisions.

6.9  Joint Preparation. All parties to this Agreement have negotiated it at length, and have had the opportunity to consult with and be represented by their own competent counsel. This Agreement is therefore deemed to have been jointly prepared by the parties, and any uncertainty or ambiguity existing in it shall not be interpreted against any party, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.

6.10  Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization, corporation or entity not a party hereto, and no such other person, firm, organization, corporation or entity shall have any right or cause of action hereunder.

6.11  Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.

6.12  Attorneys’ Fees. If either party hereto brings any action to enforce rights hereunder, fees shall be recoverable by the prevailing party.

6.13  Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Louisiana without regard to the conflicts of law provisions thereof.

6.14  Internal Revenue Code Section 409A.

(a)  Notwithstanding any provision to the contrary in the Agreement, if the Executive is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (a) the expiration of the six-month period measured from the date of the Executive’s “separation from service” with the Company (as such term is defined in the Treasury Regulations issued under Section 409A of the Code) or (b) the date of Executive’s death. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 6.14 shall be paid in a lump sum to the Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.

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(b)  The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with Section 409A, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder would otherwise be taxable to Executive under Section 409A, the Company may adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines in its sole discretion are necessary or appropriate to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes under such Section.

(Signature page follows)

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IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first above written.

TALEN MARINE AND FUEL, INC.

By: /s/ C.R. Talen
Name: C.R. Talen
Title: President

EXECUTIVE
/s/ J. Bryan Caillier
J. Bryan Caillier

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

ANNEX A

[PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT]

ANNEX B

Performance Criteria

For the each vesting date, the performance criteria shall be considered satisfied upon the attainment by the Company of financial performance metrics as of the fiscal year end immediately preceding such vesting date which are no less favorable than the financial performance metrics for the Company for fiscal year 2006, as determined by the Board of Directors, in its sole discretion.

ANNEX C

The Restricted Area includes the following geographical territory:

Louisiana

The following counties and parishes within Louisiana:

Jefferson Davis
Cameron
Vermilion
Calcasieu
Terrebonne
Lafourche Parish
Iberville Parish
Plaquemine Parish
West Baton Rouge Parish

Texas

The following counties within Texas:

Jefferson County
Galveston County

Exhibit 10.2
EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into as of June 22, 2007 by and between Dale Doucet (“Executive”) and Talen Marine and Fuel, Inc., a Louisiana corporation (the “Company”). This Agreement shall become effective as a valid and binding contract as of the date first above written, provided that the operative provisions hereof shall not become effective until the Closing (as defined in that certain Stock Purchase and Sale Agreement dated as of June 22, 2007, by and among the Company, Allegro Biodiesel Corporation (“Parent”) and certain other parties (the “Stock Purchase Agreement,” and such Closing being hereinafter referred to as the “Effective Date”)). In the event that the Stock Purchase Agreement is terminated or the transactions contemplated by the Stock Purchase Agreement are abandoned, this Agreement shall be null and void ab initio and shall have no force and effect.

Whereas, in connection with the transactions contemplated by the Stock Purchase Agreement, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for Executive’s services; and

Whereas, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits.

Now, Therefore, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

ARTICLE I
DEFINITIONS

For purposes of the Agreement, the following terms are defined as follows:

1.1 “Affiliate” means, with respect to any party, any corporation, limited liability company, partnership, joint venture, firm and/or other entity which Controls, is Controlled by or is under common Control with such party.

1.2 “Board” means the Board of Directors of the Company.

1.3 “Business” means the business of the Company, which is engaged in the distribution of fuel , lubricant and related materials, including but not limited to, storage and transportation, and wholesale and retail distribution of diesel, bio-diesel and bio-diesel blends, and any other business activity or service in which the Company or any Affiliate of the Company is engaged or making an active effort to develop business at the time of termination of Executive’s employment with the Company or any Affiliate of the Company. Executive agrees that the Company may periodically revise the description of the Business of the Company to reflect changes in the Company’s business. Executive acknowledges and agrees that as consideration for executing this Agreement, Executive agrees to sign addenda to this Agreement which update the description of the Business of the Company as revised by the Company.

1.4 “Cause” means:

(a) Executive’s willful failure to substantially perform the duties assigned to Executive in accordance with the Agreement or Executive’s breaching in any material respect any provisions of this Agreement or the employee policies and procedures of the Company;

(b) Executive’s failure to carry out, or comply with, in any material respect any lawful directive of the Board or the appropriate individual to whom Executive reports;

(c) Executive’s commission at any time of any act or omission that results in, or that may reasonably be expected to result in, a conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

(d) Executive’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing Executive’s duties and responsibilities under this Agreement;

(e) Executive’s violation of the Company’s drug and alcohol free workplace policy;

(f) Executive’s commission at any time of any act of fraud, embezzlement, material misappropriation, material misconduct, or breach of fiduciary duty against the Company; or

(g) Executive’s violation in any material respect of any federal, state or local law applicable to the Company or any Affiliate of the Company.

1.5 “Confidentiality Agreement” means the Company’s form of Proprietary Information and Invention Assignment Agreement to be executed by Executive contemporaneously with the execution of this Agreement and that is attached hereto as Annex A.

1.6 “Control” means (i) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or participating assets entitled to vote for the election of directors; and (ii) in the case of non-corporate entities (such as individuals, limited liability companies, partnerships or limited partnerships), either (A) direct or indirect ownership of at least fifty percent (50%) of the equity interest, or (B) the power to direct the management and policies of the non-corporate entity.

1.7 “Covered Entity” means every Affiliate of Executive, and every business, association, trust, corporation, partnership, limited liability company, proprietorship or other entity in which Executive has invested (whether through debt or equity securities), or has contributed any capital or made any advances to, or in which any Affiliate of Executive has an ownership interest or profit sharing percentage, or a firm from which Executive or any Affiliate of Executive receives or is entitled to receive income, compensation or consulting fees in which Executive or any Affiliate of Executive has an interest as a lender (other than solely as a trade creditor for the sale of goods or provision of services that do not otherwise violate the provisions of this Agreement); provided, however, that only entities whose management decisions are influenced by Executive shall be considered Covered Entities for purposes of this Agreement. The agreements of Executive contained herein specifically apply to each entity which is presently a Covered Entity or which becomes a Covered Entity subsequent to the date of this Agreement, and in both cases is a Covered Entity at the time of a violation of Article V of this Agreement. Notwithstanding anything contained in the foregoing provisions to the contrary, the term “Covered Entity” shall not include the Company or any Affiliate of the Company.

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1.8 “Disability” means a determination that Executive is unable or unwilling to substantially perform the material duties and responsibilities contemplated by this Agreement as a result of a disability within the meaning of the Company’s disability insurance plan, which inability continues for a period exceeding ninety (90) consecutive days or shorter periods exceeding ninety (90) days in the aggregate during any twelve (12) month period.

1.9 “Involuntary Termination Without Cause” means either Executive’s dismissal or discharge by the Company for any reason other than for Cause or Executive’s resignation within 12 months after a Sale of the Company as a result of a material diminution in Executive’s duties or responsibilities. The termination of Executive’s employment as a result of Executive’s death or Disability shall not be deemed to be an Involuntary Termination Without Cause.

1.10 “Restricted Area” means each and every state, county, parish, city or other political subdivision or geographic location in the United States or in any other territory or jurisdiction outside the United States, in which the Company or any Affiliate of the Company is engaged in or conducts the Business. The Restricted Area includes the geographic territory specifically set forth in Annex C of this Agreement. Executive agrees that the Company may periodically revise the Restricted Area to reflect any changes in the geographic territory in which the Company is conducting Business. Executive acknowledges and agrees that as consideration for this Agreement, Executive agrees to sign addenda to this Agreement which update the Restricted Area to reflect the geographic territory in which the Company conducts its Business as revised by the Company.

1.11 “Restricted Period” means the period commencing on the Effective Date and continuing until the second anniversary of Executive’s termination (whether voluntary or not) of employment with the Company and all Affiliates of the Company.

1.12 “Sale of the Company” means the consummation of any of the following: (i) the closing of a business combination (e.g., merger) of the Company with any other corporation or other type of business entity, which results in the voting securities of the Company outstanding immediately prior thereto not continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such controlling surviving entity outstanding immediately after such business combination; or (ii) the sale or other transfer or disposition by the Company of all or substantially all of the Company’s assets by value; or (iii) an acquisition of any voting securities of the Company by any “person” (as the term “person” is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities.

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1.13 “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended and the Department of Treasury Regulations and other interpretive guidance issued thereunder.

1.14 “Stock Plan” means Parent’s 2006 Incentive Compensation Plan, as may be amended from time to time.

1.15 “Term” means the period commencing on the Effective Date and terminating on the second (2nd) anniversary thereof, subject to earlier termination pursuant to the provisions of Article IV hereof.

ARTICLE II
EMPLOYMENT BY THE COMPANY

2.1 Position and Duties. During the Term, the Company hereby agrees initially to employ Executive in the position of Senior Vice President, Marketing and Supply and Executive hereby agrees to provide services for the Company, on such terms and conditions as provided in this Agreement. Executive shall perform such duties as are customarily associated with the position of Sales and Marketing Director and such other duties as are commensurate with Executive’s position and are assigned to Executive by the Company. Executive understands and agrees that the Company may change Executive’s position and/or duties from time to time in its sole discretion (provided, however, that any change in Executive’s position or duties that requires the Executive to relocate to any location that represents a material change in the geographical location where Executive must perform services (within the meaning of Section 409A) and is more than 30 miles from each of Lafayette LA, Baton Rouge LA and New Orleans LA to which the Executive does not consent shall constitute an Involuntary Termination Without Cause). While Executive is employed by the Company during the Term, Executive shall devote Executive’s efforts and substantially all of Executive’s business time and attention (except for vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies or as otherwise set forth in this Agreement) to the business of the Company. Except with the prior written consent of the Company, Executive shall not during the Term undertake or engage in any other employment, occupation or business enterprise, other than ones which do not detract from Executive’s business time and attention devoted to the Company (if Executive is employed by the Company at such time) or in which Executive is a passive investor and are not in violation of the provisions in Article V. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of Executive’s duties hereunder.

2.2 Employment Policies. The employment relationship between the parties shall also be governed by the employment policies of the Company, including but not limited to, those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company’s employment policies, this Agreement shall control.

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ARTICLE III
COMPENSATION

3.1 Base Salary. During the Term, Executive shall receive for services to be rendered hereunder an annual base salary of $125,000 (as may be increased from time to time, the “Salary”), payable on the regular payroll dates of the Company as may be in effect from time to time. Subject to Executive’s continued employment hereunder, Salary shall be increased to $135,000 on the first anniversary of the Effective Date. Thereafter, Salary shall be adjusted from time to time as determined by, and in the sole discretion of, the person to whom Executive then reports or the Board of Directors.

3.2 Signing Bonus. As soon as administratively practicable following the Effective Date, the Company shall pay $15,000 to Executive in a cash lump sum, subject to applicable tax and other withholdings.

3.3 Target Bonus. During the Term, Executive shall be eligible for a target bonus of fifty percent (50%) of Executive’s Salary (the “Target Bonus”) and a stretch bonus of up to an additional fifty percent (50%) of Executive’s Salary (the “Stretch Bonus”) based on the Company’s financial performance as determined by the Board of Directors, in its sole discretion, pro-rated for a partial year and/or less-than-full-time employment and subject to Executive’s continued employment with the Company or an Affiliate of the Company through the applicable payment date; provided, that the minimum Target Bonus payable to Executive for fiscal year 2007 shall be $25,000.

3.4 Stock Option. The Company shall grant to Executive under the Stock Plan an option to purchase 250,000 shares of common stock of Allegro Biodiesel Corporation (the “Stock Option”). The Stock Option shall have an exercise price equal to the per share price at which Allegro Biodiesel Corporation raises equity financing in connection with its acquisition of the Company. The Stock Option shall vest as to one-sixth (1/6th) of the shares subject thereto on each of January 1, 2008 and January 1, 2009, subject to Executives continued employment with the Company or an Affiliate of the Company hereunder. The Stock Option shall further vest as to one-third (1/3rd) of the shares subject thereto on each of January 1, 2008 and January 1, 2009, subject to Executive’s continued employment with the Company or an Affiliate of the Company hereunder and the Company’s achievement of the performance criteria set forth in Annex B. The Stock Option shall become exercisable as it vests and remain exercisable until the date that is two and one-half months after the last day of the calendar year in which the relevant Stock Option vests (that is, March 15, 2009 and March 15, 2010, respectively, in the case vesting were to occur on January 1, 2008 and January 1, 2009). The parties acknowledge and agree that they each intend the vesting and exercise provisions of the Stock Option to be made in a manner compliant with the provisions of Section 409A of the Internal Revenue Code.

3.5 Standard Company Benefits. During the Term, Executive shall be entitled to all rights and benefits under the terms and conditions of the standard Company benefits and compensation practices that may be in effect from time to time and are provided by the Company to similarly situated employees generally. Such benefits shall include, without limitation, (i) a car allowance of $750 per month or provision of a mutually-agreed vehicle, (ii) maintenance and upkeep (including repairs) on Executive’s vehicle (other than power train) and (iii) provision of or reimbursement for fuel used in Executive’s vehicle in connection with the Company’s business.

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ARTICLE IV
TERMINATION

4.1 Termination for Cause; Resignation. In the event that the Company terminates Executive’s employment for Cause or Executive resigns for any reason other than in an Involuntary Termination without Cause, the Company shall have no obligation to Executive except for payment of any Salary, vacation and expense reimbursement accrued and unpaid through the effective date of termination and except as otherwise required by law (collectively, the “Accrued Obligations”). Termination of Executive’s employment for Cause shall be communicated by delivery to Executive of a written notice from the Company stating that Executive’s employment will be terminated for Cause, specifying the particulars thereof and the effective date of such termination. The date of a resignation by Executive shall be the date specified in a written notice of resignation from Executive to the Company, provided that Executive shall provide at least sixty (60) days’ advance written notice of his resignation. In the event Executive resigns his employment pursuant to this Section 4.1, the Company may, at its sole discretion, relieve Executive of some or all of his duties prior to the effective date of the resignation. Company shall pay Executive the Accrued Obligations through the effective date of the resignation, but shall thereafter have no further obligation to Executive.

4.2 Involuntary Termination Without Cause. In the event that, prior to the expiration of the Term, Executive’s employment terminates due to an Involuntary Termination Without Cause, (a) Executive shall receive payment of his Accrued Obligations, and (b) subject to Executive’s delivery and nonrevocation of an executed, effective general release of employment-related claims against the Company and the Affiliates of the Company, Executive shall be entitled to (i) severance consisting of a lump sum cash payment equal to six (6) months of Executive’s Salary and (ii) 100% of Executive’s outstanding options to purchase common stock of Allegro Biodiesel Corporation shall become vested and exercisable. Except as provided in this Section 4.2 or as otherwise required by applicable law, Executive shall have no right under this Agreement or otherwise to receive any other compensation or to participate in any other plan, program or arrangement, including, without limitation, any employee benefit plans, after an Involuntary Termination Without Cause with respect to the year of such termination and later years. The date of Executive’s Involuntary Termination Without Cause shall be the date specified in a written notice of termination to Executive.

4.3 Termination Due to Disability. In the event of Executive’s Disability, the Company shall be entitled to terminate his employment upon written notice by the Company to Executive. In the case that the Company terminates Executive’s employment due to Disability, the Company shall have no further obligations to Executive, except for payment of the Accrued Obligations through the date of termination and the vesting of all Stock Options as described in Section 3.4 of this Agreement on a pro rata basis based on the length of employment at the time of termination of Executive’s employment due to Disability.

4.4 Termination Upon Death. This Agreement shall immediately terminate without action or notice by either party upon the death of Executive and without further obligation by the Company, except for payment of the Accrued Obligations through the effective date of termination and the vesting of all Stock Options as described in Section 3.4 of this Agreement on a pro rata basis based on the length of employment at the time of termination of Executive’s employment due to death.

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ARTICLE V
COVENANTS OF EXECUTIVE

5.1 Confidentiality Agreement. Executive hereby acknowledges that he has executed and delivered to the Company, contemporaneously with the execution and delivery of this Agreement, the Confidentiality Agreement. Executive hereby acknowledges and understands that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Executive’s employment relationship with the Company as set forth in the Confidentiality Agreement.

5.2 Non-Solicitation. During the Restricted Period, Executive shall not, either directly or indirectly, either on Executive’s own account or jointly with or as a manager, agent, officer, employee, consultant, independent contractor, partner, joint venturer, owner, financier, shareholder, or otherwise on behalf of any other person, firm, corporation or entity, offer employment to, solicit, or attempt to solicit away from the Company or any of its Affiliates any of their officers or employees or offer employment to any person who, during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer or employee of the Company or any of its Affiliates.

5.3 Non-Competition. Executive agrees that at all times during the Restricted Period, Executive shall not, directly or indirectly, whether personally or through agents, associates, or co-workers, whether individually or in connection with any corporation, partnership, or other business entity, and whether as an employee, member, owner, partner, financier, joint venturer, shareholder, officer, manager, agent, independent contractor, consultant, or otherwise, establish, carry on, or engage in a Business similar to or the same as that of the Company or any of its Affiliates, in the Restricted Area. This prohibition includes, without limitation, that Executive will not perform the following in the Restricted Area:

(a) Solicit or take any action intended to solicit, or provide, directly or indirectly, services similar to or the same as the Business, to any persons or entities who are or were customers of the Company or any of its Affiliates at any time prior to Executive’s separation from employment;

(b) Establish, own, become employed with, consult on business matters with, or participate in any way in a business or enterprise providing services similar to or the same as the Business; and

(c) Provide consulting services for, invest in, become employed by, or otherwise become associated from a business perspective with competitors of the Company or any of its Affiliates in the pursuit of work similar to or the same as the Business.

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This prohibition does not preclude Executive from engaging in a business or enterprise solely within an area or areas not contained in the Restricted Area, so long as that business or enterprise does not provide, in the Restricted Area, services similar to or the same as the Business.

5.4 Enforcement; Remedies. Executive hereby agrees and acknowledges that the Company has a valid and legitimate business interest in protecting the Business in the Restricted Area from any activity prohibited by Article V hereof. Executive acknowledges that Executive’s position and expertise in the Business is of a special and unique character which gives this expertise a particular value, and that a breach of the covenants in Article V hereof by Executive will cause serious and irreparable harm to the Company. Executive therefore acknowledges that a breach of any or all of the covenants in Article V hereof by Executive cannot be adequately compensated in an action for damages at law, and, in addition to any other legal remedy it may be entitled to, equitable relief would be necessary to protect the Company from a violation of this Agreement and from the harm which this Agreement is intended to prevent. By reason thereof, Executive acknowledges that the Company is entitled, in addition to any other legal remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement without any requirement to prove actual damages or post a bond and without the necessity of proving irreparable injury. Executive acknowledges that no specification in this Agreement of a particular legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by Executive.

ARTICLE VI
GENERAL PROVISIONS

6.1 Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (i) if delivered personally, upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) business days after being mailed, (iii) if given by overnight courier with receipt acknowledgment requested, the next business day following the date sent, or (iv) if given by facsimile or telecopy, upon confirmation of transmission by facsimile or telecopy, in each case to the parties at the following addresses:

To the Company:	Talen Marine & Fuel, Inc. 225 Pleasant Street Lake Arthur, LA 70549 Facsimile: (337) 774-3503 Attention: Bryan Caillier

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with a copy to:	Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Facsimile: (650) 463-2600 Attention: Joseph M. Yaffe, Esq.

To Executive:	Dale Doucet 311 Lepinay Street Lafayette, LA 70508

6.2 Severability. If a court of competent jurisdiction or arbitrator(s) finds any covenant or provision of the Agreement to be invalid or unenforceable as to any person, circumstance, scope or geographic area, such finding shall not render that covenant or provision invalid or unenforceable as to any other persons, circumstances, scope or geographic area. If feasible, any such offending covenant or provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending covenant or provision cannot be so modified, it shall be stricken and all other covenants and provisions of this Agreement in all other respects shall remain valid and enforceable.

6.3 Modifications; Waivers. Waivers or modifications of this Agreement, or of any covenant, provision, condition, or limitation contained herein, are valid only if in writing duly executed by the parties hereto. If either party should waive any breach of any provisions of this Agreement, they shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

6.4 Entire Agreement.

(a) This Agreement (including any attachments and exhibits hereto) contains the parties’ sole and entire agreement regarding the subject matter hereof, and supersedes any and all other agreements, understandings, statements and representations of the parties, including, but not limited to, any employment agreement or other agreement regarding Executive’s compensation or terms of employment entered into prior to the Effective Date.

(b) The parties acknowledge and agree that, except for those representations specifically referenced herein, no party has made any representations (i) concerning the subject matter hereof or (ii) inducing the other party to execute and deliver this Agreement. The parties have relied on their own judgment in entering into this Agreement.

6.5 Counterparts. This Agreement may be executed in one or more separate counterparts, including electronically transmitted counterparts, any one of which need not contain signatures of more than one party, but all of which shall be deemed an original and taken together will constitute one and the same Agreement.

6.6 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

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6.7 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of Executive’s duties hereunder and Executive may not assign any of Executive’s rights or other interest herein (except in connection with any assignment of rights to receive consideration hereunder by or to Executive’s estate made upon the death of Executive) to any party without the prior written consent of the Company, and any such purported assignment shall be null and void. Notwithstanding the foregoing, the Company may, without obtaining the consent of Executive, assign any or all of its rights and obligations under this Agreement to any of its Affiliates; provided, however, that any such assignment shall not expand the obligations or restrictions of Executive.

6.8 Survival of Rights and Obligations. The rights and obligations of the parties as stated herein shall survive the termination of this Agreement. This specifically includes, but is not limited to, the covenants and provisions set forth in Article V of this Agreement regarding Confidentiality, Non-Competition, Non-Solicitation and all related provisions.

6.9 Joint Preparation. All parties to this Agreement have negotiated it at length, and have had the opportunity to consult with and be represented by their own competent counsel. This Agreement is therefore deemed to have been jointly prepared by the parties, and any uncertainty or ambiguity existing in it shall not be interpreted against any party, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.

6.10 Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization, corporation or entity not a party hereto, and no such other person, firm, organization, corporation or entity shall have any right or cause of action hereunder.

6.11 Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.

6.12 Attorneys’ Fees. If either party hereto brings any action to enforce rights hereunder, fees shall be recoverable by the prevailing party.

6.13 Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Louisiana without regard to the conflicts of law provisions thereof.

6.14 Internal Revenue Code Section 409A.

(a) Notwithstanding any provision to the contrary in the Agreement, if the Executive is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (a) the expiration of the six-month period measured from the date of the Executive’s “separation from service” with the Company (as such term is defined in the Treasury Regulations issued under Section 409A of the Code) or (b) the date of Executive’s death. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 6.14 shall be paid in a lump sum to the Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.

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(b) The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with Section 409A, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder would otherwise be taxable to Executive under Section 409A, the Company may adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines in its sole discretion are necessary or appropriate to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes under such Section.

(Signature page follows)

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In Witness Whereof, the parties have executed this Employment Agreement on the day and year first above written.

TALEN MARINE AND FUEL, INC.

By:	/s/ J. Bryan Caillier

Name:	J. Bryan Caillier

Title:	Chief Financial Officer

EXECUTIVE /s/ Dale Doucet
Dale Doucet

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

ANNEX A

[PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT]

ANNEX B

Performance Criteria

For the each vesting date, the performance criteria shall be considered satisfied upon the attainment by the Company of financial performance metrics as of the fiscal year end immediately preceding such vesting date which are no less favorable than the financial performance metrics for the Company for fiscal year 2006, as determined by the Board of Directors, in its sole discretion.

ANNEX C

The Restricted Area includes the following geographical territory:

Louisiana

The following counties and parishes within Louisiana:

Jefferson Davis
Cameron
Vermilion
Calcasieu
Terrebonne
Lafourche Parish
Iberville Parish
Plaquemine Parish
West Baton Rouge Parish

Texas

The following counties within Texas:

Jefferson County
Galveston County

Exhibit 10.3

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into as of June 22, 2007 by and between Raymond Talen (“Executive”) and Talen Marine and Fuel, Inc., a Louisiana corporation (the “Company”). This Agreement shall become effective as a valid and binding contract as of the date first above written, provided that the operative provisions hereof shall not become effective until the Closing (as defined in that certain Stock Purchase and Sale Agreement dated as of June 22, 2007, by and among the Company, Allegro Biodiesel Corporation (“Parent”) and certain other parties (the “Stock Purchase Agreement,” and such Closing being hereinafter referred to as the “Effective Date”)). In the event that the Stock Purchase Agreement is terminated or the transactions contemplated by the Stock Purchase Agreement are abandoned, this Agreement shall be null and void ab initio and shall have no force and effect.

Whereas, in connection with the transactions contemplated by the Stock Purchase Agreement, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for Executive’s services; and

Whereas, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits.

Now, Therefore, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

ARTICLE I
DEFINITIONS

For purposes of the Agreement, the following terms are defined as follows:

1.1  “Affiliate” means, with respect to any party, any corporation, limited liability company, partnership, joint venture, firm and/or other entity which Controls, is Controlled by or is under common Control with such party.

1.2  “Board” means the Board of Directors of the Company.

1.3  “Business” means the business of the Company, which is engaged in the distribution of fuel , lubricant and related materials, including but not limited to, storage and transportation, and wholesale and retail distribution of diesel, bio-diesel and bio-diesel blends, and any other business activity or service in which the Company or any Affiliate of the Company is engaged or making an active effort to develop business at the time of termination of Executive’s employment with the Company or any Affiliate of the Company. Executive agrees that the Company may periodically revise the description of the Business of the Company to reflect changes in the Company’s business. Executive acknowledges and agrees that as consideration for executing this Agreement, Executive agrees to sign addenda to this Agreement which update the description of the Business of the Company as revised by the Company.

1.4  “Cause” means:

(a)  Executive’s willful failure to substantially perform the duties assigned to Executive in accordance with the Agreement or Executive’s breaching in any material respect any provisions of this Agreement or the employee policies and procedures of the Company;

(b)  Executive’s failure to carry out, or comply with, in any material respect any lawful directive of the Board or the appropriate individual to whom Executive reports;

(c)  Executive’s commission at any time of any act or omission that results in, or that may reasonably be expected to result in, a conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

(d)  Executive’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing Executive’s duties and responsibilities under this Agreement;

(e)  Executive’s violation of the Company’s drug and alcohol free workplace policy;

(f)  Executive’s commission at any time of any act of fraud, embezzlement, material misappropriation, material misconduct, or breach of fiduciary duty against the Company; or

(g)  Executive’s violation in any material respect of any federal, state or local law applicable to the Company or any Affiliate of the Company.

1.5  “Confidentiality Agreement” means the Company’s form of Proprietary Information and Invention Assignment Agreement to be executed by Executive contemporaneously with the execution of this Agreement and that is attached hereto as Annex A.

1.6  “Control” means (i) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or participating assets entitled to vote for the election of directors; and (ii) in the case of non-corporate entities (such as individuals, limited liability companies, partnerships or limited partnerships), either (A) direct or indirect ownership of at least fifty percent (50%) of the equity interest, or (B) the power to direct the management and policies of the non-corporate entity.

1.7  “Covered Entity” means every Affiliate of Executive, and every business, association, trust, corporation, partnership, limited liability company, proprietorship or other entity in which Executive has invested (whether through debt or equity securities), or has contributed any capital or made any advances to, or in which any Affiliate of Executive has an ownership interest or profit sharing percentage, or a firm from which Executive or any Affiliate of Executive receives or is entitled to receive income, compensation or consulting fees in which Executive or any Affiliate of Executive has an interest as a lender (other than solely as a trade creditor for the sale of goods or provision of services that do not otherwise violate the provisions of this Agreement); provided, however, that only entities whose management decisions are influenced by Executive shall be considered Covered Entities for purposes of this Agreement. The agreements of Executive contained herein specifically apply to each entity which is presently a Covered Entity or which becomes a Covered Entity subsequent to the date of this Agreement, and in both cases is a Covered Entity at the time of a violation of Article V of this Agreement. Notwithstanding anything contained in the foregoing provisions to the contrary, the term “Covered Entity” shall not include the Company or any Affiliate of the Company.

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1.8  “Disability” means a determination that Executive is unable or unwilling to substantially perform the material duties and responsibilities contemplated by this Agreement as a result of a disability within the meaning of the Company’s disability insurance plan, which inability continues for a period exceeding ninety (90) consecutive days or shorter periods exceeding ninety (90) days in the aggregate during any twelve (12) month period.

1.1  “Involuntary Termination Without Cause” means either Executive’s dismissal or discharge by the Company for any reason other than for Cause or Executive’s resignation within 12 months after a Sale of the Company as a result of a material diminution in Executive’s duties or responsibilities. The termination of Executive’s employment as a result of Executive’s death or Disability shall not be deemed to be an Involuntary Termination Without Cause.

1.2  “Restricted Area” means each and every state, county, parish, city or other political subdivision or geographic location in the United States or in any other territory or jurisdiction outside the United States, in which the Company or any Affiliate of the Company is engaged in or conducts the Business. The Restricted Area includes the geographic territory specifically set forth in Annex C of this Agreement. Executive agrees that the Company may periodically revise the Restricted Area to reflect any changes in the geographic territory in which the Company is conducting Business. Executive acknowledges and agrees that as consideration for this Agreement, Executive agrees to sign addenda to this Agreement which update the Restricted Area to reflect the geographic territory in which the Company conducts its Business as revised by the Company.

1.3  “Restricted Period” means the period commencing on the Effective Date and continuing until the second anniversary of Executive’s termination (whether voluntary or not) of employment with the Company and all Affiliates of the Company.

1.4  “Sale of the Company” means the consummation of any of the following: (i) the closing of a business combination (e.g., merger) of the Company with any other corporation or other type of business entity, which results in the voting securities of the Company outstanding immediately prior thereto not continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such controlling surviving entity outstanding immediately after such business combination; or (ii) the sale or other transfer or disposition by the Company of all or substantially all of the Company’s assets by value; or (iii) an acquisition of any voting securities of the Company by any “person” (as the term “person” is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities.

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1.5  “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended and the Department of Treasury Regulations and other interpretive guidance issued thereunder.

1.6  “Stock Plan” means Parent’s 2006 Incentive Compensation Plan, as may be amended from time to time.

1.7  “Term” means the period commencing on the Effective Date and terminating on the second (2nd) anniversary thereof, subject to earlier termination pursuant to the provisions of Article IV hereof.

ARTICLE II
EMPLOYMENT BY THE COMPANY

2.1  Position and Duties.  During the Term, the Company hereby agrees initially to employ Executive in the position of Senior Advisor and Executive hereby agrees to provide services for the Company, on such terms and conditions as provided in this Agreement. Executive shall perform such duties as are customarily associated with the position of Senior Advisor and such other duties as are commensurate with Executive’s position and are assigned to Executive by the Company. Executive understands and agrees that the Company may change Executive’s position and/or duties from time to time in its sole discretion (provided, however, that any change in Executive’s position or duties that requires the Executive to relocate to any location that represents a material change in the geographical location where Executive must perform services (within the meaning of Section 409A) and is more than 30 miles from each of Lafayette LA, Baton Rouge LA and New Orleans LA to which the Executive does not consent shall constitute an Involuntary Termination Without Cause). While Executive is employed by the Company during the Term, Executive shall devote Executive’s efforts and substantially all of Executive’s business time and attention (except for vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies or as otherwise set forth in this Agreement) to the business of the Company. Except with the prior written consent of the Company, Executive shall not during the Term undertake or engage in any other employment, occupation or business enterprise, other than ones which do not detract from Executive’s business time and attention devoted to the Company (if Executive is employed by the Company at such time) or in which Executive is a passive investor and are not in violation of the provisions in Article V. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of Executive’s duties hereunder.

2.2  Employment Policies. The employment relationship between the parties shall also be governed by the employment policies of the Company, including but not limited to, those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company’s employment policies, this Agreement shall control.

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ARTICLE III
COMPENSATION

3.1  Base Salary. During the Term, Executive shall receive for services to be rendered hereunder an annual base salary of $250,000 (as may be increased from time to time, the “Salary”), pro-rated for less than full time employment and payable on the regular payroll dates of the Company as may be in effect from time to time.

3.2  Stock Option. The Company shall grant to Executive under the Stock Plan an option to purchase 500,000 shares of common stock of Allegro Biodiesel Corporation (the “Stock Option”). The Stock Option shall have an exercise price equal to the per share price at which Allegro Biodiesel Corporation raises equity financing in connection with its acquisition of the Company. The Stock Option shall vest as to one-sixth (1/6th) of the shares subject thereto on each of January 1, 2008 and January 1, 2009, subject to Executives continued employment with the Company or an Affiliate of the Company hereunder. The Stock Option shall further vest as to one-third (1/3rd) of the shares subject thereto on each of January 1, 2008 and January 1, 2009, subject to Executive’s continued employment with the Company or an Affiliate of the Company hereunder and the Company’s achievement of the performance criteria set forth in Annex B. The Stock Option shall become exercisable as it vests and remain exercisable until the date that is two and one-half months after the last day of the calendar year in which the relevant Stock Option vests (that is, March 15, 2009 and March 15, 2010, respectively, in the case vesting were to occur on January 1, 2008 and January 1, 2009). The parties acknowledge and agree that they each intend the vesting and exercise provisions of the Stock Option to be made in a manner compliant with the provisions of Section 409A of the Internal Revenue Code.

3.3  Standard Company Benefits. During the Term, Executive shall be entitled to all rights and benefits under the terms and conditions of the standard Company benefits and compensation practices that may be in effect from time to time and are provided by the Company to similarly situated employees generally. Such benefits shall include, without limitation, (i) a car allowance of $750 per month or provision of a mutually-agreed vehicle, (ii) maintenance and upkeep (including repairs) on Executive’s vehicle (other than power train) and (iii) provision of or reimbursement for fuel used in Executive’s vehicle in connection with the Company’s business.

ARTICLE IV
TERMINATION

4.1  Termination for Cause; Resignation. In the event that the Company terminates Executive’s employment for Cause or Executive resigns for any reason other than in an Involuntary Termination without Cause, the Company shall have no obligation to Executive except for payment of any Salary, vacation and expense reimbursement accrued and unpaid through the effective date of termination and except as otherwise required by law (collectively, the “Accrued Obligations”). Termination of Executive’s employment for Cause shall be communicated by delivery to Executive of a written notice from the Company stating that Executive’s employment will be terminated for Cause, specifying the particulars thereof and the effective date of such termination. The date of a resignation by Executive shall be the date specified in a written notice of resignation from Executive to the Company, provided that Executive shall provide at least sixty (60) days’ advance written notice of his resignation. In the event Executive resigns his employment pursuant to this Section 4.1, the Company may, at its sole discretion, relieve Executive of some or all of his duties prior to the effective date of the resignation. Company shall pay Executive the Accrued Obligations through the effective date of the resignation, but shall thereafter have no further obligation to Executive.

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4.2  Involuntary Termination Without Cause. In the event that, prior to the expiration of the Term, Executive’s employment terminates due to an Involuntary Termination Without Cause, (a) Executive shall receive payment of his Accrued Obligations, and (b) subject to Executive’s delivery and nonrevocation of an executed, effective general release of employment-related claims against the Company and the Affiliates of the Company, Executive shall be entitled to (i) severance consisting of a lump sum cash payment equal to six (6) months of Executive’s Salary and (ii) 100% of Executive’s outstanding options to purchase common stock of Allegro Biodiesel Corporation shall become vested and exercisable. Except as provided in this Section 4.2 or as otherwise required by applicable law, Executive shall have no right under this Agreement or otherwise to receive any other compensation or to participate in any other plan, program or arrangement, including, without limitation, any employee benefit plans, after an Involuntary Termination Without Cause with respect to the year of such termination and later years. The date of Executive’s Involuntary Termination Without Cause shall be the date specified in a written notice of termination to Executive.

4.3  Termination Due to Disability. In the event of Executive’s Disability, the Company shall be entitled to terminate his employment upon written notice by the Company to Executive. In the case that the Company terminates Executive’s employment due to Disability, the Company shall have no further obligations to Executive, except for payment of the Accrued Obligations through the date of termination and the vesting of all Stock Options as described in Section 3.4 of this Agreement on a pro rata basis based on the length of employment at the time of termination of Executive’s employment due to Disability.

4.4  Termination Upon Death. This Agreement shall immediately terminate without action or notice by either party upon the death of Executive and without further obligation by the Company, except for payment of the Accrued Obligations through the effective date of termination and the vesting of all Stock Options as described in Section 3.4 of this Agreement on a pro rata basis based on the length of employment at the time of termination of Executive’s employment due to death.

ARTICLE V
COVENANTS OF EXECUTIVE

5.1  Confidentiality Agreement. Executive hereby acknowledges that he has executed and delivered to the Company, contemporaneously with the execution and delivery of this Agreement, the Confidentiality Agreement. Executive hereby acknowledges and understands that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Executive’s employment relationship with the Company as set forth in the Confidentiality Agreement.

5.2  Non-Solicitation. During the Restricted Period, Executive shall not, either directly or indirectly, either on Executive’s own account or jointly with or as a manager, agent, officer, employee, consultant, independent contractor, partner, joint venturer, owner, financier, shareholder, or otherwise on behalf of any other person, firm, corporation or entity, offer employment to, solicit, or attempt to solicit away from the Company or any of its Affiliates any of their officers or employees or offer employment to any person who, during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer or employee of the Company or any of its Affiliates.

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5.3  Non-Competition. Executive agrees that at all times during the Restricted Period, Executive shall not, directly or indirectly, whether personally or through agents, associates, or co-workers, whether individually or in connection with any corporation, partnership, or other business entity, and whether as an employee, member, owner, partner, financier, joint venturer, shareholder, officer, manager, agent, independent contractor, consultant, or otherwise, establish, carry on, or engage in a Business similar to or the same as that of the Company or any of its Affiliates, in the Restricted Area. This prohibition includes, without limitation, that Executive will not perform the following in the Restricted Area:

(a) Solicit or take any action intended to solicit, or provide, directly or indirectly, services similar to or the same as the Business, to any persons or entities who are or were customers of the Company or any of its Affiliates at any time prior to Executive’s separation from employment;

(b) Establish, own, become employed with, consult on business matters with, or participate in any way in a business or enterprise providing services similar to or the same as the Business; and

(c) Provide consulting services for, invest in, become employed by, or otherwise become associated from a business perspective with competitors of the Company or any of its Affiliates in the pursuit of work similar to or the same as the Business.

This prohibition does not preclude Executive from engaging in a business or enterprise solely within an area or areas not contained in the Restricted Area, so long as that business or enterprise does not provide, in the Restricted Area, services similar to or the same as the Business.

5.4  Enforcement; Remedies. Executive hereby agrees and acknowledges that the Company has a valid and legitimate business interest in protecting the Business in the Restricted Area from any activity prohibited by Article V hereof. Executive acknowledges that Executive’s position and expertise in the Business is of a special and unique character which gives this expertise a particular value, and that a breach of the covenants in Article V hereof by Executive will cause serious and irreparable harm to the Company. Executive therefore acknowledges that a breach of any or all of the covenants in Article V hereof by Executive cannot be adequately compensated in an action for damages at law, and, in addition to any other legal remedy it may be entitled to, equitable relief would be necessary to protect the Company from a violation of this Agreement and from the harm which this Agreement is intended to prevent. By reason thereof, Executive acknowledges that the Company is entitled, in addition to any other legal remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement without any requirement to prove actual damages or post a bond and without the necessity of proving irreparable injury. Executive acknowledges that no specification in this Agreement of a particular legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by Executive.

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ARTICLE VI
GENERAL PROVISIONS

6.1  Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (i) if delivered personally, upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) business days after being mailed, (iii) if given by overnight courier with receipt acknowledgment requested, the next business day following the date sent, or (iv) if given by facsimile or telecopy, upon confirmation of transmission by facsimile or telecopy, in each case to the parties at the following addresses:

To the Company:	Talen Marine & Fuel, Inc. 225 Pleasant Street Lake Arthur, LA 70549 Facsimile: (337) 774-3503 Attention: Bryan Caillier

with a copy to:	Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Facsimile: (650) 463-2600 Attention: Joseph M. Yaffe, Esq.

To Executive:	Raymond Talen 1216 Pom Roy Road Lake Arthur, LA 70549

6.2  Severability. If a court of competent jurisdiction or arbitrator(s) finds any covenant or provision of the Agreement to be invalid or unenforceable as to any person, circumstance, scope or geographic area, such finding shall not render that covenant or provision invalid or unenforceable as to any other persons, circumstances, scope or geographic area. If feasible, any such offending covenant or provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending covenant or provision cannot be so modified, it shall be stricken and all other covenants and provisions of this Agreement in all other respects shall remain valid and enforceable.

6.3  Modifications; Waivers. Waivers or modifications of this Agreement, or of any covenant, provision, condition, or limitation contained herein, are valid only if in writing duly executed by the parties hereto. If either party should waive any breach of any provisions of this Agreement, they shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

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6.4  Entire Agreement.

(a)  This Agreement (including any attachments and exhibits hereto) contains the parties’ sole and entire agreement regarding the subject matter hereof, and supersedes any and all other agreements, understandings, statements and representations of the parties, including, but not limited to, any employment agreement or other agreement regarding Executive’s compensation or terms of employment entered into prior to the Effective Date.

(b)  The parties acknowledge and agree that, except for those representations specifically referenced herein, no party has made any representations (i) concerning the subject matter hereof or (ii) inducing the other party to execute and deliver this Agreement. The parties have relied on their own judgment in entering into this Agreement.

6.5  Counterparts. This Agreement may be executed in one or more separate counterparts, including electronically transmitted counterparts, any one of which need not contain signatures of more than one party, but all of which shall be deemed an original and taken together will constitute one and the same Agreement.

6.6  Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

6.7  Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of Executive’s duties hereunder and Executive may not assign any of Executive’s rights or other interest herein (except in connection with any assignment of rights to receive consideration hereunder by or to Executive’s estate made upon the death of Executive) to any party without the prior written consent of the Company, and any such purported assignment shall be null and void. Notwithstanding the foregoing, the Company may, without obtaining the consent of Executive, assign any or all of its rights and obligations under this Agreement to any of its Affiliates; provided, however, that any such assignment shall not expand the obligations or restrictions of Executive.

6.8  Survival of Rights and Obligations. The rights and obligations of the parties as stated herein shall survive the termination of this Agreement. This specifically includes, but is not limited to, the covenants and provisions set forth in Article V of this Agreement regarding Confidentiality, Non-Competition, Non-Solicitation and all related provisions.

6.9  Joint Preparation. All parties to this Agreement have negotiated it at length, and have had the opportunity to consult with and be represented by their own competent counsel. This Agreement is therefore deemed to have been jointly prepared by the parties, and any uncertainty or ambiguity existing in it shall not be interpreted against any party, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.

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6.10  Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization, corporation or entity not a party hereto, and no such other person, firm, organization, corporation or entity shall have any right or cause of action hereunder.

6.11  Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.

6.12  Attorneys’ Fees. If either party hereto brings any action to enforce rights hereunder, fees shall be recoverable by the prevailing party.

6.13  Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Louisiana without regard to the conflicts of law provisions thereof.

6.14  Internal Revenue Code Section 409A.

(a)  Notwithstanding any provision to the contrary in the Agreement, if the Executive is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (a) the expiration of the six-month period measured from the date of the Executive’s “separation from service” with the Company (as such term is defined in the Treasury Regulations issued under Section 409A of the Code) or (b) the date of Executive’s death. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 6.14 shall be paid in a lump sum to the Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.

(b)  The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with Section 409A, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder would otherwise be taxable to Executive under Section 409A, the Company may adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines in its sole discretion are necessary or appropriate to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes under such Section.

(Signature page follows)

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IN WITNESS WHEREOF,  the parties have executed this Employment Agreement on the day and year first above written.

TALEN MARINE AND FUEL, INC.

By:	/s/ J. Bryan Caillier
Name:	J. Bryan Caillier
Title:	Chief Financial Officer

EXECUTIVE /s/ Raymond Talen Raymond Talen

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

ANNEX A

[PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT]

ANNEX B

Performance Criteria

For the each vesting date, the performance criteria shall be considered satisfied upon the attainment by the Company of financial performance metrics as of the fiscal year end immediately preceding such vesting date which are no less favorable than the financial performance metrics for the Company for fiscal year 2006, as determined by the Board of Directors, in its sole discretion.

ANNEX C

TO BE UPDATED PRIOR TO CLOSING

The Restricted Area includes the following geographical territory:

Louisiana

The following counties and parishes within Louisiana:

Jefferson Davis
Cameron
Vermilion
Calcasieu
Terrebonne
Lafourche Parish
Iberville Parish
Plaquemine Parish
West Baton Rouge Parish

Texas

The following counties within Texas:

Jefferson County
Galveston County

Exhibit 99.1

For Immediate Release

ALLEGRO TO ACQUIRE TALEN’S MARINE & FUEL
Acquisition Advances Vertical Integration Strategy With
$42 Million Purchase of Major Diesel Fuel Distributor

Los Angeles, CA, June 25, 2007 - Allegro Biodiesel Corp. (OTCBB: ABDS), announced that it has signed an agreement to acquire privately held Talen’s Marine & Fuel, headquartered in Lake Arthur, Louisiana, for a total consideration of approximately $42.0 million, which includes the assumption of $19.1 million in debt, subject to adjustment by the terms of the agreement.

Completion of the acquisition remains subject to obtaining required approvals and other closing adjustments and conditions, including the obtaining of financing. The transaction, if completed, is expected to be immediately accretive to the company’s earnings.

“This acquisition is an important step in our vertical-integration strategy,” stated Bruce Comer, Chief Executive Officer of Allegro. “Upon completion of this transaction, Allegro will become a major fuel distributor in Louisiana and the Gulf Coast delivering both biodiesel and petroleum-based diesel to more than 1,200 customers in the region.”

Mr. Comer added, “In order for biodiesel use to grow in the United States, it needs to be widely available alongside conventional petroleum-based products, using the same infrastructure and distribution network. Simply put, biodiesel should be as easy to find as petroleum diesel and this acquisition will do exactly that in southern Louisiana for marine vessels.”

Talen’s Marine & Fuel is a midstream fuel supplier with six docks, and a seventh in development, strategically located along the Gulf Intracoastal Waterway and the Gulf Coast. Talen’s sold approximately 110 million gallons of diesel fuel in 2006, and has recently begun to deliver biodiesel to its customers. Over the past 37 years, Talen’s has established a strong reputation of superior customer service. Talen’s dock facilities provide fuel, lubricants and services to marine and offshore vessels throughout southern Louisiana and parts of Texas. The docks are held under long-term leases with a combined 26 acres of prime waterway access and six million gallons of fuel storage. Talen’s owns its fleet of boats and barges capable of delivering diesel, gasoline, kerosene, and lubricants. Additionally, it owns a fleet of trucks capable of delivering product to the states of Louisiana, Mississippi, Texas, and Alabama.

Talen’s Marine & Fuel was founded by Raymond Talen, who currently serves as its President. Mr. Talen has agreed to devote a significant amount of his time to the business for at least two years after closing. The company will operate as a wholly-owned subsidiary of Allegro and will retain the name “Talen’s Marine & Fuel.”

Mr. Talen said, “This represents the next major step in the growth of a business I started 37 years ago.  I will remain involved with the business, with my name remaining on the boats and equipment.  Further, my executive team will remain in place after the acquisition.  I’m excited about the prospects of recapitalizing the business, introducing biodiesel into new markets and expanding Talen’s footprint.”

Darrell Dubroc, COO of Allegro, stated, “Louisiana and its intracoastal waterways are of strategic importance to the fuel industry and to the U.S. The location of Talen’s distribution sites gives us access to this important market while creating efficiencies in our business.”

Allegro expects that Talen’s sales force will be able to promote Allegro’s biodiesel products to existing and new customers. Talen’s has already been purchasing and distributing biodiesel, and will further explore the use of the environmentally-friendly fuel in its own fleet of trucks and boats. Conversely, Allegro has already been purchasing methanol and other inputs for the production and sale of biodiesel from Talen’s.

About Allegro

Allegro Biodiesel Corporation is a producer and distributor of biodiesel fuel. Allegro began production and sales in April 2006, becoming the first operational producer of biodiesel in the state of Louisiana.  Allegro’s biodiesel production facility is located in Pollock, Louisiana and uses renewable agricultural-based feedstock to produce biodiesel.  For more information or to be added to our email list please go to http://b2i.us/irpass.asp?BzID=1496&to=ea&s=0 or visit our website at www.allegrobiodiesel.com.

Contact:
Maili Bergman
Director Investor Relations
Tel: 310.670.2093 x227
Fax: 310.670.4107

To the extent that this press release discusses expectations about market conditions, market acceptance, future sales, future financial performance, future disclosures, or otherwise statements about the future: such statements are forward-looking and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks associated with our limited operating history, our ability to manage future acquisitions and expand operations, our ability to obtain contracts with suppliers of raw materials (for production of biodiesel fuel) and with distributors of our biodiesel fuel product, the risks inherent in the mutual performance of such supplier and distributor contracts, our performance and efficiency in producing biodiesel, our ability to raise necessary financing to execute the Company's business plans, and other risk factors discussed in the Business Description and Management’s Discussion and Analysis sections of Allegro Biodiesel Corporation’s Annual Report on Form 10-KSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on April 9, 2007, subsequent Quarterly Reports on Form 10-QSB and current reports on Form 8-K. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or simply state future results, performance or achievements of Allegro and can be identified by the use of forward-looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” project,” and variations of such words with similar meanings. Allegro does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.